           As filed with the Securities and Exchange Commission on June 15, 1999
                                                     Registration No. 333-______

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
               _________________________________________________
                                   FORM S-4

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
               _________________________________________________
                               AmeriCredit Corp.
            (Exact name of registrant as specified in its charter)

               Texas                                       75-2291093
    (State or Other Jurisdiction                       (I.R.S.  Employer
 of Incorporation or Organization)                   Identification Number)

                     AmeriCredit Financial Services, Inc.

              Delaware                                     75-2439888
    (State or Other Jurisdiction                       (I.R.S.  Employer
 of Incorporation or Organization)                   Identification Number)

                        AmeriCredit Management Company

              Delaware                                     75-2788787
    (State or Other Jurisdiction                       (I.R.S.  Employer
 of Incorporation or Organization)                   Identification Number)

                             ACF Investment Corp.

              Delaware                                     75-2442194
    (State or Other Jurisdiction                       (I.R.S.  Employer
 of Incorporation or Organization)                   Identification Number)

                     Americredit Corporation of California

             California                                    33-0011256
    (State or Other Jurisdiction                       (I.R.S.  Employer
 of Incorporation or Organization)                   Identification Number)

                 AmeriCredit Financial Services of Canada Ltd.

          Ontario, Canada                                  866121080
    (State or Other Jurisdiction                      (Canadian Business
 of Incorporation or Organization)                         Number)

                                     6199
                         (Primary Standard Industrial
                          Classification Code Number)

                           ______________________
                              200 Bailey Avenue
                            Fort Worth, Texas 76107
                                (817) 332-7000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           ______________________
                                Daniel E. Berce
                            Chief Financial Officer
                               AmeriCredit Corp.
                               200 Bailey Avenue
                            Ft. Worth, Texas 76107
                                (817) 332-7000
           (Name, address, including zip code, and telephone number,
                  including area code, of Agent for service)

                                  Copies to:
                               L. Steven Leshin
                             Jenkens & Gilchrist,
                          a Professional Corporation
                         1445 Ross Avenue, Suite 3200
                              Dallas, Texas 75202

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                             _____________________


                                             CALCULATION OF REGISTRATION FEE
=============================================================================================================================
                                                        Proposed maximum         Proposed maximum
        Title of each class of            Amount to     offering price per           aggregate             Amount of
     Securities to be registered        be registered        unit (1)             offering price (1)    Registration fee
-----------------------------------------------------------------------------------------------------------------------------
9.875% Senior Notes due 2006             $200,000,000        100%                 $200,000,000              $55,600
-----------------------------------------------------------------------------------------------------------------------------
AmeriCredit Financial Services, Inc.
ACF Investment Corp.
Americredit Corporation of
  California
AmeriCredit Financial Services of
  Canada Ltd.
AmeriCredit Management Company
     Guarantees (2)

                                         $200,000,000        100%                 $200,000,000                (3)
=============================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.
(2) Each of these subsidiaries of AmeriCredit Corp. has guaranteed the Notes being registered pursuant hereto.
(3) Pursuant to Rule 457(n), no separate fee is payable with respect to guarantees of the Notes being registered.
===============================================================================
     The Co-Registrants, hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Co-Registrants shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED JUNE 15, 1999

                               AMERICREDIT CORP.
                             OFFER TO EXCHANGE ALL
                   OUTSTANDING  9.875% SENIOR NOTES DUE 2006
                  ($200,000,000 PRINCIPAL AMOUNT OUTSTANDING)
                                      FOR
                    REGISTERED 9.875% SENIOR NOTES DUE 2006

     We are offering to exchange all of our outstanding 9.875% Senior Notes due 2006 ("Old Notes") for our registered 9.875% Senior Notes due 2006 ("New Notes"). The Old Notes and New Notes are collectively referred to as the "Notes." The Old Notes were issued on April 20, 1999. The terms of the New Notes are identical to the terms of the Old Notes except that the New Notes are registered under the Securities Act of 1933, as amended, and therefore are freely transferable.

     Please Consider the Following:

     - You should carefully review the risk factors beginning on page 10 of this prospectus.

     - Our offer to exchange Old Notes for New Notes will be open until 5:00 p.m., New York City time, on _________, 1999, unless we extend the offer.

     - You should also carefully review the procedures for tendering the Old Notes beginning on page 23 of this prospectus.

     - If you fail to tender your Old Notes, you will continue to hold unregistered securities and your ability to transfer them could be adversely affected.

     - No public market currently exists for the Notes. We do not intend to list the New Notes on any securities exchange and, therefore, no active public market is anticipated.

     Information about the Notes:

     -    The Notes will mature on April 15, 2006.

     - We will pay interest on the Notes semi-annually on October 15 and April 15 of each year, beginning October 15, 1999 at the rate of 9.875% per annum.

     - We may redeem the Notes on or after April 15, 2003 at certain rates set forth on page 66 of this prospectus.

     - We also have the option until April 15, 2002, to redeem up to 33% of the original aggregate principal amount of the Notes with the net proceeds of certain equity offerings.

     - The Notes are unsecured obligations and are subordinated to our existing and future senior debt.

     - The Notes are fully and unconditionally guaranteed on an unsecured senior subordinated basis by certain of our subsidiaries.

     - If we undergo a change of control or sell certain of our assets, we may be required to offer to purchase Notes from you.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               THE DATE OF THIS PROSPECTUS IS _________ __, 1999

                               TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
Where You Can Find More Information.....................................................   ii
Incorporation of Certain Documents by Reference.........................................   ii
Prospectus Summary......................................................................    1
Summary Financial and Operating Information.............................................    8
Risk Factors............................................................................   10
Use of Proceeds.........................................................................   19
The Exchange Offer......................................................................   20
Capitalization..........................................................................   28
Selected Consolidated Financial Data....................................................   29
Management's Discussion and Analysis of Financial Condition and Results of Operations...   31
Business................................................................................   45
Management..............................................................................   55
Principal Shareholders..................................................................   62
Description of the New Notes............................................................   64
Description of Other Debt...............................................................   91
Certain United States Federal Income Tax Considerations.................................   97
Plan of Distribution....................................................................   97
Legal Matters...........................................................................   98
Experts.................................................................................   98
Index to Consolidated Financial Statements..............................................  F-1

                                      (i)

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy any document we file at the Commission's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, 7 World Trade Center, 13th floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public from commercial document retrieval services and at the web site maintained by the Commission at "http://www.sec.gov." In addition, reports, proxy statements, and certain other information concerning AmeriCredit Corp., can be inspected at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed with the Commission a registration statement on Form S-4 under the Securities Act with respect to our offering of New Notes. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement on Form S-4. You will find additional information about us and the New Notes in the registration statement on Form S-4. All statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents which are filed as exhibits to the registration statement or otherwise filed by us with the Commission.

     WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS ABOUT THE MATTERS WE DISCUSS IN THIS PROSPECTUS OTHER THAN THOSE CONTAINED HEREIN OR IN THE DOCUMENTS WE INCORPORATE HEREIN BY REFERENCE. IF YOU ARE GIVEN ANY INFORMATION OR REPRESENTATIONS ABOUT THESE MATTERS THAT IS NOT DISCUSSED OR INCORPORATED IN THIS PROSPECTUS, YOU MUST NOT RELY ON THAT INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES ANYWHERE OR TO ANYONE WHERE OR TO WHOM WE ARE NOT PERMITTED TO OFFER OR SELL SECURITIES UNDER APPLICABLE LAW. OUR AFFAIRS MAY HAVE CHANGED SINCE THE DATE OF THIS PROSPECTUS. WE CANNOT ASSURE YOU THAT THE INFORMATION IN THIS PROSPECTUS OR IN THE DOCUMENTS WE INCORPORATE HEREIN BY REFERENCE IS CORRECT AFTER THIS DATE.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     We "incorporate by reference" into this prospectus the information we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file subsequently with the Commission will automatically update and supersede this prospectus. We have filed the following documents and incorporate them into and as a part of this prospectus:

     (1) our Annual Report on Form 10-K for the fiscal year ended June 30, 1998, as amended by Form 10-K/A filed on February 16, 1999;

     (2) our Quarterly Reports on Form 10-Q for the quarters ended September 30, 1998 (as amended by Form 10-Q/A filed on February 16, 1999), December 31, 1998, and March 31, 1999;

     (3) our Current Reports on Form 8-K dated January 13, 1999, April 12, 1999, and April 16, 1999; and

     (4)  our Form 8-A, dated September 5, 1997.

     Each document that we file pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of this exchange offer will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

                                     (ii)

     You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the respective dates of those documents we incorporate herein by reference, regardless of the time of delivery of this prospectus. You should rely on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information.

     We will provide without charge to each person to whom a copy of this prospectus is delivered, on request, a copy of any or all of the foregoing documents incorporated in this prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written or telephone requests for such copies should be directed to AmeriCredit Corp., 200 Bailey Avenue, Fort Worth, Texas 76107,
Attention: Daniel E. Berce, telephone: 817-332-7000.


           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference contain certain forward-looking statements about our financial condition, results of operations and business. These statements may be made expressly in this document, or may be "incorporated by reference" to other documents we have filed with the Commission. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates," or similar expressions used in this prospectus or documents incorporated in this prospectus.

     These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by us in those statements include, among others, the following:

     -    our ability to pay interest and principal on a large amount of debt;

     -    changes in our customers' demands;

     -    seasonal changes in customer demands;

     - our ability, and the ability of our customers and vendors, to become year 2000 compliant;

     -    the competitive nature of the automobile finance business; and

     -    general economic conditions and the interest rate environment.

     Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date of this prospectus or, in the case of documents incorporated by reference, as of the date of such document.

          We do not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by the forward-looking statements.

                                     (iii)

                              PROSPECTUS SUMMARY

     IN THIS PROSPECTUS, THE WORDS "AMERICREDIT" AND "COMPANY" REFER TO AMERICREDIT CORP., THE ISSUER OF THE OLD NOTES AND THE NEW NOTES, AND ITS SUBSIDIARIES. THE FOLLOWING SUMMARY CONTAINS BASIC INFORMATION ABOUT THE COMPANY AND THIS EXCHANGE OFFER. IT DOES NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING OF THIS EXCHANGE OFFER, WE ENCOURAGE YOU TO READ THIS ENTIRE DOCUMENT AND THE DOCUMENTS WE HAVE REFERRED YOU TO.

                              The Exchange Offer

     We completed on April 20, 1999, the private offering of $200 million of 9.875% Senior Notes due 2006. We entered into a registration rights agreement with the initial purchasers in the private offering of such Old Notes in which we agreed, among other things, to deliver to you this prospectus and to complete this exchange offer within 150 days of the original issuance of the Old Notes. You are entitled to exchange in this exchange offer Old Notes that you hold for registered New Notes with substantially identical terms. If this exchange offer is not completed within 150 days of April 20, 1999, then the interest rates on such Old Notes will increase initially by 0.50%. You should read the discussion under the headings "-Summary of the Terms of the New Notes," "Description of the New Notes" and "Registration Rights" for further information regarding the New Notes.

     We believe that the New Notes to be issued in this exchange offer may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain conditions. You should read the discussion under the headings "-Summary of the Terms of Exchange Offer" and "The Exchange Offer" for further information regarding this exchange offer and resale of the New Notes.

                                  The Company

     We are a consumer finance company specializing in purchasing, securitizing and servicing retail automobile installment sales contracts originated by franchised and select independent dealers in connection with the sale of late model used and to a lesser extent new automobiles. We target borrowers with limited credit histories, modest incomes or those who have experienced prior credit difficulties ("Non-Prime Borrowers"). With the use of proprietary credit scoring models, we underwrite contracts on a decentralized basis through a branch office network. These credit scoring models, combined with experienced underwriting personnel, enable us to implement a risk-based pricing approach to structuring and underwriting individual contracts. Our centralized risk management department monitors these underwriting strategies and portfolio performance to balance credit quality and profitability objectives. We service our loan portfolio at centralized facilities located in Fort Worth, Texas, Tempe, Arizona and Charlotte, North Carolina using automated loan servicing and collection systems.

     We had 168 branch offices as of March 31, 1999. As a result of our expansion strategy, we have been able to increase our aggregate volume of automobile installment sales contracts purchased to $1,737.8 million in fiscal 1998 from $18.3 million in fiscal 1993. We have continued this growth during the first nine months of fiscal 1999, with purchases aggregating $1,990.9 million, compared to $1,176.7 million during the same period in fiscal 1998. For fiscal 1998, the average principal amount financed was $12,479 and the weighted average APR of contracts we purchased was 19.1%.

     We generate earnings and cash flow primarily through the purchase, retention, securitization and servicing of automobile receivables. In each securitization, we sell automobile receivables to a trust that, in turn, sells asset-backed securities to investors. We recognize a gain on the sale of the receivables to the trust and receive monthly excess cash flow distributions from the trust resulting from the difference between the interest received from the consumer obligors on the receivables and the interest on the asset-backed securities paid to investors, net of losses and expenses. When we receive excess cash flow distributions depends on the type of structure we use. Historically, we have used a structure that involved a higher initial cash deposit and resulted in receipt of excess cash flow distributions approximately seven to nine months after the receivables were securitized. Since November 1997, we have employed a structure that involves a lower initial cash deposit. Under this structure we expect to begin to receive excess cash flow distributions approximately 20 to 24 months after the receivables are securitized. We received excess cash flow of $43.8 million from securitization trusts in fiscal 1998. Due to the time delay associated with distributions of excess cash flow from securitizations, we expect to receive increased cash flow distributions in fiscal 2000 from trusts created as a result of securitization transactions occurring in fiscal 1998. Prior to the time when we begin to receive excess cash flow, all excess cash flow is utilized to fund credit enhancement requirements to secure financial guaranty insurance policies issued by a monoline insurance company to protect investors in the asset-backed securities from losses. Once predetermined credit enhancement requirements are reached and maintained, excess cash flow is distributed to us. In addition to excess cash flow, we earn servicing fees of 2.25% per annum of the outstanding principal balance of receivables securitized. Over the four quarters ended March 31, 1999 we completed four securitization transactions totaling $2.425 billion. We also completed a $1 billion securitization in May 1999.

     According to CNW Marketing/Research, an independent automobile finance market research firm, the automobile finance industry is the second largest consumer finance industry in the United States with over $603 billion of loan and lease originations during 1998. The industry is generally segmented according to the type of car sold (new vs. used) and the credit characteristics of the borrower (prime vs. non-prime). The non-prime segment of the market accounted for approximately $188 billion of these originations.

     Our principal objective is to continue to build upon our position as a leading lender to Non-Prime Borrowers. To achieve this objective, we employ the following key strategies:

     Continued Expansion of Automobile Contract Purchase Volume. We seek to continue to develop our automobile contract purchase volume. We intend to do this through the continued expansion of our automobile finance branch network, through increasing our market share in existing branch territories and through marketing alliances with select automobile dealer groups and prime automotive lenders, such as banks. We opened five branch offices in fiscal 1993, 13 in fiscal 1994, 13 in fiscal 1995, 20 in fiscal 1996, 34 in fiscal 1997, 44 in fiscal 1998, and 39 through March 31, 1999, bringing our branch office network to 168 offices located in 41 states and one Canadian province as of March 31, 1999. We plan to open a minimum of six additional branch offices during the remainder of fiscal 1999. As part of our goal of increasing the number of dealers from whom we purchase automobile finance contracts, we have entered into marketing alliances with certain automobile dealer groups and regional banks. In addition, in March 1999 we announced a new marketing alliance with Chase Manhattan Bank, USA, N.A., whereby we will provide non-prime automobile financing programs to automobile dealers who currently have a relationship with Chase.

     Use of Proprietary Credit Scoring Models for Risk-based Pricing. We have developed and implemented a credit scoring system across our branch office network to support the branch level credit approval process. Our proprietary credit scoring models are designed to enable us to tailor each loan's pricing and structure to a statistical assessment of the underlying credit risk.

     Sophisticated Risk Management Techniques. Our centralized risk management department is responsible for monitoring the origination process, supporting management's supervision of each branch office, tracking collateral values of our receivables portfolio and monitoring portfolio returns. The risk management department uses proprietary databases to identify concentrations of risk, to price for the risk associated with selected market segments and to endeavor to enhance the credit quality and profitability of the contracts purchased.

     High Investment in Technology to Support Operating Efficiency and Growth. The use of leading-edge technology in both loan origination and servicing has enabled us to become a low-cost provider in the non-prime automobile finance market. Our annualized ratio of operating expenses to average managed receivables was 10.0% for fiscal 1995, 7.2% for fiscal 1996, 6.2% for fiscal 1997, 5.4% for fiscal 1998 and 5.0% for the nine months ended March 31, 1999.

     Funding and Liquidity Through Securitizations. We sell automobile receivables in securitization transactions in order to obtain a cost-effective source of funds for the purchase of additional automobile finance contracts, to reduce the risk of interest rate fluctuations and to utilize capital efficiently. Since our first securitization transaction in December 1994, we have securitized approximately $4.8 billion of automobile receivables in private and public offerings of asset-backed securities through March 31, 1999. In addition, we completed a $1 billion securitization in May 1999.

     We were incorporated in Texas in 1988 and succeeded to the business, assets and liabilities of a predecessor corporation formed under the laws of Texas in 1986. In November 1996, we acquired a small residential mortgage lender which conducts business under the name AmeriCredit Mortgage Services. Our common stock is traded on the New York Stock Exchange under the symbol "ACF. Our principal executive offices are located at 200 Bailey Avenue, Fort Worth, Texas 76107 and our telephone number is 817-332-7000.

                  Summary of the Terms of the Exchange Offer

Securities to be Exchanged......   On April 20, 1999, we issued $200.0 million
                                   aggregate principal amount of Old Notes to the initial purchasers (the "Original
                                   Offering") in a transaction exempt from the registration requirements of the Securities
                                   Act of 1933, as amended (the "Securities
                                   Act"). The terms of the New Notes and the Old
                                   Notes are substantially identical in all material respects, except that the New Notes will be freely transferable by the holders except as otherwise provided in this prospectus. See "Description of the New
                                   Notes."

The Exchange Offer..............   $1,000 principal amount of New Notes in
                                   exchange for each $1,000 principal amount of Old Notes. As of the date hereof, Old Notes representing $200.0 million aggregate principal amount are outstanding.

                                   Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to certain third parties unrelated to us, we believe that New Notes issued pursuant to the exchange offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any holder which is an "affiliate" of the Company or certain subsidiaries of the Company (the "Guarantors") within the meaning of Rule 405 under the Securities Act, or a broker-dealer who purchased Old Notes directly from us to resell pursuant to Rule 144A or any other available exemption under the Securities
                                   Act), without compliance with the
                                   registration and prospectus delivery
                                   requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to engage in a distribution of New Notes.

                                   However, the Commission has not considered the exchange offer in the context of a no-action letter and we cannot be sure that the staff of the Commission would make a similar determination with respect to the exchange offer as in such other circumstances. Furthermore, each holder, other than a broker-dealer, must acknowledge that is not engaged in, and does not intend to engage or participate in, a distribution of New Notes. Each broker-dealer that receives New Notes for his own account pursuant to the exchange offer must acknowledge that it will comply with the prospectus delivery requirements of the Securities Act in connection with any resale of such New Notes. Broker-dealers who acquired Old Notes directly from us and not as a result of market-making activities or other trading activities may not rely on the staff's interpretations discussed above or participate in the exchange offer and must comply with the prospectus delivery requirements of the Securities Act in order to resell the Old Notes.

Registration Rights Agreement...   We sold the Old Notes on April 20, 1999, in a
                                   private placement in reliance on Section 4(2) of the Securities Act. The Old Notes were immediately resold by the initial purchasers in reliance on Rule 144A under the Securities
                                   Act. In connection with the sale, we,
                                   together with the Guarantors, entered into a Registration Rights Agreement with the initial purchasers (the "Registration

                                        Rights Agreement") requiring us to make
                                        the exchange offer. The Registration
                                        Rights Agreement further provides that
                                        we must (i) cause the Registration
                                        Statement with respect to the exchange
                                        offer to be declared effective within
                                        150 days of April 20, 1999, and (ii)
                                        consummate the exchange offer on or
                                        before the 180th business day following
                                        April 20, 1999. See "The Exchange Offer-
                                        Purpose and Effect."

Expiration Date ......................  The exchange offer will expire at 5:00
                                        p.m., New York City time, __________,
                                        1999 or a later date and time if we
                                        extend it (the "Expiration Date").

Withdrawal............................  The tender of the Old Notes pursuant to the exchange offer may be withdrawn at
                                        any time prior to the Expiration Date.
                                        Any Old Notes not accepted for exchange
                                        for any reason will be returned without
                                        expense as soon as practicable after the expiration or termination of the exchange offer.

Interest on the New Notes and
   the Old Notes......................  Interest on the New Notes will accrue from April 20, 1999 or from the date of
                                        the last payment of interest on the Old
                                        Notes, whichever is later. No additional interest will be paid on Old Notes tendered and accepted for exchange.

Conditions to the Exchange Offer......  The exchange offer is subject to certain customary conditions, certain of which
                                        may be waived by us. See "The Exchange
                                        Offer-Conditions of the Exchange Offer."

Procedures for Tendering Old
    Note..............................  Each holder of the Old Notes wishing to accept the exchange offer must complete, sign and date the letter of transmittal, or a copy thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver the letter of transmittal, or the copy, together with the Old Notes and any other required documentation, to the exchange agent at the address set forth herein. Persons holding the Old Notes through the Depository Trust Company ("DTC") and wishing to accept the exchange offer must do so pursuant to DTC's Automated Tender Offer Program, by which each tendering participant will agree to be bound by the letter of transmittal. By executing or agreeing to be bound by the letter of transmittal, each holder will represent to us that, among other things, (1) the New Notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such New Notes, (2) the holder is not engaging in and does not intend to engage in a distribution of such New Notes, (3) the holder does not have an arrangement or understanding with any person to participate in the distribution of such New Notes, and (4) the holder is not an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of the Company or the Guarantors.

                                        We will accept for exchange any and all
                                        Old Notes which are properly tendered
                                        (and not withdrawn) in the exchange
                                        offer prior to the Expiration Date. The
                                        New Notes will be delivered promptly
                                        following the Expiration Date. See "The
                                        Exchange Offer-Terms of the Exchange
                                        Offer."

Exchange Agent.................    Bank One, NA is serving as Exchange Agent
                                   (the "Exchange Agent") in connection with the exchange offer.

Federal Income Tax
   Considerations..............    We believe the exchange of Old Notes for New
                                   Notes pursuant to the exchange offer will not constitute a sale or an exchange for federal income tax purposes. See "Certain United
                                   States Federal Income Tax Considerations."

Effect of Not Tendering........    Old Notes that are not tendered or that are
                                   tendered but not accepted will, following the completion of the exchange offer, continue to be subject to the existing restrictions upon transfer. We will have no further obligation to provide for the registration under the Securities Act of such Old Notes.

                     Summary of the Terms of the New Notes

Issuer.........................    AmeriCredit Corp.

Securities Offered.............    $200.0 million in aggregate principal amount
                                   of 9.875% senior notes due 2006.

Maturity.......................    April 15, 2006

Interest Rate..................    9.875% per year.

Interest Payment Dates.........    April 15 and October 15, beginning on October
                                   15, 1999. Interest will accrue from April 20,
                                   1999.

Subsidiary Guarantees..........    Each Guarantor is our subsidiary. However,
                                   not all of our subsidiaries are guarantors of the New Notes. If we cannot make payments on the New Notes when they are due, the Guarantors must make them instead.

                                   If we create or acquire a new subsidiary, it will guarantee the New Notes unless we designate the subsidiary as an "unrestricted subsidiary" under the indenture or the subsidiary qualifies as a Securitization Trust.

Ranking........................    The New Notes will be our unsecured senior
                                   obligations and will rank pari passu to our existing and future senior debt and senior to our future subordinated debt. The guarantees by our subsidiaries will be pari passu to existing and future senior debt of our subsidiaries, and senior to future subordinated debt of our subsidiaries. We and certain of our subsidiaries are parties to warehouse facilities and credit agreements which are secured by first priority liens on the assets financed under such facilities.
                                   The Notes are effectively subordinated to these obligations. As of March 31, 1999, the aggregate amount of secured indebtedness of ours and our subsidiaries was approximately
                                   $268.3 million, and approximately $76.3
                                   million would have been available for
                                   additional borrowing under our credit
                                   agreement.

Optional Redemption............    We cannot redeem the New Notes until April
                                   15, 2003. Thereafter we may redeem some or all of the New Notes at the redemption prices listed in the "Description of the New Notes" section under the heading "Optional
                                   Redemption," plus accrued interest.

Optional Redemption after Public
    Equity Offerings.............  At any time (which may be more than once)
                                   before April 15, 2002, we can choose to buy back up to 33% of the outstanding Notes (including New Notes) with money that we raise in certain equity offerings, as long as:

                                   - we pay 109.875% of the face amount of the Notes, plus accrued interest;

                                   -  we buy the Notes back within 45 days of
                                      completing such equity offering; and

                                   -  at least 67% of the aggregate principal
                                      amount of Notes issued remains outstanding afterwards.

Change of Control Offer..........  If a change in control of the Company occurs, we may be required to give holders of the New Notes the opportunity to sell us their New Notes at 101% of their face amount, plus accrued interest.

                                   We might not be able to pay you the required price for New Notes you present to us at the time of a change of control, because:

                                   -  we might not have enough funds at that
                                      time; or

                                   - the terms of our senior debt may prevent us from paying.

Asset Sale Proceeds..............  If we engage in asset sales, we generally must either invest the net cash proceeds from such sales in our business within a period of time, repay senior debt or make an offer to purchase a principal amount of the New Notes equal to the excess net cash proceeds. The purchase price of the New Notes will be 100% of their principal amount, plus accrued interest.

Certain Indenture Provisions.....  The indenture governing the New Notes will contain covenants limiting our (and most or all of our subsidiaries') ability to:

                                   - incur additional debt or enter into sale and leaseback transactions;

                                   - pay dividends or distributions on capital stock or repurchase capital stock;

                                   -  issue stock of subsidiaries;

                                   -  make certain investments;

                                   -  create liens on our assets to secure debt;

                                   -  enter into transactions with affiliates;

                                   - merge or consolidate with another company; and

                                   -  transfer and sell assets.

                                   These covenants are subject to a number of important limitations and exceptions.

Risk Factors...................    See "Risk Factors" beginning on page 10 for a
                                   description of certain of the risks you
                                   should consider.

                  SUMMARY FINANCIAL AND OPERATING INFORMATION
                 (dollars in thousands, except per share data)

     The following table presents summary financial data for the five most recent fiscal years and the first nine months of the current and most recent fiscal years, which is from our consolidated financial statements. Since the information in this table is only a summary and does not provide all of the information contained in our financial statements, including the related notes, you should read "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our Consolidated Financial Statements contained elsewhere in this prospectus.

                                                                          Year Ended
                                     -----------------------------------------------------------------------------------------
                                      June 30,           June 30,           June 30,             June 30,             June 30,
                                        1994               1995             1996(1)              1997(1)              1998(1)
                                     -----------       -----------        -----------          -----------         -----------
Statement of Income Data:
   Revenue:
   Finance charge income...........  $     7,820       $    29,039        $    51,679          $    44,910         $    55,837
   Gain on sale of receivables.....           --                --             21,405               52,323             103,194
   Servicing fee income............           --                --              3,892               23,492              47,910
   Other income....................        8,062             4,045              2,659                2,631               2,395
                                     -----------       -----------        -----------          -----------         -----------
       Total revenue...............       15,882            33,084             79,635              123,356             209,336
   Costs and expenses..............       10,817            23,066             46,722               74,822             129,174
                                     -----------       -----------        -----------          -----------         -----------
   Income before taxes.............        5,065            10,018             32,913               48,534              80,162
   Provision (credit) for taxes(2).           --           (18,875)            12,148               18,685              30,861
                                     -----------       -----------        -----------          -----------         -----------
   Net income......................  $     5,065       $    28,893        $    20,765          $    29,849         $    49,301

   Diluted earnings per share......  $       .08       $       .48        $       .34          $       .48         $       .76
   Weighted average shares
     outstanding(3)................   63,636,166        60,761,498         60,406,596           61,574,548          65,203,460

Cash Flow Data:
   (Used in) Provided by
     operating activities..........  $     3,900       $    14,637        $    34,530          $    36,003         $    37,813
   (Used in) Provided by
     investing activities..........      (12,174)         (144,512)           (62,749)             (92,947)           (144,868)
   (Used in) Provided by
     financing activities..........       (9,238)          132,433             12,050               60,826             134,115
                                     -----------       -----------        -----------          -----------         -----------
   Net increase (decrease) in
     cash and cash equivalents.....  $   (17,512)      $     2,558        $   (16,169)         $     3,882         $    27,060

Other Data:
   Auto receivable originations....  $    65,929       $   230,176        $   432,442          $   906,794         $ 1,737,813
   Managed auto receivables........  $    67,636       $   240,491        $   523,981          $ 1,138,255         $ 2,302,516
   Average managed auto
     receivables...................  $    37,507       $   141,526        $   357,966          $   792,155         $ 1,649,416
   Auto loans securitized..........  $        --       $   150,170        $   270,351          $   817,500         $ 1,637,499
   Number of branches..............           18                31                 51                   85                 129
   Average principal amount per
     managed auto receivable.......  $     7,215       $     7,773        $     8,746          $    10,087         $    10,782

Ratios:
   Ratio of earnings to fixed
     charges(4)....................         31.2               3.5                3.5                  4.0                 4.0
   Percentage of total
     indebtedness to total
     capitalization................          0.3%             47.9%              48.7%                51.8%               54.7%
   Return on average common
     equity(5).....................          4.1%             23.1%              13.7%                16.4%               20.1%
   Operating expenses as a
     percentage of average.........         15.0%             10.0%               7.2%                 6.2%                5.4%
     managed auto
     receivables (5)
   Percentage of senior
     unsecured debt to total
     equity........................          0.0%              0.0%               0.0%                60.0%               60.8%

Asset Quality Data:
   Managed auto receivables
     greater than 60 days
     delinquent....................  $     1,269       $     4,907        $    16,207          $    36,421         $    59,175
   Delinquencies as a
     percentage of managed
     auto receivables..............          1.9%              2.0%               3.1%                 3.2%                2.6%
   Net charge-offs.................  $     1,432       $     6,409        $    19,974          $    43,231         $    88,002
   Net charge-offs as a
     percentage of average
     managed auto
     receivables(5)................          3.8%              4.5%               5.6%                 5.5%                5.3%


                                                 Nine Months Ended
                                           -------------------------------
                                            March 31,           March 31,
                                             1998(1)              1999
                                           -----------         -----------
Statement of Income Data:
   Revenue:
   Finance charge income...........        $    40,052         $    51,538
   Gain on sale of receivables.....             71,838             116,551
   Servicing fee income............             34,389              61,702
   Other income....................              1,901               3,361
                                           -----------         -----------
       Total revenue...............            148,180             233,152
   Costs and expenses..............             90,621             148,009
                                           -----------         -----------
   Income before taxes.............             57,559              85,143
   Provision (credit) for taxes(2).             22,159              32,780
                                           -----------         -----------
   Net income......................        $    35,400         $    52,363

   Diluted earnings per share......        $       .55         $       .78
   Weighted average shares
     outstanding(3)................         64,644,030          66,822,426

Cash Flow Data:
   (Used in) Provided by
     operating activities..........        $    11,162         $    38,214
   (Used in) Provided by
     investing activities..........           (105,820)           (129,225)
   (Used in) Provided by
     financing activities..........             97,725              94,770
                                           -----------         -----------
   Net increase (decrease) in
     cash and cash equivalents.....        $     3,067         $     3,759

Other Data:
   Auto receivable originations....        $ 1,176,734         $ 1,990,893
   Managed auto receivables........        $ 1,924,796         $ 3,553,208
   Average managed auto
     receivables...................        $ 1,495,784         $ 2,892,752
   Auto loans securitized..........        $ 1,117,499         $ 1,920,001
   Number of branches..............                119                 168
   Average principal amount per
     managed auto receivable.......        $    10,584         $    11,074

Ratios:
   Ratio of earnings to fixed
     charges(4)....................                4.0                 4.3
   Percentage of total
     indebtedness to total
     capitalization................               55.3%               55.1%
   Return on average common
     equity(5).....................               20.5%               21.3%
   Operating expenses as a
     percentage of average.........                5.5%                5.0%
     managed auto
     receivables (5)
   Percentage of senior
     unsecured debt to total
     equity........................               63.1%               48.5%

Asset Quality Data:
   Managed auto receivables
     greater than 60 days
     delinquent....................        $    50,653         $    80,668
   Delinquencies as a
     percentage of managed
     auto receivables..............                2.6%                2.3%
   Net charge-offs.................        $    60,918         $   103,891
   Net charge-offs as a
     percentage of average
     managed auto
     receivables(5)................                5.4%                4.8%

                                                                                                           March 31, 1999
                                                                                                 -------------------------------
                                                        June 30,             June 30,                                   As
                                                          1997                 1998                Actual           Adjusted(6)
                                                       -----------          -----------          -----------        ------------
Balance Sheet Data:
  Cash and cash equivalents........................    $     6,027          $    33,087          $    36,846        $     36,846
  Credit enhancement assets (7)....................        161,395              286,309              413,653             413,653
  Auto receivables held for sale...................        275,249              334,110              400,722             400,722
  Total assets.....................................        475,493              713,671              937,982             943,982
  Credit Agreements................................         71,700                   --                  603                 603
  Mortgage Subsidiary Credit Agreement (8).........            345               24,900               21,267              21,267
  Warehouse Facilities.............................             --              140,708              233,661              39,661
  Senior Notes.....................................        125,000              175,000              175,000             375,000
  Other notes payable..............................         27,206                6,410               12,759              12,759
  Total debt.......................................        224,251              347,018              443,290             443,290
  Shareholders' equity.............................        208,261              287,848              360,764             360,764

____________________
(1) We restated our financial statements for the fiscal years ended June 30, 1996, 1997 and 1998 and interim periods within those fiscal years as a result of a retroactive change in its method of measuring and accounting for credit enhancement assets to the cash-out method from the cash-in method. See Note 2 of Notes to Consolidated Financial Statements.
(2) We recognized an income tax benefit in fiscal 1995 equal to the expected future tax savings from using our net operating loss carry forward and other future tax benefits.
(3) All share data for the periods presented have been adjusted to retroactively reflect the two-for-one stock split paid on September 30, 1998.
(4) Represents the ratio of the sum of income before taxes plus interest expense for the period to interest expense.
(5) Data for the nine-month periods ended March 31, 1998 and 1999 have been annualized.
(6) The as adjusted balance sheet data have been calculated giving effect to the Original Offering and the application of the net proceeds therefrom as if each occurred on March 31, 1999.
(7) Credit enhancement assets consist of restricted cash, investments in Trust receivables and interest-only receivables. See Note 4 of Notes to Consolidated Financial Statements.
(8) Fully guaranteed by us and certain of our Subsidiaries.

                                 RISK FACTORS

     THIS PROSPECTUS INCLUDES "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT INCLUDING, IN PARTICULAR, THE STATEMENTS ABOUT THE COMPANY'S PLANS, STRATEGIES, AND PROSPECTS UNDER THE HEADINGS "PROSPECTUS SUMMARY," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," AND "BUSINESS." ALTHOUGH WE BELIEVE THAT OUR PLANS, INTENTIONS AND EXPECTATIONS REFLECTED IN OR SUGGESTED BY SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CAN GIVE NO ASSURANCE THAT SUCH PLANS, INTENTIONS OR EXPECTATIONS WILL BE ACHIEVED. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS WE MAKE IN THIS PROSPECTUS ARE SET FORTH BELOW AND ELSEWHERE IN THIS PROSPECTUS. ALL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY OR PERSONS ACTING ON OUR BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE FOLLOWING CAUTIONARY STATEMENTS.

Failure to Exchange Old Notes-If You Do Not Properly Tender Your Old Notes, You Will Continue to Hold Unregistered Old Notes and Your Ability to Transfer Old Notes Will Be Adversely Affected.

     We will only issue New Notes in exchange for Old Notes that are timely received by the Exchange Agent together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the Old Notes and you should carefully follow the instructions on how to tender your Old Notes. Neither we nor the Exchange Agent are required to tell you of any defects or irregularities with respect to your tender of the Old Notes. If you do not tender your Old Notes properly, then, after we consummate the exchange offer, you may continue to hold Old Notes that are subject to the existing transfer restrictions. In addition, if you tender your Old Notes for the purpose of participating in a distribution of the New Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the New Notes. If you are a broker-dealer that receives New Notes for your own account in exchange for Old Notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such New Notes. After the exchange offer is consummated, if you continue to hold any Old Notes, you may have difficulty selling them because there will be less Old Notes outstanding. In addition, if a large amount of Old Notes are not tendered or are tendered improperly, the limited amount of New Notes that would be issued and outstanding after we consummate the exchange offer could lower the market price of such New Notes.

Dependence on Funding Sources - Our Ability to Continue to Purchase Contracts and to Fund Our Business is Dependent On a Number of Financing Sources.

     Credit Facilities and Warehouse Facilities. We depend on credit facilities and warehouse facilities with financial institutions to finance our purchase of contracts pending securitization. At the date of this prospectus, we have five credit and warehouse facilities with various banks providing for revolving credit borrowings of up to a total of $845 million and $20 million Cdn., subject to defined borrowing bases. We have a $505 million warehouse facility which expires in October 1999 and a $150 million warehouse facility which expires in March 2000. Our bank credit agreement, which provides for up to $115 million of revolving borrowings (subject to a borrowing base), matures in March 2000 and the $20 million Cdn. bank facility to fund Canadian auto receivables expires in November 1999. Our mortgage subsidiary credit agreement, which provides for up to $75 million of revolving borrowings (subject to a borrowing base), matures in July 1999. We cannot assure you that any of these financing resources will continue to be available to us on reasonable terms or at all. If we are unable to extend or replace any of these facilities and arrange new credit or warehouse facilities, we would have to curtail our contract purchasing activities, which would have a material adverse effect on our financial position, liquidity and results of operations.

     Our credit and warehouse facilities contain extensive restrictions and covenants and require us to maintain specified financial ratios and satisfy specified financial tests. A breach of any of these covenants could result in an event of default under these agreements. If an event of default occurs under these agreements the lenders could elect to declare all amounts outstanding under these agreements to be immediately due and payable and/or restrict our ability to obtain additional borrowings under these agreements. Our ability to meet those financial ratios and tests can be affected by events beyond our control, and we cannot assure you that we will meet those financial ratios and tests.

     Securitization Program. Since December 1994, we have relied upon our ability to aggregate and sell receivables in the asset-backed securities market to generate cash proceeds for repayment of credit and warehouse facilities and to purchase additional contracts from automobile dealers. Further, gains on sales generated by our securitizations currently represent the single largest component of our revenues. We try to effect securitizations of our receivables on at least a quarterly basis. Accordingly, adverse changes in our asset-backed securities program or in the asset-backed securities market for automobile receivables generally could materially adversely affect our ability to purchase and resell loans on a timely basis and upon terms reasonably favorable to us. Any delay in the sale of receivables beyond a quarter-end would eliminate the gain on sale in that quarter and adversely affect our reported earnings for that quarter. Any of these adverse changes or delays would have a material adverse effect on our financial position, liquidity and results of operations.

     Credit Enhancement. To date, all of our securitizations have utilized credit enhancement in the form of financial guaranty insurance policies issued by Financial Security Assurance Inc. in order to achieve "AAA/Aaa" ratings, which reduces the costs of securitizations relative to alternative forms of credit enhancement available to us. Financial Security Assurance is not required to insure our securitizations and we can give you no assurance that it will continue to do so or that our future securitizations will be similarly rated. Likewise, we are not required to utilize financial guaranty insurance policies issued by Financial Security Assurance or any other form of credit enhancement in connection with our securitizations. We have recently begun to utilize reinsurance and other credit enhancement alternatives to reduce our initial cash deposit related to securitizations. A downgrading of Financial Security Assurance's credit rating or Financial Security Assurance's withdrawal of credit enhancement or the lack of availability of reinsurance or other alternative credit enhancements could result in higher interest costs for our future securitizations and larger initial cash deposit requirements. These events could have a material adverse effect on our financial position, liquidity and results of operations.

Ability to Service Debt - To Service Our Debt, We Will Require a Significant Amount of Cash. Our Ability to Generate Cash Depends on Many Factors.

     Our ability to make payments on and to refinance our indebtedness, including the Notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We believe our cash flow from operating, investing and financing activities will be adequate to meet our future liquidity needs, for at least the next few years.

     We require substantial amounts of cash to fund our contract purchase and securitization activities. Although we recognize a gain on the sale of receivables upon the closing of a securitization, we typically receive the cash representing that gain over the actual life of the receivables securitized. We also incur significant transaction costs in connection with a securitization and incur both current and deferred tax liabilities as a result of the gains on sale. Accordingly, our strategy of securitizing substantially all of our newly purchased receivables and increasing the number of contracts purchased will require substantial amounts of cash.

     We expect to continue to require substantial amounts of cash as the volume of our contract purchases increases and our securitization program grows. Our primary cash requirements include the funding of:

     .    contract purchases pending their securitization and sale;
     . credit enhancement requirements in connection with the securitization and sale of the receivables;
     . interest and principal payments under the warehouse facilities, the credit agreement, the Canadian facility, the mortgage subsidiary credit agreement, our notes and other indebtedness;
     . fees and expenses incurred in connection with the securitization of receivables and the servicing of them;
     .    ongoing operating expenses; and
     . tax payments due on receipt of excess cash flows from securitization trusts.

     Our primary sources of liquidity in the future are expected to be:

     .    existing cash;

     . financings under the warehouse facilities, the credit agreement, the Canadian facility, and the mortgage subsidiary credit agreement;
     .    sales of automobile receivables through securitizations;
     .    excess cash flow received from securitization trusts; and
     . further issuances of debt or equity securities, depending on capital market conditions.

     Because our principal credit facilities are initially 360 days in length, we must renew these facilities annually. In addition, because we expect to continue to require substantial amounts of cash for the foreseeable future, we anticipate that we will need to enter into debt or equity financings regularly, in addition to quarterly securitizations. The type, timing and terms of financing selected by us will be dependent upon our cash needs, the availability of other financing sources and the prevailing conditions in the financial markets. We cannot assure you that any of these sources will be available to us at any given time or that the terms on which these sources may be available will be favorable to us.

Holding Company Structure - As a Holding Company, We Depend on Our Subsidiaries to Meet Our Financial Obligations.

     AmeriCredit Corp. is a holding company with no significant assets other than the stock of our subsidiaries. In order to meet our financial needs, we will rely exclusively on repayments of interest and principal on intercompany loans made by us to our operating subsidiaries and income from dividends and other cash flow from such subsidiaries. We cannot assure you that our operating subsidiaries will generate sufficient net income to pay upstream dividends or cash flow to make payments of interest and principal to us in respect of our intercompany loans.

Holding Company Structure - Because of Our Holding Company Structure and the Security Interests Our Subsidiaries Have Granted in Their Assets, the Repayment of the Notes Will Be Effectively Subordinated to Substantially All of Our Debt.

     We derive substantially all of our revenues from our subsidiaries and from our interests in securitization trusts. Holders of any secured indebtedness of ours or our subsidiaries or the securitization trusts will have claims that are prior to the claims of the holders of any debt securities issued by us with respect to the assets securing most of our other indebtedness. Notably, we and most of our subsidiaries, including the Guarantors, are parties to the credit agreement, the Canadian facility and the mortgage subsidiary credit agreement which are secured by liens on all of the receivables financed under them and certain of ours and our subsidiaries' other assets. Any debt securities issued by us, including the Notes, will be effectively subordinated to that secured indebtedness. As of March 31, 1999, the aggregate amount of secured indebtedness of ours and our subsidiaries was approximately $268.3 million and approximately $76.3 million would have been available for additional borrowing under the credit agreement, under the borrowing base requirements of that agreement. If we defaulted under our obligations under the warehouse facilities, the credit agreement, the Canadian facility or the mortgage subsidiary credit agreement, the lenders could proceed against the collateral granted to them to secure that indebtedness. If any senior indebtedness were to be accelerated, we cannot assure you that our assets would be sufficient to repay in full that indebtedness and the other indebtedness of ours, including any debt securities issued by us.

Holding Company Structure - Your Right to Receive Payments on the Notes Could Be Adversely Affected If Any of Our Non-Guarantor Subsidiaries Declares Bankruptcy, Liquidates or Reorganizes.

     Some but not all of our subsidiaries guarantee the Notes. In a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

     In addition, a substantial portion of our business is conducted through certain wholly-owned subsidiaries which are limited purpose entities and are subject to substantial contractual restrictions (the "Non-Guarantor Special Purpose Finance Vehicles"). The Non-Guarantor Special Purpose Finance Vehicles will not be Guarantors with respect to any debt securities issued by us, including the Notes. All financings by us under our warehouse facilities are secured by a first priority lien on the receivables and related assets held by our Non-Guarantor Special Purpose Finance Vehicles. The auto receivables owned by the Non-Guarantor Special Purpose Finance Vehicles will not be available to satisfy claims by our creditors, including any claims made under the Notes. Because the Non-Guarantor

Special Purpose Finance Vehicles are not Guarantors, any debt securities issued by us will be structurally subordinated to all indebtedness and other obligations of the Non-Guarantor Special Purpose Finance Vehicles.

     AFS Funding Corp. is also subject to certain contingent claims by Financial Security Assurance relating to the financial guarantee insurance policies issued by Financial Security Assurance in connection with our securitizations. We have agreed to reimburse Financial Security Assurance, on a limited recourse basis, for amounts paid by Financial Security Assurance under these financial guarantee insurance policies. In order to secure those reimbursement obligations, we have granted to Financial Security Assurance a lien on the capital stock and some assets of, AFS Funding Corp. Financial Security Assurance will have claims that are prior to the claims of the holders of debt securities issued by us, including the Notes, with respect to these assets and the debt securities issued by us, including the Notes, will be effectively subordinated to all of these reimbursement rights. Substantially all of AFS Funding Corp.'s other assets are credit enhancement assets consisting of subordinated interests in our securitizations that are effectively subordinated to the asset-backed securities issued in such securitizations. As of March 31, 1999, credit enhancement assets were approximately $413.7 million. We can give you no assurance that our operations, independent of AFS Funding Corp., will generate sufficient cash flow to support payment of interest or principal on any debt securities issued by us, including the Notes, or that dividend distributions will be available from AFS Funding Corp. to fund these payments.

Substantial Leverage - Our Substantial Indebtedness Could Adversely Affect the Financial Health of the Company and Prevent Us from Fulfilling Our Obligations Under the New Notes.

     We currently have now, and after the offering, will continue to have a
significant amount of indebtedness.   Our ability to make payments of principal
or interest on, or to refinance our indebtedness will depend on:

     .    our future operating performance; and

     . our ability to enter into additional securitizations and debt and/or equity financings, which to a certain extent is subject to economic, financial, competitive and other factors beyond our control.

     If we are unable to generate sufficient cash flow in the future to service our debt, we may be required to refinance all or a portion of our existing debt or to obtain additional financing. There can be no assurance that any such refinancing would be possible or that any additional financing could be obtained. The inability to obtain additional financing could have a material adverse effect on us.

     Our substantial indebtedness could have important consequences to the holders of securities, including:

     .    we may be unable to satisfy our obligations under the Notes;

     . we may be more vulnerable to adverse general economic and industry conditions;

     . we may find it more difficult to fund future working capital, capital expenditures, acquisitions, general corporate purposes or other purposes; and

     . we will have to dedicate a substantial portion of our cash resources to the payments on our indebtedness, thereby reducing the funds available for operations and future business opportunities.

Substantial Leverage - Our Credit and Warehouse Facilities and Indentures Restrict Our Operations.

     Our indentures and our credit and warehouse facilities restrict our ability and our subsidiaries' ability to, among other things:

     .    sell or transfer assets;
     .    incur additional debt;
     .    repay other debt;
     .    pay dividends;
     .    make certain investments or acquisitions;
     .    repurchase or redeem capital stock;

     .    engage in mergers or consolidations; and
     .    engage in certain transactions with subsidiaries and affiliates.

     The indentures and the credit and warehouse facilities also require us to comply with certain financial ratios. These restrictions may interfere with our ability to obtain financing or to engage in other necessary or desirable business activities.

     If we cannot comply with the requirements in our credit and warehouse facilities, then the lenders may require us to repay immediately all of the outstanding debt under our facilities. If our debt payments were accelerated, our assets might not be sufficient to fully repay our debt. These lenders may also require us to use all of our available cash to repay our debt or may prevent us from making payments to other creditors on certain portions of our outstanding debt.

     We may not be able to obtain a waiver of these provisions or refinance our debt, if needed. In such a case, our business, results of operations and financial condition would suffer.

Additional Borrowings Available -- Despite Current Indebtedness Levels, We and Our Subsidiaries May Still Be Able to Incur Substantially More Debt. This Could Further Exacerbate the Risks Described Above.

     We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture do not fully prohibit us or our subsidiaries from doing so. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify.

     See "Capitalization," "Selected Consolidated Financial Data" and "Description of the New Notes --Repurchase at the Option of Holders--Change of Control" and "Description of Other Debt."

Default and Prepayment Risks - Defaults and Prepayments on Contracts Purchased By Us Could Adversely Affect Our Operations.

     Our results of operations, financial condition and liquidity depend, to a material extent, on the performance of contracts purchased and held by us prior to their sale in a securitization transaction, as well as the subsequent performance of receivables sold to securitization trusts. A portion of the loans acquired by us may default or prepay during the period prior to their sale in a securitization transaction or if they remain owned by us. We bear the full risk of losses resulting from payment defaults during that period. In the event of a payment default, the collateral value of the financed vehicle usually does not cover the outstanding loan balance and costs of recovery. We maintain an allowance for losses on loans held by us, which reflects management's estimates of anticipated losses for these loans. If the allowance is inadequate, then we would recognize as an expense the losses in excess of that allowance and results of operations could be adversely affected. In addition, under the terms of our credit agreements, we are not able to borrow against defaulted loans and loans greater than 30 days delinquent held by us.

     We also retain a substantial portion of the default and prepayment risk associated with the receivables that we sell in our securitizations. A large component of the gain recognized on these sales and the corresponding asset recorded on our balance sheet are credit enhancement assets, which are based on the present value of estimated future excess cash flows from the securitized receivables which will be received by us. Accordingly, credit enhancement assets are calculated on the basis of management's assumptions concerning, among other things, defaults and prepayments. Actual defaults and prepayments may vary from management's assumptions, possibly to a material degree. In addition, we are required to deposit substantial amounts of the cash flows generated by our interests in our securitizations ("restricted cash") into spread accounts which are pledged to Financial Security Assurance as security for our obligation to reimburse Financial Security Assurance for any amounts which may be paid out on financial guarantee insurance policies.

     We regularly measure our default, prepayment and other assumptions against the actual performance of securitized receivables. If we were to determine, as a result of that regular review or otherwise, that we underestimated defaults and/or prepayments, or that any other material assumptions were inaccurate, we would be required to adjust the carrying value of our credit enhancement assets (which consist of restricted cash, investments in Trust receivables and interest-only receivables) by making a charge to income and writing down the carrying value of these assets on our balance sheet. Future cash flows from securitization trusts may also be less than expected and our results of operations and liquidity would be adversely affected, possibly to a material degree. In addition, an increase in prepayments and defaults would reduce the size of our servicing portfolio which would reduce our servicing fee income, further adversely affecting results of operations and cash flow. A material write-down in credit enhancement assets and the corresponding decreases in earnings and cash flow could limit our ability to service debt and to enter into future securitizations and other financings. Although we believe that we have made reasonable assumptions as to the future cash flows of the various pools of receivables that have been sold in securitization transactions, actual rates of default or prepayment may differ from those assumed and other assumptions may be required to be revised upon future events.

     As of March 31, 1999, credit enhancement assets totaled $413.7 million. Depending on our growth, credit enhancement assets may become a larger share of our overall assets.

Portfolio Performance - The Negative Performance of Auto Contracts In Our Portfolio Could Adversely Affect Our Cash Flow and Servicing Rights.

     Generally, the form of credit enhancement agreement we enter into in connection with securitization transactions contains specified limits on the delinquency, default and loss rates on the receivables included in each trust. If, at any measuring date, the delinquency, default or loss rate with respect to any trust were to exceed the specified limits, provisions of the credit enhancement agreement would automatically increase the level of credit enhancement requirements for that trust. During the period in which the specified delinquency, default and loss rates were exceeded, excess cash flow, if any, from the trust would be used to fund the increased credit enhancement levels instead of being distributed to us, which would have an adverse effect on our cash flow. Further, the credit enhancement requirements for each securitization trust are cross-collateralized to the credit enhancement requirements established in connection with each of our other securitization trusts, so that excess cash flow from a performing securitization trust insured by Financial Security Assurance may be used to support increased credit enhancement requirements for a nonperforming securitization trust insured by Financial Security Assurance, which would further restrict excess cash flow available to us. We have on occasion exceeded these specified limits, however, Financial Security Assurance has either waived each of these occurrences or amended the agreements. We can give you no assurance that Financial Security Assurance would waive any such future occurrence or amend the agreements. Any refusal of Financial Security Assurance to waive any such future occurrence or amend the agreements could have a material adverse effect on our financial position, liquidity and results of operations.

     The credit enhancement agreements we enter into in connection with securitization transactions contain additional specified limits on the delinquency, default and loss rates on the receivables included in each trust which are higher than the limits referred to in the preceding paragraph. If, at any measuring date, the delinquency, default or loss rate with respect to any trust were to exceed these additional specified limits applicable to such trust, provisions of the credit enhancement agreements permit Financial Security Assurance to terminate our servicing rights to the receivables sold to that trust. In addition, the servicing agreements are cross-defaulted so that a default under one servicing agreement would allow Financial Security Assurance to terminate our servicing rights under all of our servicing agreements. Although we have never exceeded such delinquency, default or loss rates, we can give you no assurance that our servicing rights with respect to the automobile receivables in such trusts, or any other trust which exceeds the specified limits in future periods, will not be terminated. Financial Security Assurance has other rights to terminate us as servicer if:

     .    we breach our obligations under the servicing agreements;

     . Financial Security Assurance was required to make payments under its policy; or

     .    some bankruptcy or insolvency events were to occur.

     As of the date of this prospectus, none of these termination events have occurred with respect to any of the trusts formed by us.

Implementation of Business Strategy - Failure to Implement Our Business Strategy Could Adversely Affect Our Operations.

     Our financial position and results of operations depend on our ability to execute our business strategy. Our ability to execute our business strategy depends on our ability:

     .    to obtain substantial additional financing;

     .    to expand our automobile contract purchase volume; and

     . to attract and retain skilled employees and on the ability of our officers and key employees to manage growth successfully.

Our failure or inability to execute our business strategy could materially adversely affect our financial position, liquidity and results of operations.

Credit-Impaired Borrowers - There is a High Degree of Risk Associated With Non-Prime Borrowers.

     We specialize in purchasing, securitizing and servicing non-prime receivables. Non-Prime Borrowers are associated with higher-than-average delinquency and default rates. While we believe that we effectively manage these risks with our proprietary credit scoring models, risk-based loan pricing and other underwriting policies and collection methods, we can give you no assurance that these criteria or methods will be effective in the future. In the event that we underestimate the default risk or under-price contracts that we purchase, our financial position, liquidity and results of operations would be adversely affected, possibly to a material degree.

Economic Conditions - We Are Subject to General Economic Conditions Which are Beyond Our Control.

     General. Delinquencies, defaults, repossessions and losses generally increase during periods of economic recession. These periods also may be accompanied by decreased consumer demand for automobiles and declining values of automobiles securing outstanding loans, which weakens collateral coverage and increases the amount of a loss in the event of default. Significant increases in the inventory of used automobiles during periods of economic recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales. Because we focus on Non-Prime Borrowers, the actual rates of delinquencies, defaults, repossessions and losses on these loans could be higher than those experienced in the general automobile finance industry and could be more dramatically affected by a general economic downturn. In addition, during an economic slow down or recession, our servicing costs may increase without a corresponding increase in our servicing fee income. While we believe that the underwriting criteria and collection methods we employ enable us to manage the higher risks inherent in loans made to Non-Prime Borrowers, we can give you no assurance that these criteria or methods will afford adequate protection against these risks. Any sustained period of increased delinquencies, defaults, repossessions or losses or increased servicing costs could also adversely affect our ability to enter into future securitizations and correspondingly, our financial position, liquidity and results of operations.

     Interest Rates. Our profitability may be directly affected by the level of and fluctuations in interest rates, which affect our ability to earn a gross interest rate spread. As the level of interest rates increases, our gross interest rate spread will generally decline since the rates charged on the contracts we purchase from dealers are limited by statutory maximums, affording us little opportunity to pass on any increased interest costs. Furthermore, our future gains recognized upon the securitization of automobile receivables will also be affected by interest rates. We recognize a gain in connection with our securitizations based upon the estimated present value of projected future excess cash flows from the securitization trusts, which is largely dependent upon the gross interest rate spread. We believe that our profitability and liquidity would be adversely affected during any period of higher interest rates, possibly to a material degree. We monitor the interest rate environment and employ pre-funding or other hedging strategies designed to mitigate the impact of changes in interest rates. We can give you no assurance, however, that pre-funding or other hedging strategies will mitigate the impact of changes in interest rates.

Competition - We May be Unable to Repay the New Notes if We Do Not Successfully Compete in Our Industry.

     Competition in the field of non-prime automobile finance is intense. The automobile finance market is highly fragmented and is served by a variety of financial entities including:

     .    the captive finance affiliates of major automotive manufacturers;
     .    banks;
     .    thrifts;
     .    credit unions; and
     .    independent finance companies.

     Many of these competitors have substantially greater financial resources and lower costs of funds than us. Many of these competitors also have long standing relationships with automobile dealerships and may offer dealerships or their customers other forms of financing, including dealer floor plan financing and leasing, which are not provided by us. Providers of automobile financing have traditionally competed on the bases of interest rate charged, the quality of credit accepted, the flexibility of loan terms offered and the quality of service provided to dealers and customers. In seeking to establish ourself as one of the principal financing sources of the dealers we serve, we compete predominately on the basis of our high level of dealer service and strong dealer relationships and by offering flexible loan terms. There can be no assurance that we will be able to compete successfully in this market or against these competitors.

Fraudulent Conveyance Matters - Federal and State Statutes Allow Courts, Under Specific Circumstances, to Void the New Notes and the Guarantees and Require Noteholders to Return Payments Received from the Company or the Guarantors.

     Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the New Notes and the guarantees could be voided, or claims in respect of the New Notes or the guarantees could be subordinated to all other debts of the Company or any guarantor if, among other things, the Company or such guarantor, at the time it incurred the indebtedness evidenced by the New Notes or its guarantee:

     . received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness; or

     .    was insolvent or rendered insolvent by reason of such incurrence; or

     . was engaged in a business or transaction for which the Company's or such guarantor's remaining assets constituted unreasonably small capital; or

     . intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

     In addition, any payment by the Company or a guarantor pursuant to the New Notes or a guarantee could be voided and required to be returned to the Company or that guarantor, or to a fund for the benefit of the creditors of the Company or that guarantor.

     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, the Company or a guarantor would be considered insolvent if:

     . the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets,

     . if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature, or

     .    it could not pay its debts as they become due.

     Based upon information currently available to us, we believe that the New Notes and the guarantees are being incurred for proper purposes and in good faith and that we, and each of the Guarantors:

     .    are solvent and will continue to be solvent after giving effect to the issuance of the New Notes and the guarantees, as the case may be;

     .    will have enough capital for carrying on our business and the business of each of the Guarantors after the issuance of the New Notes and the guarantees, as the case may be; and

     .    will be able to pay our debts.

Regulation - Our Business Would Be Adversely Affected if We Lost Our Licenses or if Future, More Onerous Government Regulations Were Enacted.

     Our business is subject to numerous federal and state consumer protection laws and regulations which, among other things:

     .    require us to obtain and maintain licenses and qualifications;
     .    limit the interest rates, fees and other charges we are allowed to charge;
     . limit or prescribe other terms of our automobile installment sales contracts;
     .    require specific disclosures; and
     .    define our rights to repossess and sell collateral.

     We believe we are in substantial compliance with all of these laws and regulations, and that these laws and regulations have had no material adverse effect on our ability to operate our business. Changes in existing laws or regulations, or in the interpretation, or the promulgation of any additional laws or regulations, could have a material adverse effect on our business. In addition, we retain some of the regulatory risk on receivables sold in securitizations as a result of representations and warranties made by us in these transactions.

     As a result of the consumer-oriented nature of the industry in which we operate and uncertainties with respect to the application of various laws and regulations in some circumstances, industry participants are named from time to time as defendants in litigation involving alleged violations of federal and state consumer lending or other similar laws and regulations. A significant judgment against us in connection with any litigation could have a material adverse affect on our financial condition and results of operations. In addition, if it were determined that a material number of contracts purchased by us involved violations of applicable lending laws by automobile dealers, our financial condition and results of operations could be materially adversely affected.


Financing Change of Control Offer-We May Not Have the Ability to Raise the Funds Necessary to Finance the Change of Control Offer Required by the Indenture.

     Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding New Notes. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of New Notes or that restrictions in our Credit Facilities will not allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the indenture. See "Description of the New Notes-Repurchase at the Option of Holders- Change of Control."

Year 2000 - Our Operations May Suffer from Year 2000 Computer Problems.

     Year 2000 issues exists when computers record dates using two digits rather than four, and then use the dates for arithmetic operations, comparisons or sorting. A two-digit recording may recognize a date using "00" as 1900 rather than 2000, which could cause computer systems to perform inaccurate computations or fail to operate. Although we do not anticipate being subject to a material impact in this area, if we and the companies with which we do business do not take adequate preventative action, then the Year 2000 problem could damage our business, financial condition and results of operations.

No Prior Market for the New Notes-You Cannot Be Sure that an Active Trading Market Will Develop for the New Notes.

     The New Notes are a new issue of securities with no establishing trading market and will not be listed on any securities exchange. The liquidity of the trading market in the New Notes, and the market price quoted for the New Notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, you cannot be sure that an active trading market will develop for the New Notes.


                                USE OF PROCEEDS

     We will not receive any proceeds from the exchange offer.

                              THE EXCHANGE OFFER

Purpose and Effect

     We sold the Old Notes on April 20, 1999 to Salomon Smith Barney Inc., Bear, Stearns & Co., Inc. and ING Baring Furman Selz LLC, as the initial purchasers, pursuant to a purchase agreement. The initial purchasers subsequently resold the Old Notes under Rule 144A under the Securities Act. As part of the offering of the initial notes, we entered into a registration rights agreement ("Registration Rights Agreement"). The Registration Rights Agreement requires, unless the exchange offer is not permitted by applicable law or Commission policy, that we

     . file a registration statement with the Commission under the Securities Act with respect to the New Notes within 60 days of the execution of the registration rights agreement;

     . use our best efforts to cause the registration statement to become effective within 150 days of the execution of the registration rights agreement; and

     . upon effectiveness of the registration statement, commence the exchange offer and keep the exchange offer open for at least 20 business days and not more than 30 business days.

     Except as provided below, upon the completion of the exchange offer, the Company's obligations with respect to the registration of the Old Notes and the New Notes will terminate. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement, of which this prospectus is a part, and this summary of the material provisions of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the complete Registration Rights Agreement. As a result of the timely filing and the effectiveness of the Registration Statement, the Company will not have to pay certain additional interest on the Old Notes provided in the Registration Rights Agreement. Following the completion of the exchange offer (except as set forth in the paragraph immediately below), holders of Old Notes not tendered will not have any further registration rights and those Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Notes could be adversely affected upon consummation of the exchange offer.

     In order to participate in the exchange offer, a holder must represent to the Company, among other things, that (i) the New Notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the holder, (ii) the holder is not engaging in and does not intend to engage in a distribution of the New Notes, (iii) the holder does not have an arrangement or understanding with any person to participate in the distribution of the New Notes and (iv) the holder is not an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of the Company or the Guarantors. Under certain circumstances specified in the Registration Rights Agreement, the Company may be required to file a "shelf" registration statement for a continuous offering pursuant to Rule 415 under the Securities Act in respect of the Old Notes. See "Registration Rights." For purposes of the foregoing, "Transfer Restricted Securities" means each Old Note until (i) the date on which such Note has been exchanged by a person other than a broker-dealer for an New
Note in the exchange offer, (ii) following the exchange by a broker-dealer in the exchange offer of an Old Note for a New Note, the date on which such New
Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of this prospectus, (iii) the date on which such Old Note has been effectively registered under the Securities Act and disposed of in accordance with such "shelf" registration statement or (iv) the date on which such Old Note is distributed to the public pursuant to Rule 144 under the Act or may be distributed to the public pursuant to Rule 144(k) under the Act. See "-Procedures for Tendering Old Notes."

    Based on an interpretation by the Commission's staff set forth in no-action letters issued to third parties unrelated to the Company, the Company believes that, with the exceptions set forth below, New Notes issued pursuant to the exchange offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is an "affiliate" of the Company within the meaning of Rule 405 promulgated under the Securities Act, or a broker-dealer who purchased Old Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the New Notes are acquired in the ordinary course of business of the holder and the holder does not have an arrangement or understanding with any person to participate in the distribution of such New Notes. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the New Notes cannot rely on this interpretation by the Commission's staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." Broker-dealers who acquired Old Notes directly from us and not as a result of market-making activities or other trading activities may not rely on the staff's interpretations discussed above or participate in the exchange offer and must comply with the prospectus delivery requirements of the Securities Act in order to sell the Old Notes.

Consequences of Failure to Exchange Old Notes

     Following the completion of the exchange offer, holders of Old Notes who did not tender their Old Notes, or who did not properly tender their Old Notes, will not have any further registration rights and such Old Notes will continue to be subject to restrictions on transfer. Accordingly, the liquidity of the market for a holder's Old Notes could be adversely affected upon expiration of the exchange offer if such holder elects to not participate in the exchange offer.

Terms of the Exchange Offer

     Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange any and all Old Notes that are validly tendered on or prior to 5:00 p.m. New York City time, on the Expiration Date. We will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of the outstanding Old Notes accepted in the exchange offer. Holders who have tendered their Old Notes may withdraw their tender of Old Notes at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The exchange offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the exchange offer is subject to the terms and provisions of the Registration Rights Agreement. See "--Conditions of the Exchange Offer."

     Old Notes may be tendered only in multiples of $1,000. Subject to the foregoing, holders of Old Notes may tender less than the aggregate principal amount represented by the Old Notes they hold, provided that they appropriately indicate this fact on the letter of transmittal accompanying the tendered Old Notes.

     The form and terms of the New Notes are substantially the same as the form and terms of the Old Notes, except that the New Notes have been registered under the Securities Act and will not bear legends restricting their transfer. The New Notes will evidence the same debt as the Old Notes and will be issued pursuant to, and entitled to the benefits of, the Indenture pursuant to which the Old Notes were issued.

     As of the date of this prospectus, $200 million in aggregate principal amount of the Old Notes is outstanding. As of April 20, 1999, Cede & Co., was the only registered holder of the Old Notes. Cede & Co. held the Old Notes for ______ of its participants. We have fixed the close of business on _______ __, 1999 as the record date for purposes of determining the persons to whom we will mail this prospectus and the letter of transmittal initially. Only a holder of the Old Notes, or such holder's legal representative or attorney-in-fact, may participate in the exchange offer. We will not fix a record date for determining holders of the Old Notes entitled to participate in the exchange offer. We believe that, as of the date of this prospectus, no such holder is our affiliate, as defined in Rule 405 under the Securities Act.

     We will be deemed to have accepted validly tendered Old Notes when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders of Old Notes and for the purpose of receiving the New Notes from us.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of other events set forth in this prospectus or otherwise, the certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder as promptly as practicable after the expiration date.

     Holders who tender Old Notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the exchange offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See "-Fees and Expenses."

Expiration Date; Extensions; Amendments

     The expiration date shall be _____ __, 1999, at 5:00 p.m., New York City time, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date shall be the latest date and time to which the exchange offer is extended, but shall not be later than _____ __, 1999.

     In order to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     We reserve the right, in our sole discretion,

     .    to delay accepting any Old Notes,

     .    to extend the exchange offer,

     . if any of the conditions set forth below under "--Conditions of the Exchange Offer" shall not have been satisfied, to terminate the exchange offer, by giving oral or written notice of such delay, extension, or termination to the exchange agent, and

     .    to amend the terms of the exchange offer in any manner.

If we amend the exchange offer in a manner we determine to constitute a material change, we will promptly disclose such amendments by means of a prospectus supplement that we will distribute to the registered holders of the Old Notes. Modification of the exchange offer, including, but not limited to,

     .    extension of the period during which the exchange offer is open, and

     . satisfaction of the conditions set forth below under "--Conditions of the Exchange Offer"

may require that at least five business days remain in the exchange offer.

Conditions of the Exchange Offer

     Notwithstanding any other provision of the exchange offer, the Company shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the exchange offer if at any time before the acceptance of such Old Notes for exchange or the exchange of the New Notes for the Old Notes, the Company determines that the exchange offer violates applicable law, any applicable interpretation of the staff of the Commission or any order of any governmental agency or court of competent jurisdiction.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time from time to time.

     In addition, the Company will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended. In any such event the Company is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

Accrued Interest

     The New Notes will bear interest at a rate equal to 9.875% per annum, which interest shall accrue from April 20, 1999 or from the most recent interest payment date with respect to the Old Notes to which interest was paid or duly provided for. See "Description of the New Notes--Principal, Maturity and Interest."

Procedures for Tendering Old Notes

     Only a holder of Old Notes may tender the Old Notes in the exchange offer. Except as set forth under "-Book Entry Transfer," to tender in the exchange offer a holder must complete, sign, and date the letter of transmittal, or a copy thereof, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal or copy to the Exchange Agent prior to the expiration date. In addition, (i) certificates for the Old Notes must be received by the Exchange Agent along with the letter of transmittal prior to the expiration date, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if that procedure is available, into the Exchange Agent's account at DTC (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the expiration date or (iii) the holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the letter of transmittal and other required documents must be received by the Exchange Agent at the address set forth under "The Exchange Agent; Assistance" prior to the expiration date.

     The tender by a holder that is not withdrawn before the expiration date will constitute an agreement between that holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

     THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUSTS COMPANIES OR NOMINEES TO EFFECT THESE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose Old Notes are registered in the name of a broker-dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on the owner's own behalf, the owner must, prior to completing and executing the letter of transmittal and delivering the owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in the beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined) unless Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal or (ii) for the account of an Eligible Institution. If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by any eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or an "eligible guarantor institution" with the meaning on Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

     If the letter of transmittal is signed by a person other than the registered holder of any Old Notes listed therein, the Old Notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as that registered holder's name appears on the Old Notes.

     If the letter of transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the letter of transmittal unless waived by the Company.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent, nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following ______, 1999, unless the exchange offer is extended.

     In addition, the Company reserves the right in its sole discretion to purchase or make offers for any Old Notes that remain outstanding after the expiration date or, as set forth under "-Conditions to the Exchange Offer," to terminate the exchange offer and, to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

     By tendering, each holder will represent to the Company that, among other things, (i) the New Notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the registered holder, (ii) the holder is not engaging in and does not intend to engage in a distribution of such New Notes, (iii) the holder does not have an arrangement or understanding with any person to participate in the distribution of such New Notes and (iv) the holder is not an "affiliate," as defined under Rule 405 of the Securities Act, of the Company.

     In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed letter of transmittal (or, with respect to the DTC and its participants, electronic instructions in which the tendering holder acknowledges its receipt of an agreement to be bound by the letter of transmittal), and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange , such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered, by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such nonexchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the exchange offer.

     Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

Book-Entry Transfer

     The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes being tendered by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the

Book-Entry Transfer Facility, the letter of transmittal or copy thereof, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the Exchange Agent at the address set forth under "--Exchange Agent; Assistance" on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

     DTC's Automated Tender Offer Program ("ATOP") is the only method of processing exchange offers through DTC. To accept the exchange offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system in lieu of sending a signed, hard copy letter of transmittal. DTC is obligated to communicate those electronic instructions to the Exchange Agent. To tender Old Notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the Exchange Agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the letter of transmittal.

Guaranteed Delivery Procedures

     Holders who wish to tender their Old Notes and whose Old Notes are not immediately available, or who cannot deliver their Old Notes or any other documents required by the letter of transmittal to the Exchange Agent prior to the expiration date, may tender their Old Notes according to the guaranteed delivery procedures set forth in the letter of transmittal. Pursuant to such procedures:

     (1) the holder tenders through an eligible institution and signs a notice of guaranteed delivery,

     (2) on or prior to the Expiration Date, the Exchange Agent receives from the holder and the eligible institution a written or facsimile copy of a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by the Company, setting forth the name and address of the holder, the certificate number or numbers of the tendered Old Notes, and the principal amount of tendered Old Notes, stating that the tender is being made thereby and guaranteeing that, within five business days after the date of delivery of the notice of guaranteed delivery, the tendered Old Notes, a duly executed letter of transmittal and any other required documents will be deposited by the eligible institution with the Exchange Agent, and

     (3) such properly completed and executed documents required by the letter of transmittal and the tendered Old Notes in proper form for transfer are received by the Exchange Agent within five business days after the Expiration Date.

     Any holder who wishes to tender Old Notes pursuant to the guaranteed delivery procedures described above must ensure that the Exchange Agent receives the notice of guaranteed delivery and letter of transmittal relating to such Old Notes prior to 5:00 p.m., New York City time, on the Expiration Date.

Acceptance of Old Notes for Exchange; Delivery of New Notes

     Upon satisfaction or waiver of all the conditions to the exchange offer, we will accept any and all Old Notes that are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the exchange offer will be delivered promptly after acceptance of the Old Notes. For purposes of the exchange offer, we shall be deemed to have accepted validly tendered Old Notes, when, as, and if we have given oral or written notice thereof to the Exchange Agent.

     In all cases, issuances of New Notes for Old Notes that are accepted for exchange pursuant to the exchange offer will be made only after the Exchange Agent timely receives such Old Notes, a properly completed and duly executed letter of transmittal and all other required documents; provided, however, we reserve the absolute right to waive any defects or irregularities in the tender or conditions of the exchange offer. If we do not accept any tendered Old Notes for any reason, we will return such unaccepted Old Notes without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the exchange offer.

Withdrawal Rights

     Holders may withdraw tenders of Old Notes at any time prior to 5:00 p.m., New York City time, on the Expiration Date. For the withdrawal to be effective, the Exchange Agent must receive a written notice of withdrawal at its address set forth on the back cover page of this prospectus. The notice of withdrawal must:

     .    specify the name of the person who tendered the Old Notes to be withdrawn (the "Depositor");

     .    identify the Old Notes to be withdrawn, including the certificate number or numbers and principal amount of withdrawn notes;

     .    be signed by the holder in the same manner as the original signature on the letter of transmittal by which such Old Notes were tendered, including any required signature guarantees, or be accompanied by a bond power in the name of the person withdrawing the tender, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an eligible institution together with the other documents required upon transfer by the indenture; and

     .    specify the name in which such Old Notes are to be registered, if different from the person who deposited the Old Notes, pursuant to such documents of transfer.

     We will determine all questions as to the validity, form and eligibility, including time of receipt, of such notices in our sole discretion. The Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Old Notes which have been tendered for exchange but which are withdrawn will be returned to their holder without cost to such holder as soon as practicable after withdrawal. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "The Exchange Offer--Procedures for Tendering Old Notes" at any time on or prior to the Expiration Date.

The Exchange Agent; Assistance

     Bank One, N.A. is the Exchange Agent. All tendered Old Notes, executed letters of transmittal and other related documents should be directed to the Exchange Agent. Questions and requests for assistance and requests for additional copies of this prospectus, the letter of transmittal and other related documents should be addressed to the exchange agent as follows:

                       BY REGISTERED OR CERTIFIED MAIL:

                                Bank One, N.A.
                             235 West Schrock Road
                            Westerville, Ohio 43081

                                      or
                                Bank One, N.A.
                            c/o First Chicago Trust
                              Company of New York
                    Attention:  Corporate Trust Department
                                14 Wall Street
                              8th Floor, Window 2
                           New York, New York 10005

                         BY HAND OR OVERNIGHT COURIER:

                                Bank One, N.A.
                             235 West Schrock Road
                            Westerville, Ohio 43081

                                      or

                                Bank One, N.A.
                            c/o First Chicago Trust
                              Company of New York
                    Attention:  Corporate Trust Department
                                14 Wall Street
                              8th Floor, Window 2
                           New York, New York 10005

                                 BY FACSIMILE:

                              (614) 248-9987 (OH)
                                      or
                              (212) 240-8941 (NY)

                  Confirm by Telephone: (212) 240-8938 (NY)
                                        1-800-346-5153

Fees and Expenses

     We will bear all expenses incident to the consummation of the exchange offer and compliance with the Registration Rights Agreement, including, without limitation: (1) all registration and filing fees, including fees and expenses of compliance with state securities or Blue Sky laws; (2) printing expenses, including expenses of printing certificates for the New Notes in a form eligible for deposit with DTC and of printing prospectuses; (3) messenger, telephone and delivery expenses; (4) fees and disbursements of our counsel; (5) fees and disbursements of independent certified public accountants; (6) rating agency fees; (7) our internal expenses, including all salaries and expenses of our officers and employees performing legal or accounting duties; and (8) fees and expenses, if any, incurred in connection with the listing of the New Notes on a securities exchange.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptance of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     We will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Accounting Treatment

     We will record the New Notes at the same carrying value as the Old Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. We will amortize expenses of the exchange offer over the term of the New Notes.

                                CAPITALIZATION

     The following table sets forth certain information regarding our debt and capitalization as of March 31, 1999, and as adjusted to give effect to the sale by us of the Notes and application of the net proceeds therefrom. This table should be read in conjunction with the Consolidated Financial Statements and related notes thereto included elsewhere in this prospectus.

                                                                    March 31, 1999
                                                                -----------------------
                                                                 Actual    As Adjusted
                                                                ---------  ------------
                                                                    (in thousands)
Debt:
   Credit Agreements........................................... $    603      $    603
   Warehouse Facilities........................................  233,661        39,661
   Mortgage Subsidiary Credit Agreement........................   21,267        21,267
   Senior Notes................................................  175,000       375,000
   Other notes payable(1)......................................   12,759        12,759
                                                                --------      --------
       Total debt..............................................  443,290       449,290
                                                                --------      --------
Shareholders' equity:
   Preferred stock, $.01 par value per share, 20,000,000 shares
       authorized; none issued.................................       --
   Common stock, $.01 par value per share; 120,000,000
       shares authorized; 70,790,686 shares issued.............      708           708
   Additional paid-in capital..................................  244,194       244,194
   Accumulated other comprehensive income......................   13,319        13,319
   Retained earnings...........................................  125,133       125,133
   Treasury stock, at cost (7,486,585 shares)..................  (22,590)      (22,590)
                                                                --------      --------
       Total shareholders' equity..............................  360,764       360,764
                                                                --------      --------
          Total capitalization................................. $804,054      $810,054
                                                                ========      ========

______________________
(1)  Consists of certain capitalized equipment leases.

                     SELECTED CONSOLIDATED FINANCIAL DATA

     The following table presents our selected unaudited consolidated data. The historical consolidated financial information under the captions "Statement of Income Data," "Cash Flow Data" and "Balance Sheet Data" for each of the years in the five-year period ended June 30, 1998 have been derived from our consolidated financial statements, which have been audited by PricewaterhouseCoopers LLP, independent accountants. The consolidated financial statements as of June 30, 1997 and June 30, 1998 and for each of the years in the three-year period ended June 30, 1998, and the report thereon, are included elsewhere herein. The historical consolidated financial information under the captions "Statement of Income Data," "Cash Flow Data" and "Balance Sheet Data" as of March 31, 1998 and March 31, 1999 and for the nine months then ended have been derived from the unaudited consolidated financial statements which, except for the consolidated balance sheet as of March 31, 1998, are included elsewhere herein; however, in our opinion, such information reflects all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of operations for such periods. The results of operations for the nine months ended March 31, 1999 are not necessarily indicative of the results to be expected for the entire year. The selected financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Other Debt" and the Company's Consolidated Financial Statements (including related notes thereto) included elsewhere in this prospectus.

                                                                 Year Ended                                Nine Months Ended
                                        -----------------------------------------------------------    -------------------------
                                          June 30,     June 30,    June 30,    June 30,    June 30,     March 31,     March 31,
                                           1994         1995       1996(1)     1997(1)     1998(1)       1998(1)        1999
                                        ----------  ----------   ----------  ----------  ----------    ----------     ----------
Statement of Income Data:
 Revenue:
  Finance charge income................ $    7,820  $   29,039  $    51,679  $   44,910  $   55,837    $   40,052     $   51,538
  Gain on sale of receivables..........         --          --       21,405      52,323     103,194        71,838        116,551
  Servicing fee income.................         --          --        3,892      23,492      47,910        34,389         61,702
  Other income.........................      8,062       4,045        2,659       2,631       2,395         1,901          3,361
                                        ----------  ----------   ----------  ----------  ----------    ----------     ----------
     Total revenue.....................     15,882      33,084       79,635     123,356     209,336       148,180        233,152
  Costs and expenses...................     10,817      23,066       46,722      74,822     129,174        90,621        148,009
                                        ----------  ----------   ----------  ----------  ----------    ----------     ----------
  Income before taxes..................      5,065      10,018       32,913      48,534      80,162        57,559         85,143
  Provision (credit) for taxes(2)......         --     (18,875)      12,148      18,685      30,861        22,159         32,780
                                        ----------  ----------   ----------  ----------  ----------    ----------     ----------
  Net income........................... $    5,065  $   28,893   $   20,765  $   29,849  $   49,301    $   35,400     $   52,363
  Diluted earnings (loss) per share.... $      .08  $      .48   $      .34  $      .48  $      .76    $      .55     $      .78
  Weighted average shares
   outstanding(3)...................... 63,636,166  60,761,498   60,406,596  61,574,548  65,203,460    64,644,030     66,822,426

Cash Flow Data:
  (Used in) Provided by operating
   activities.......................... $    3,900  $   14,637   $   34,530  $   36,003  $   37,813    $   11,162     $   38,214
  (Used in) Provided by investing
   activities..........................    (12,174)   (144,512)     (62,749)    (92,947)   (144,868)     (105,820)      (129,225)
  (Used in) Provided by financing
   activities..........................     (9,238)    132,433       12,050      60,826     134,115        97,725         94,770
                                        ----------  ----------   ----------  ----------  ----------    ----------     ----------
  Net increase (decrease) in cash and
   cash equivalents.................... $  (17,512) $    2,558   $  (16,169) $    3,882  $   27,060    $    3,067     $    3,759

Other Data:
  Auto receivable originations......... $   65,929  $  230,176   $  432,442  $  906,794  $1,737,813    $1,176,734     $1,990,893
  Managed auto receivables............. $   67,636  $  240,491   $  523,981  $1,138,255  $2,302,516    $1,924,796     $3,553,208
  Average managed auto originations.... $   37,507  $  141,526   $  357,966  $  792,155  $1,649,416    $1,495,784     $2,892,752
  Auto loans securitized............... $       --  $  150,170   $  270,351  $  817,500  $1,637,499    $1,117,499     $1,920,001
  Number of branches...................         18          31           51          85         129           119            168
  Average principal amount
   per managed auto receivable......... $    7,215  $    7,773   $    8,746  $   10,087  $   10,782    $   10,584     $   11,074

Ratios:
  Ratio of earnings to fixed charges(4)       3.12         3.5          3.5         4.0         4.0           4.0            4.3
  Percentage of total indebtedness to
   total capitalization................        0.3%       47.9%        48.7%       51.8%       54.7%         55.3%          55.1%
  Return on average common equity(5)...        4.1%       23.1%        13.7%       16.4%       20.1%         20.5%          21.3%
  Operating expenses as a percentage of
   average managed auto receivables(5).       15.0%       10.0%         7.2%        6.2%        5.4%          5.5%           5.0%
  Percentage of senior unsecured debt
   to total equity.....................        0.0%        0.0%         0.0%       60.0%       60.8%         63.1%          48.5%

                                                                 Year Ended                                Nine Months Ended
                                        -----------------------------------------------------------    -------------------------
                                          June 30,     June 30,    June 30,    June 30,    June 30,     March 31,     March 31,
                                           1994         1995       1996(1)     1997(1)     1998(1)       1998(1)        1999
                                        ----------  ----------  ----------   ----------  ----------    ----------     ----------
Asset Quality Data:
 Managed auto receivables greater than
  60 days delinquent................... $    1,269  $    4,907  $   16,207   $   36,421  $   59,175    $   50,653     $   80,668
 Delinquencies as a percentage of
  managed auto receivables.............        1.9%        2.0%        3.1%         3.2%        2.6%          2.6%           2.3%
 Net charge-offs....................... $    1,432  $    6,409  $   19,974   $   43,231  $   88,002    $   60,918     $  103,891
 Net charge-offs as a percentage of
  average managed auto receivables(5)..        3.8%        4.5%        5.6%         5.5%        5.3%          5.4%           4.8%

Balance Sheet Data:
 Cash and cash equivalents............. $   15,756  $   18,314  $    2,145   $    6,027  $   33,087    $    9,094     $   36,846
 Credit enhancement assets(6)..........         --          --      41,736      161,395     286,309       249,849        413,653
 Auto receivables held for sale........     67,636     240,491     264,086      275,249     334,110       299,335        400,722
 Total assets..........................    122,215     285,725     329,333      475,493     713,671       632,778        937,982
 Credit Agreements.....................         --          --      86,000       71,700          --            --            603
 Mortgage Subsidiary Credit Agreement(7)        --          --          --          345      24,900        26,436         21,267
 Warehouse Facilities..................         --          --          --           --     140,708        97,592        233,661
 Senior Notes..........................         --          --          --      125,000     175,000       175,000        175,000
 Other notes payable...................        388     135,236      68,265       27,206       6,410        16,923         12,759
 Total debt............................        388     135,236     154,265      224,251     347,018       315,951        443,290
 Shareholders' equity..................    119,501     147,226     162,399      208,261     287,848       254,873        360,764

_____________________________

(1) We restated our financial statements for the fiscal years ended June 30, 1996, 1997 and 1998 and interim periods within those fiscal years as a result of a retroactive change in its method of measuring and accounting for credit enhancement assets to the cash-out method from the cash-in method. See Note 2 of Notes to Consolidated Financial Statements.
(2) We recognized an income tax benefit in fiscal 1995 equal to the expected future tax savings from using our net operating loss carry forward and other future tax benefits.
(3) All share data for the periods presented have been adjusted to retroactively reflect the two-for-one stock split paid on September 30, 1998.
(4) Represents the ratio of the sum of income before taxes plus interest expense for the period to interest expense.
(5) Data for the nine-month periods ended March 31, 1998 and 1999 have been annualized.
(6) Credit enhancement assets consist of restricted cash, investments in Trust receivables and interest-only receivables. See Note 4 of Notes to Consolidated Financial Statements.
(7)  Fully guaranteed by us and certain of our Subsidiaries.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

     The Company generates earnings and cash flow primarily from the purchase, securitization and servicing of auto receivables. The Company purchases auto finance contracts from franchised and select independent automobile dealerships. To fund the acquisition of receivables prior to securitization, the Company utilizes borrowings under its warehouse and credit facilities. The Company generates finance charge income on its receivables pending securitization ("receivables held for sale") and pays interest expense on borrowings under its warehouse and credit facilities.

     The Company, through one or more Non-Guarantor Special Purpose Finance Vehicles, sells receivables to securitization trusts ("Trusts") that in turn sell asset-backed securities to investors. By securitizing its receivables, the Company is able to lock in the gross interest rate spread between the yield on such receivables and the interest rate payable on the asset-backed securities. The Company recognizes a gain on the sale of receivables to the Trusts which represents the difference between the sale proceeds to the Company, net of transaction costs, and its net carrying value of the receivables, plus the present value of the estimated future excess cash flows to be received by the Company over the life of the securitization. Excess cash flows result from the difference between the interest received from the obligors on the receivables and the interest paid to investors in the asset-backed securities, net of credit losses and expenses.

     Excess cash flows from the Trusts are initially utilized to fund credit enhancement requirements to secure financial guaranty insurance policies issued by an insurance company to protect investors in the asset-backed securities from losses. Once predetermined credit enhancement requirements are reached and maintained, excess cash flows are distributed to the Company. In addition to excess cash flows, the Company earns monthly base servicing fee income of 2.25% per annum of the outstanding principal balance of receivables securitized ("serviced receivables").

     In November 1996, the Company acquired AmeriCredit Mortgage Services ("AMS"), which originates and sells mortgage loans. The Company accounted for the acquisition as a purchase and the results of operations for AMS have been included in the consolidated financial statements since the acquisition date. Receivables originated in this business are referred to as mortgage receivables. These receivables are generally packaged and sold for cash on a servicing released whole-loan basis. The Company recognizes a gain at the time of sale.

     The Company restated its financial statements for the fiscal years ended June 30, 1996, 1997 and 1998 and interim periods within those fiscal years as a result of a retroactive change in its method of measuring and accounting for credit enhancement assets to the cash-out method from the cash-in method. See
Note 2 of Notes to Consolidated Financial Statements.

Results of Operations

     Nine Months Ended March 31, 1998 as compared to Nine Months Ended March 31, 1999

     Revenue

     The Company's average managed receivables outstanding consisted of the following (in thousands):

                                                   Nine Months Ended
                                                       March 31,
                                                 ----------------------
                                                    1998        1999
                                                 ----------  ----------
    Auto:
        Held for sale.........................   $  244,218  $  292,629
        Serviced..............................    1,251,566   2,600,123
                                                 ----------  ----------
                                                  1,495,784   2,892,752
   Mortgage...................................       14,635      24,903
                                                 ----------  ----------
                                                 $1,510,419  $2,917,655
                                                 ==========  ==========

     Average managed receivables outstanding increased by 93% as a result of higher loan purchase volume. The Company purchased $1,176.7 million of auto loans during the nine months ended March 31, 1998, compared to purchases of $1,990.9 million during the nine months ended March 31, 1999. This growth resulted from higher loan production at branches open during both periods as well as expansion of the Company's loan production capacity. The Company operated 119 auto lending branch offices as of March 31, 1998, compared to 168 as of March 31, 1999.

     The Company originated $94.5 million of mortgage loans during the nine months ended March 31, 1998, compared to $203.5 million during the nine months ended March 31, 1999.

     Finance charge income consisted of the following (in thousands):

                                                        Nine Months Ended
                                                            March 31,
                                                        ------------------
                                                          1998      1999
                                                        --------  --------
       Auto.........................................     $39,032   $49,798
       Mortgage.....................................       1,020     1,740
                                                         -------   -------
                                                         $40,052   $51,538
                                                         =======   =======

     The increase in finance charge income is due primarily to an increase of 20% in average auto receivables held for sale in the nine months ended March 31, 1998 versus the nine months ended March 31, 1999. In addition, the Company's effective yield on its auto receivables held for sale increased from 21.3% for the nine months ended March 31, 1998 to 22.7% for the nine months ended March 31, 1999. The effective yield is higher than the contractual rates of the Company's auto finance contracts as a result of finance charge income earned between the date the automobile dealership originates the auto finance contract and the date the Company funds the auto finance contract. The effective yield rose for the nine months ended March 31, 1999 due to increased auto loan purchases and correspondingly higher levels of finance charges earned between the origination date and funding date.

     The gain on sale of receivables consisted of the following (in thousands):

                                                         Nine Months Ended
                                                             March 31,
                                                        -------------------
                                                          1998      1999
                                                        --------  ---------
   Auto.............................................     $68,828   $111,452
   Mortgage.........................................       3,010      5,099
                                                         -------   --------
                                                         $71,838   $116,551
                                                         =======   ========

     The increase in gain on sale of auto receivables resulted from the sale of $1,117.5 million of receivables in the nine months ended March 31, 1998 as compared to $1,920.0 million of receivables sold in the nine months ended March 31, 1999. The gain as a percentage of the sales proceeds decreased from 6.2% for the nine months ended March 31, 1998 to 5.8% for the nine months ended March 31, 1999 primarily as a result of lower gross interest rate spreads.

     Significant assumptions used in determining the gain on sale of auto receivables were as follows:

                                                         Nine Months Ended
                                                             March 31,
                                                        -------------------
                                                          1998       1999
                                                        ---------  --------
     Cumulative credit losses.......................      10.4%      10.6%
     Discount rate used to estimate present value:
        Interest-only receivables from Trusts.......      12.0%      12.0%
        Investments in Trust receivables............       7.8%       7.8%
        Restricted cash.............................       7.8%       7.8%

     The increase in the gain on sale of mortgage receivables resulted from the sale of $70.7 million of receivables in the nine months ended March 31, 1998, compared to $199.0 million of receivables sold in the nine months ended March 31, 1999. The average premium received on sales decreased from 4.3% for the nine months ended March 31, 1998 to 2.6% for the nine months ended March 31, 1999 because of lower prices for non-conforming mortgage loans in the secondary markets.

     Servicing fee income increased from $34.4 million for the nine months ended March 31, 1998, to $61.7 million for the nine months ended March 31, 1999. Servicing fee income decreased as a percentage of average serviced auto receivables from 3.7% for the nine months ended March 31, 1998 to 3.2% for the nine months ended March 31, 1999, as a result of charges to increase credit loss reserves. Servicing fee income represents accretion of the present value discount on estimated future excess cash flows from the Trusts, base servicing fees and other fees earned by the Company as servicer of the auto receivables sold to the Trusts. Servicing fee income for the nine months ended March 31, 1998 and 1999 also includes charges of $4.4 million and $13.4 million, respectively, to increase credit loss reserves related to certain of the Company's fiscal 1996 and 1997 securitization transactions since the Company's current estimates of cumulative credit losses for these transactions exceed the original estimates. The Company has raised the assumptions for cumulative credit losses for securitization transactions completed subsequent to fiscal 1997 compared to assumptions used for transactions completed in fiscal 1996 and 1997. The growth in servicing fee income exclusive of the aforementioned charge is attributable to the increase in average serviced auto receivables outstanding for the nine months ended March 31, 1998 compared to the nine months ended March 31, 1999.

     Costs and Expenses

     Operating expenses as an annualized percentage of average managed receivables outstanding decreased from 5.9% (5.5% excluding operating expenses of $3.9 million relating to AMS) for the nine months ended March 31, 1998, to 5.3% (5.0% excluding operating expenses of $6.7 million relating to AMS) for the nine months ended March 31, 1999. The ratio improved as a result of economies of scale realized from a growing receivables portfolio and automation of loan origination, processing and servicing functions. The dollar amount of operating expenses increased by $49.7 million, or 75%, primarily due to the addition of auto lending branch offices and management and auto loan processing and servicing staff.

     The provision for losses increased from $5.5 million for the nine months ended March 31, 1998 to $6.6 million for the nine months ended March 31, 1999 due to higher average amounts of auto receivables held for sale. As a percentage of average auto receivables held for sale, the provision for losses was 3.0% for the nine months ended March 31, 1998 and 1999.

     Interest expense increased from $19.0 million for the nine months ended March 31, 1998 to $25.7 million for the nine months ended March 31, 1999 due to higher debt levels. Average debt outstanding was $271.7 million and $396.0 million for the nine months ended March 31, 1998 and 1999, respectively. The Company's effective rate of interest paid on its debt decreased from 9.3% to 8.6% as a result of larger amounts of debt outstanding under the Company's warehouse and credit facilities for the nine months ended March 31, 1999. Interest rates on the warehouse and credit facilities are lower than rates on the senior notes the Company issued previously.

     The Company's effective income tax rate was 38.5% for the nine months ended March 31, 1998 and 1999.

     Year Ended June 30, 1997 as compared to Year Ended June 30, 1998

     Revenue

     The Company's average managed receivables outstanding consisted of the following (in thousands):

                                                           Year Ended
                                                             June 30,
                                                       --------------------
                                                         1997       1998
                                                       --------  ----------
        Auto
               Held for sale........................   $223,351  $  250,304
               Serviced.............................    568,804   1,399,112
                                                       --------  ----------
                                                        792,155   1,649,416
        Mortgage....................................      8,187      18,728
                                                       --------  ----------
                                                       $800,342  $1,668,144
                                                       ========  ==========

     Average managed receivables outstanding increased by 108% as a result of higher loan purchase volume. The Company purchased $906.8 million of auto loans during fiscal 1997, compared to purchases of $1,737.8 million during fiscal 1998. This growth resulted from loan production at branches open during both periods as well as expansion of the Company's loan production capacity. The Company operated 85 auto lending branch offices as of June 30, 1997, compared to 129 as of June 30, 1998.

     The Company originated $53.8 million of mortgage loans from the date of acquisition of AMS through June 30, 1997 compared to $137.2 million during fiscal 1998.

     Finance charge income consisted of the following (in thousands):

                                                       Year Ended June 30,
                                                       -------------------
                                                         1997      1998
                                                       --------  ---------
        Auto........................................   $ 44,417   $ 54,125
        Mortgage....................................        493      1,712
                                                       --------   --------
                                                       $ 44,910   $ 55,837
                                                       ========   ========

     The increase in finance charge income is due to an increase of 12% in average auto receivables held for sale for fiscal 1997 versus fiscal 1998. In addition, the Company's effective yield on its auto receivables held for sale increased from 19.9% for fiscal 1997 to 21.6% for fiscal 1998. The effective yield is higher than the contractual rates on the Company's auto finance contracts as a result of finance charge income earned between the date the automobile dealership originates the auto finance contract and the date the Company funds the auto finance contract. The effective yield rose for fiscal 1998 due to increased auto loan purchases and correspondingly higher levels of finance charges earned between the origination date and funding date.

     The gain on sale of receivables consisted of the following (in thousands):

                                                        Year Ended June
                                                              30,
                                                       ------------------
                                                         1997      1998
                                                       --------  --------
        Auto........................................    $49,405  $ 98,842
        Mortgage....................................      2,918     4,352
                                                        -------  --------
                                                        $52,323  $103,194
                                                        =======  ========

     The increase in gain on sale of auto receivables resulted from the sale of $817.5 million of receivables in fiscal 1997 as compared to $1,637.5 million of receivables sold in fiscal 1998. The gains amounted to 6% of the sales proceeds for both fiscal 1997 and 1998.

     Significant assumptions used in determining the gain on sale of auto receivables were as follows:

                                                       Year Ended June 30,
                                                       -------------------
                                                         1997       1998
                                                       --------   --------
     Cumulative credit losses........................     9.2%       10.7%
     Discount rate used to determine present value:
       Interest-only receivables from Trusts.........    12.0%       12.0%
       Investments in Trust receivables..............     7.8%        7.8%
       Restricted case...............................     7.8%        7.8%

     The discount rates used to estimate the present value of credit enhancement assets are based on the relative risk of each asset type. Interest-only receivables represent estimated future excess cash flows in the Trusts, which involves a greater degree of risk than investments in Trust receivables and restricted cash. Investments in Trust receivables and restricted cash represent assets currently held by the Trustee and are senior to interest-only receivables for credit enhancement purposes.

     The increase in gain on sale of mortgage receivables resulted from the sale of $52.5 million of receivables from the date of acquisition of AMS through June 30, 1997 compared to $119.7 million of receivables sold during fiscal 1998. The average premium received on sales decreased from 5.6% for the period from the date of acquisition of AMS through June 30, 1997 to 3.6% for fiscal 1998 because of lower prices for non-conforming mortgage loans in the secondary markets.

     Servicing fee income increased from $23.5 million for fiscal 1997, to $47.9 million for fiscal 1998. Servicing fee income decreased as a percentage of average serviced auto receivables from 4.1% in fiscal 1997, to 3.4% in fiscal 1998, as a result of charges to increase credit loss reserves. Servicing fee income represents accretion of the present value discount on estimated future excess cash flows from the Trusts, base servicing fees and other fees the Company earned as servicer of the receivables sold to the Trusts. Servicing fee income for fiscal 1998 also includes an $8.9 million charge to increase credit loss reserves related to certain of the Company's fiscal 1996 and 1997 securitization transactions since the Company's current estimates of cumulative credit losses for these transactions exceed the original estimates. The Company has raised the assumptions for cumulative credit losses for securitization transactions completed in fiscal 1998 compared to assumptions used for transactions completed in prior fiscal years. The growth in servicing fee income exclusive of the aforementioned charge is attributable to the increase in average serviced auto receivables outstanding for fiscal 1997 compared to fiscal 1998.

     Costs and Expenses

     Operating expenses as a percentage of average managed receivables outstanding decreased from 6.6% (6.2% excluding operating expenses of $2.6 million relating to AMS) for fiscal 1997 to 5.7% (5.4% excluding operating expenses of $5.1 million relating to AMS) for fiscal 1998. The ratio improved as a result of economies of scale realized from a growing receivables portfolio and automation of loan origination, processing and servicing functions. The dollar amount of operating expenses increased by $42.6 million, or 82%, primarily due to the addition of auto lending branch offices and management and auto loan processing and servicing staff.

     The provision for losses increased from $6.6 million for fiscal 1997 to $7.6 million for fiscal 1998 due to higher average amounts of auto receivables held for sale. As a percentage of average receivables held for sale, the provision for losses was 3% for fiscal 1997 and 1998.

     Interest expense increased from $16.3 million for fiscal 1997 to $27.1 million for fiscal 1998 due to higher debt levels and effective interest rates. Average debt outstanding was $187.6 million and $297.6 million for fiscal 1997 and 1998, respectively. The Company's effective rate of interest paid on its debt increased from 8.7% to 9.1% as a result of the issuance of senior notes in February 1997 and January 1998.

     The Company's effective income tax rate was 38.5% for fiscal 1997 and 1998.

     Year Ended June 30, 1996 as compared to Year Ended June 30, 1997

     Revenue

     The Company's average managed receivables outstanding consisted of the following (in thousands):

                                                     Year Ended June 30,
                                                     ------------------
                                                       1996      1997
                                                     --------  --------
     Auto:
          Held for sale...........................   $261,776  $223,351
          Serviced................................     96,190   568,804
                                                     --------  --------
                                                      357,966   792,155
     Mortgage.....................................          -     8,187
     Other........................................        443         -
                                                     --------  --------
                                                     $358,409  $800,342
                                                     ========  ========

     Average managed receivables outstanding increased by 123% as a result of higher loan purchase volume. The Company purchased $432.4 million of auto loans during fiscal 1996, compared to purchases of $906.8 million during fiscal 1997. This growth resulted from loan production at branches open during both periods as well as expansion of the Company's loan production capacity. The Company operated 51 branch offices as of June 30, 1996, compared to 85 as of June 30, 1997.

     The Company originated $53.8 million of mortgage loans from the date of acquisition of AMS through June 30, 1997.

     Finance charge income consisted of the following (in thousands):

                                                     Year Ended June 30,
                                                     -------------------
                                                       1996       1997
                                                     --------   --------
     Auto.........................................    $51,679    $44,417
     Mortgage.....................................          -        493
     Other........................................         27          -
                                                      -------    -------
                                                      $51,706    $44,910
                                                      =======    =======

     The decrease in finance charge income is due to a reduction of 15% in average auto receivables held for sale for fiscal 1996 versus fiscal 1997. Prior to December 1995, all of the auto finance contracts the Company purchased were held on the Company's consolidated balance sheet. The Company began selling auto receivables to the Trusts in December 1995, reducing average receivables held for sale with corresponding increases in average serviced receivables. The Company's effective yield on its auto receivables held for sale increased from 19.7% for fiscal 1996 to 19.9% for fiscal 1997.

     The gain on sale of receivables consisted of the following (in thousands):

                                                      Year Ended June 30,
                                                      -------------------
                                                        1997       1998
                                                      --------   --------
     Auto.........................................     $21,405   $ 49,405
     Mortgage.....................................           -      2,918
                                                       -------   --------
                                                       $21,405   $ 52,323
                                                       =======   ========

     The increase in gain on sale of auto receivables resulted from the sale of $270.4 million of receivables in fiscal 1996 compared to $817.5 million of receivables sold in fiscal 1997. The gains amounted to 7.9% and 6.0% of the sales proceeds for fiscal 1996 and 1997, respectively.

     Significant assumptions used in determining the gain on sale of auto receivables were as follows:

                                                          Year Ended June 30,
                                                          -------------------
                                                            1996       1997
                                                          ---------  --------
        Cumulative credit losses........................     9.3%       9.2%
        Discount rate used to determine present value:
          Interest-only receivables from Trusts.........    12.0%      12.0%
          Investments in Trust receivables..............     7.8%       7.8%
          Restricted cash...............................     7.8%       7.8%

     The discounted rates used to determine the present value of credit enhancement assets are based on the relative risks of each asset type. Interest-only receivables represent estimated future excess cash flows in the Trusts, which involves a greater degree of risk than investments in Trust receivables and restricted cash. Investments in Trust receivables and restricted cash represent assets currently held by the trustee and are senior to the interest-only receivables for credit enhancement purposes.

     The gain on sale of mortgage receivables resulted from the sale of $52.5 million of receivables from the date of acquisition of AMS through June 30, 1997.

     Servicing fee income increased from $3.9 million for fiscal 1996 to $23.5 million for fiscal 1997. Servicing fee income increased as a percentage of average serviced auto receivables from 4.0% in fiscal 1996 to 4.1% in fiscal 1997. Servicing fee income represents accretion of the present value discount on estimated future excess cash flows from the Trusts, base servicing fees and other fees the Company earns as servicer of the auto receivables sold to the Trusts. The growth in servicing fee income is attributable to the increase in serviced auto receivables outstanding for fiscal 1996 compared to fiscal 1997.

     Costs and Expenses

     Operating expenses as a percentage of average managed receivables outstanding decreased from 7.2% for fiscal 1996 to 6.6% (6.2% excluding operating expenses of $2.6 million related to AMS) for fiscal 1997. The ratio improved as a result of economies of scale realized from a growing receivables portfolio and automation of loan origination, processing and servicing functions. The dollar amount of operating expenses increased by $26.2 million, or 102%, primarily due to the addition of auto lending branch offices and management and auto loan processing and servicing staff.

     The provision for losses decreased from $7.9 million for fiscal 1996 to $6.6 million for fiscal 1997 due to higher average amounts of receivables held for sale. As a percentage of average receivables held for sale, the provision for losses was 3% for fiscal 1996 and 1997.

     Interest expense increased from $13.1 million for fiscal 1996 to $16.3 million for fiscal 1997 due to higher debt levels and effective interest rates. Average debt outstanding was $156.4 million and $187.6 million for fiscal 1996 and 1997, respectively. The Company's effective rate of interest paid on its debt increased from 8.4% to 8.7% as a result of the issuance of the Company's 9-1/4% senior notes in February 1997.

     The Company's effective income tax rate increased from 37.0% for fiscal 1996 to 38.5% for fiscal 1997 due to a larger portion of the Company's income being generated in states which have higher tax rates.

Credit Quality

     The Company provides financing in relatively high-risk markets and, therefore, charge-offs are anticipated. The Company records a periodic provision for losses as a charge to operations and a related allowance for losses in its consolidated balance sheets as a reserve against estimated losses which may occur in the receivables held for sale portfolio prior to the sale of such receivables in securitization transactions. The Company typically purchases individual finance contracts for a non-refundable acquisition fee on a non-recourse basis. The Company records such acquisition fees in the consolidated balance sheets as an allowance for losses. When the Company sells auto receivables to the Trusts, the Company reduces the calculation of the gain on sale of receivables by an estimate of future cumulative credit losses over the expected life of the auto receivables sold.

     The Company sells mortgage receivables for cash on a servicing released, whole-loan basis. The Company generally holds such receivables for less than 90 days. Accordingly, the Company provides no allowance for losses for the mortgage receivables.

     The Company reviews:

     .    static pool origination and charge-off relationships;
     .    charge-off experience factors;
     .    collection data;
     .    delinquency reports;
     .    estimates of the value of the underlying collateral;
     .    economic conditions and trends; and
     .    other information

in order to make the necessary judgments as to the appropriateness of the assumptions for cumulative credit losses in securitization transactions, provision for losses and allowance for losses. Although the Company uses many resources to assess the adequacy of loss reserves, there is no precise method for estimating the ultimate losses in the receivables portfolio.

     The following tables present certain data related to the receivables portfolio (dollars in thousands):

                                                                             March 31, 1999
                                                       ------------------------------------------------------------------
                                                               Held For Sale                                  Managed
                                                       ------------------------------
                                                                                                Auto           Auto
                                                         Auto       Mortgage      Total       Serviced      Portfolio (2)
                                                       ---------    --------    ---------    ----------     -------------
Principal amount of receivables.....................   $400,722      $25,248    $425,970     $3,152,486      $3,553,208
                                                                                             ==========      ==========
Allowance for losses................................    (10,549)                 (10,549)    $ (299,017)(1)  $ (309,566)
                                                       --------      -------    --------     ==========      ==========
Receivables, net....................................   $390,173      $25,248    $415,421
                                                       ========      =======    ========
Number of outstanding contracts.....................     30,495          279                    290,368         320,863
                                                       ========      =======                 ==========      ==========
Average amount of outstanding contract
   (principal amount) (in dollars)..................   $ 13,141      $90,495                 $   10,857      $   11,074
                                                       ========      =======                 ==========      ==========
Allowance for losses as a percentage of
   receivables......................................        2.6%                                    9.5%            8.7%
                                                       ========                              ==========      ==========


                                                                               June 30, 1998
                                                       ------------------------------------------------------------------
                                                                Held For Sale                                 Managed
                                                       --------------------------------
                                                                                                Auto            Auto
                                                          Auto       Mortgage     Total       Serviced       Portfolio(2)
                                                       ----------    --------   ----------   ----------     -------------
Principal amount of receivables.....................    $334,110     $ 21,499    $355,609    $1,968,406      $2,302,516
                                                                                             ==========      ==========
Allowance for losses................................     (12,756)                 (12,756)   $ (179,359)(1)  $ (192,115)
                                                        --------     --------    --------    ==========      ==========
Receivables, net....................................    $321,354     $ 21,499    $342,853
                                                        ========     ========    ========
Number of outstanding contracts.....................      26,035          187                   187,514         213,549
                                                        ========     ========                ==========      ==========
Average amount of outstanding contract
   (principal amount) (in dollars)..................    $ 12,833     $114,968                $   10,497      $   10,782
                                                        ========     ========                ==========      ==========
Allowance for losses as a percentage of
   receivables......................................         3.8%                                   9.1%            8.3%
                                                        ========                             ==========      ==========


                                                                             June 30, 1997
                                                  -------------------------------------------------------------------
                                                           Held for Sale              Auto              Managed
                                                  -------------------------------
                                                    Auto     Mortgage    Total      Serviced        Auto Portfolio(2)
                                                  ---------  --------  ----------  ----------       -----------------
Principal amount of receivables.............      $275,249    $ 4,354   $279,603    $863,006            $1,138,255
                                                                                    ========            ==========
Allowance for losses........................       (12,946)              (12,946)   $(74,925)  (1)      $  (87,871)
                                                  --------    -------   --------    ========            ==========
     Receivables, net.......................      $262,303    $ 4,354   $266,657
                                                  ========    =======   ========
Number of outstanding contracts.............        25,757         48                 87,090               112,847
                                                  ========    =======               ========            ==========
Average amount of outstanding contract
     (principal amount) (in dollars)              $ 10,686    $90,708               $  9,909            $   10,087
                                                  ========    =======               ========            ==========
Allowance for losses as a percentage of
     receivables............................           4.7%                              8.7%                  7.7%
                                                  ========                          ========            ==========

__________________

(1) The allowance for losses relating to serviced auto receivables is netted against interest-only receivables from Trusts in the Company's consolidated balance sheets.

(2)  Includes auto receivables only.

     The following is a summary of managed auto receivables which are (1) more than 30 days delinquent, but not in repossession, and (2) in repossession (dollars in thousands):

                                            June 30, 1997          June 30, 1998         March 31, 1999
                                        --------------------    -------------------    ------------------
                                         Amount   Percent        Amount    Percent      Amount   Percent
                                        --------  --------      --------  ---------    --------  --------
Delinquent contracts:
   31-60 days......................     $ 73,197      6.4%      $126,012     5.5%      $220,022      6.2%
   Greater than 60 days............       36,421      3.2         59,175     2.6         80,668      2.3
                                        --------     ----       --------     ---       --------      ---
                                         109,618      9.6        185,187     8.1        300,690      8.5
   In repossession.................       14,471      1.3         18,818     0.8         31,431      0.9
                                        --------     ----       --------     ---       --------      ---
                                        $124,089     10.9%      $204,005     8.9%      $332,121      9.4%
                                        ========     ====       ========     ===       ========      ===

     In accordance with its policies and guidelines, the Company at times offers payment deferrals to consumers, whereby the consumer is allowed to move a delinquent payment to the end of the loan by paying a fee (approximately the interest portion of the payment deferred). Contracts receiving a payment deferral as an average quarterly percentage of average managed auto receivables outstanding were 1.9%, 4.3% and 4.5 % for fiscal 1996, 1997 and 1998, respectively, and 4.5% and 4.6% for the nine months ended March 31, 1998 and 1999, respectively. The Company believes that payment deferrals granted according to its policies and guidelines are an effective portfolio management technique and result in higher ultimate cash collections from the portfolio.

     The following table presents charge-off data with respect to the Company's managed auto receivables portfolio (dollars in thousands):

                                                                                           Nine Months Ended
                                                                Year Ended June 30,            March 31,
                                                            ----------------------------  -------------------
                                                              1996      1997      1998      1998       1999
                                                            --------  --------  --------  --------  ---------
Net charge-offs:
   Held for sale.........................................   $18,322   $16,965   $ 9,140   $ 7,528    $  5,708

   Serviced..............................................     1,652    26,266    78,862    53,390      98,183
                                                            -------   -------   -------   -------    --------

                                                            $19,974   $43,231   $88,002   $60,918    $103,891
                                                            =======   =======   =======   =======    ========
Net charge-offs as an annualized percentage of
   average managed auto receivables outstanding                 5.6%      5.5%      5.3%      5.4%        4.8%
                                                            =======   =======   =======   =======    ========
Net recoveries as a percentage of gross repossession
   charge-offs...........................................      52.5%     50.5%     50.6%     50.0%       51.4%
                                                            =======   =======   =======   =======    ========

     Delinquency and charge-offs typically fluctuate over time as a portfolio matures. Accordingly, the delinquency and charge-off data above is not necessarily indicative of delinquency and charge-off experience that could be expected for a portfolio with a different level of seasoning.

Liquidity and Capital Resources

     The Company's cash flows are summarized as follows (in thousands):

                                                                                               Nine Months Ended
                                                              Year Ended June 30,                  March 31,
                                                        --------------------------------     ---------------------
                                                          1996       1997        1998           1998        1999
                                                        ---------  ---------  ----------     ----------  ----------
Operating activities..................................  $ 34,530   $ 36,003   $  37,813      $  11,162   $  38,214
Investing activities..................................   (62,749)   (92,947)   (144,868)      (105,820)   (129,225)
Financing activities..................................    12,050     60,826     134,115         97,725      94,770
                                                        --------   --------   ---------      ---------   ---------
Net increase (decrease) in cash and cash equivalents..  $(16,169)  $  3,882   $  27,060      $   3,067   $   3,759
                                                        ========   ========   =========      =========   =========

     The Company's primary sources of cash have been cash flows from operating activities, including excess cash flow distributions from the Trusts, borrowings under its warehouse and credit facilities, sales of auto receivables to Trusts in securitization transactions, and the issuance of senior notes. The Company's primary uses of cash have been purchases and originations of receivables and funding credit enhancement requirements for securitization transactions.

     The Company purchased $432.4 million, $906.8 million and $1,737.8 million of auto finance contracts during fiscal 1996, 1997 and 1998 requiring cash of $417.2 million, $896.7 million and $1,717.0 million, respectively, net of acquisition fees and other items. The Company purchased $1,176.7 million and $1,990.9 million of auto finance contracts during the nine months ended March 31, 1998 and 1999, respectively, requiring cash of $1,163.0 million and $1,983.8 million, respectively, net of acquisition fees and other items. The Company initially funded these purchases utilizing warehouse and credit facilities and subsequently through the sale of auto receivables in securitization transactions.

     In September 1998, the Company renewed its funding agreement with an administrative agent on behalf of an institutionally managed commercial paper conduit and a group of banks and increased the amount of structured warehouse financing available under the agreement from $245 million to $505 million (the "$505 Million Warehouse Facility"). The Company utilizes this facility to fund auto receivables pending securitization. This facility matures in September 1999. A total of $233.7 million was outstanding under this facility as of March 31, 1999.

     In March 1999, the Company entered into a funding agreement with a funding agent on behalf of an institutionally managed commercial paper conduit and a bank under which up to $150 million of structured warehouse financing is available (the "$150 Million Warehouse Facility"). The Company utilizes this facility to fund auto receivables pending securitization. There were no outstanding balances under this agreement as of March 31, 1999. The facility matures in March 2000.

     In March 1999, the Company renewed its revolving credit agreement (the "Credit Agreement") with a group of banks that provides for borrowings up to $115 million, subject to a defined borrowing base. The Company utilizes the line of credit to fund its auto lending activities and daily operations. The facility matures in March 2000. There were no outstanding balances under the Credit Agreement as of March 31, 1999.

     The Company's Canadian subsidiary has a convertible revolving term credit agreement (the "Canadian facility") with a bank that provides for borrowings of up to $20 million Cdn., subject to a defined borrowing base. The Company utilizes this facility to fund its Canadian auto lending activities. The facility matures in November 1999. A total of $603,000 was outstanding under the Canadian facility as of March 31, 1999.

     In February 1999, the Company renewed its mortgage warehouse facility (the "Mortgage Subsidiary Credit Agreement") with a bank under which it may borrow up to $75 million, subject to a defined borrowing base, to fund mortgage loan originations. The facility expires in July 1999. A total of $21.3 million was outstanding under the mortgage facility as of March 31, 1999.

     As is customary in the Company's industry, its warehouse and credit facilities need to be renewed on an annual basis. The Company has historically been successful in renewing and expanding these facilities on an annual basis. If the Company is unable to renew these facilities on acceptable terms it could have a material adverse effect on its financial position, liquidity and results of operation. See "Risk Factors--Dependence on Funding Sources" and "--
Ability to Service Debt."

     The Company has completed 16 auto receivables securitization transactions through March 31, 1999. The Company primarily used the proceeds from the transactions to repay borrowings outstanding under its warehouse credit facilities. A summary of these transactions is as follows:

                                                           Balance at
                                        Original Amount   March 31, 1999
     Transaction           Date          (in millions)     (in millions)
     -----------      -------------     ---------------   --------------
       1994-A         December 1994     $     51.0           Paid in full
       1995-A         June 1995               99.2           Paid in full
       1995-B         December 1995           65.0           Paid in full
       1996-A         March 1996              89.4        $        8.6
       1996-B         May 1996               115.9                18.7
       1996-C         August 1996            175.0                26.5
       1996-D         November 1996          200.0                54.3
       1997-A         March 1997             225.0                76.4
       1997-B         May 1997               250.0                98.4
       1997-C         August 1997            325.0               153.7
       1997-D         November 1997          400.0               225.4
       1998-A         February 1998          425.0               272.0
       1998-B         May 1998               525.0               376.0
       1998-C         August 1998            575.0               463.9
       1998-D         November 1998          625.0               553.3
       1999-A         February 1999          700.0               675.4
                                        ----------        ------------
                                        $  4,845.5        $    3,002.6
                                        ==========        ============

     In connection with securitization transactions, the Company is required to fund certain credit enhancement levels set by the insurer of the asset-backed securities issued by the Trusts. The Company typically makes an initial deposit to a restricted cash account and subsequently uses excess cash flows generated by the Trusts to either increase the restricted cash account or repay the outstanding asset-backed securities on an accelerated basis, thus creating additional credit enhancement through over collateralization in the Trusts. When the credit enhancement levels reach specified percentages of the Trust's pool of receivables, excess cash flows are distributed to the Company.

     When excess cash flow distributions are received depends on the type of structure used. Historically, the Company has used a structure that involved a higher initial cash deposit that resulted in receipt of excess cash flow distributions approximately seven to nine months after the receivables were securitized. Beginning in November 1997, the Company began to employ a structure that involves a lower initial cash deposit and the use of reinsurance and other alternative credit enhancements. Under this structure, the Company expects to begin to receive excess cash flow distributions approximately 20 to 24 months after receivables are securitized. For a description of the risks related to the use of reinsurance and other alternative credit enhancements, see "Risk Factors--Dependence on Funding Sources--Credit Enhancement."

     Initial deposits to restricted cash accounts were $2.9 million, $71.4 million and $56.7 million for fiscal years 1996, 1997 and 1998, respectively, and $43.4 million and $57.3 million for the nine months ended March 31, 1998 and 1999, respectively. Excess cash flows distributed to the Company were $1.2 million, $19.3 million and $43.8 million for fiscal years 1996, 1997 and 1998, respectively, and $27.1 million and $35.2 million for the nine months ended March 31, 1998 and 1999, respectively. In addition, the Company received $23.0 million representing a return of deposits from restricted cash accounts during the nine months ended March 31, 1999.

     Certain agreements with the insurer provide that if delinquency, default and net loss ratios in a Trust's pool of receivables exceed certain targets, the specified credit enhancement levels would be increased. As of March 31, 1999, none of the Company's securitizations had delinquency, default and net loss ratios in excess of the targeted levels.

     In February 1997 and January 1998, the Company issued $125 million and $50 million, respectively, of 9-1/4% Senior Notes which are due in February 2004. Interest on the notes is payable semi-annually, in February and August. The notes, which are unsecured, may be redeemed at the Company's option after February 2001 at a premium declining to par in February 2003.

     In April 1999, the Company issued $200 million of 9.875% Senior Notes which are due in April 2006. Interest on the Notes is payable semi-annually, in April and October. The notes, which are unsecured, may be redeemed at the Company's option after April 2003 at a premium declining to par in April 2005.

     The Company operated 168 auto lending branch offices as of March 31, 1999 and plans to open a minimum of six additional branches in the remainder of fiscal 1999. The Company may also expand loan production capacity at existing auto lending branch offices where appropriate. While the Company has been able to establish and grow its finance businesses thus far, there can be no assurance that future expansion will be successful due to competitive, regulatory, market, economic or other factors.

     As of March 31, 1999, the Company had $36.8 million in cash and cash equivalents. The Company also had available borrowing capacity of $76.3 million under its bank credit agreement pursuant to the borrowing base requirements of such facility. The Company estimates that it will require additional external capital for the remainder of fiscal 1999 in addition to these existing capital resources in order to fund expansion of its lending activities. The Company anticipates that such funding will be in the form of additional securitization transactions and expansion of its warehouse and credit facilities. There can be no assurance that funding will be available to the Company through these sources, or if available, that it will be on terms acceptable to the Company.

Factors Affecting Future Liquidity

     The Company's ability to make payments of principal of or interest on, or to refinance its indebtedness (including the Notes) will depend on its future operating performance, and its ability to enter into additional securitizations and debt and/or equity financings, which to a certain extent is subject to economic, financial, competitive and other factors beyond its control. If the Company is unable to generate sufficient cash flow in the future to service our debt, the Company may be required to refinance all or a portion of its existing debt, including the Notes, or to obtain additional financing. There can be no assurance that any such refinancing would be possible or that the Company could obtain any additional financing. The inability to obtain additional financing could have a material adverse effect on the Company.

     The degree to which the Company is leveraged could have important consequences to the holders of the Notes, including:

     .    the Company may be more vulnerable to adverse general economic and industry conditions;

     .    the Company may find it more difficult to obtain additional financing for future working capital, capital expenditures, acquisitions, general corporate purposes or other purposes; and

     . the Company will have to dedicate a substantial portion of its cash resources to pay principal and interest on the Credit Agreement, the Mortgage Subsidiary Credit Agreement and the Warehouse Facilities (all of which become due prior to the maturity of the Notes), thereby reducing the funds available for operations and future business opportunities.

     In addition, the indentures under which the 9-1/4% Senior Notes due 2004 were issued, the Indenture, the Credit Agreement, the Warehouse Facilities, the Canadian facility and the Mortgage Subsidiary Credit Agreement contain certain covenants which could limit the Company's operating and financial flexibility. See "Risk Factors."

Interest Rate Risk

     Since the Company's funding strategy is dependent upon the issuance of interest-bearing securities and the incurrence of debt, fluctuations in interest rates impact the Company's profitability. The Company utilizes several strategies to minimize the risk of interest rate fluctuations including the use of hedging instruments, the regular sale of auto receivables to the Trusts and pre-funding securitizations, whereby the amount of asset-backed securities issued in a securitization exceeds the amount of receivables initially sold to a Trust. The proceeds from the pre-funded portion are held in an escrow account until the Company sells additional receivables to the Trust in amounts up to the balance of the pre-funded escrow account. In pre-funded securitizations, the Company locks in the borrowing costs with respect to the loans it subsequently delivers to the Trust. However, the Company incurs an expense in pre-funded securitizations equal to the difference between the money market yields earned on the proceeds held in escrow prior to subsequent delivery of receivables and the interest rate paid on the asset-backed securities outstanding. There can be no assurance that these strategies will be effective in minimizing interest rate risk or that increases in interest rates will not have an adverse effect on the Company's profitability.

     The Company utilizes derivative financial instruments to manage the gross interest rate spread on the Company's securitization transactions. The Company sells fixed rate auto receivables to Trusts that, in turn, sell either fixed rate or floating rate securities to investors. The fixed rates on securities issued by the Trusts are indexed to rates on U.S. Treasury notes with similar average maturities. The Company periodically uses forward U.S. Treasury rate lock agreements to lock in the indexed rate for specific anticipated securitization transactions. The floating rates on securities issued by the Trusts are indexed to London Interbank Offered Rates (LIBOR). The Company uses interest rate swap agreements to convert the floating rate exposures on these securities to a fixed rate.

     The Company made cash payments of $6.2 million and $5.8 million for the nine months ended March 31, 1998 and 1999, respectively, to settle Forward U.S. Treasury rate lock agreements. These amounts were included in the gain on sale of receivables in securitization transactions and are recovered over time through a higher gross interest rate spread on the related securitization transaction. There were no outstanding Forward U.S. Treasury rate lock agreements as of March 31, 1999.

     All of the Company's interest rate swap agreements are associated with securitization transactions completed prior to March 31, 1999 and the net market risk to the Company is not material.


Recent Accounting Developments

     In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 131 establishes standards for the way companies report information about operating segments in annual financial statements and requires that enterprises report selected information about operating segments in interim financial reports. The new pronouncement also establishes standards for related disclosures about products and services, geographic areas and major customers. The statement is effective for financial statements for periods beginning after December 15, 1997. The Company's auto finance business is currently the only segment reportable under SFAS 131.

     In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities"
("SFAS 133"). SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. The new standard requires that all derivatives be recognized as either assets or liabilities in the consolidated balance sheets and that those instruments be measured at fair value. If certain conditions are met, a derivative may be specifically designated as a hedging instrument. The accounting for changes in the fair value of a derivative (that is, gains and losses) depends on the intended use of the derivative and the resulting designation. The statement is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. While the new standard will apply to the Company's derivative financial instruments, the Company does not believe that adoption of SFAS 133 will have a material effect on its consolidated financial position or results of operations.

Year 2000 Issue

     The year 2000 issue is whether the Company or the Company's vendors' computer systems will properly recognize date sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or fail.

     The Company has developed a comprehensive project plan for achieving year 2000 readiness. The Company has completed an inventory of critical hardware and software and the Company has assessed information technology components. This assessment included major suppliers and business partners and the Company is monitoring their continued progress toward year 2000 compliance; however, the Company does not rely on any single supplier or partner to conduct business. The Company has completed the process of renovating or replacing critical systems. Integrated testing and installation of all renovated systems is complete. In addition, the Company is currently developing contingency plans for critical systems. Year 2000 project costs incurred through March 31, 1999 have been approximately $900,000. The Company expects to incur an additional $100,000 of costs to fund year 2000 project efforts through the end of calendar year 1999.

     The Company presently believes that with modifications to existing systems and/or conversion to new systems, the year 2000 issue will not pose significant operational problems for the Company. However, there can be no assurance that unforeseen problems in the Company's computer systems, or the systems of third parties on which the Company's computers rely, would not have an adverse effect on the Company's systems or operations.

                                   BUSINESS

General

     We are a consumer finance company specializing in purchasing, securitizing and servicing retail automobile installment sales contracts originated by franchised and select independent dealers in connection with the sale of late model used and to a lesser extent new automobiles. We target borrowers with limited credit histories, modest incomes or those who have experienced prior credit difficulties ("Non-Prime Borrowers"). With the use of proprietary credit scoring models, we underwrite contracts on a decentralized basis through a branch office network. These credit scoring models, combined with experienced underwriting personnel, enable us to implement a risk-based pricing approach to structuring and underwriting individual contracts. The Company's centralized risk management department monitors these underwriting strategies and portfolio performance to balance credit quality and profitability objectives. We service our loan portfolio at centralized facilities located in Fort Worth, Texas, Tempe, Arizona and Charlotte, North Carolina using automated loan servicing and collection systems.

     We had 168 branch offices as of March 31, 1999. As a result of our expansion strategy, we have been able to increase our aggregate volume of automobile installment sales contracts purchased to $1,737.8 million in fiscal 1998 from $18.3 million in fiscal 1993. We have continued this growth during the first nine months of fiscal 1999, with purchases aggregating $1,990.9 million, compared to $1,176.7 million during the same period in fiscal 1998. For fiscal 1998, the average principal amount financed was $12,479 and the weighted average APR of contracts we purchased was 19.1%.

     We generate earnings and cash flow primarily through the purchase, retention, securitization and servicing of automobile receivables. In each securitization, we sell automobile receivables to a trust that, in turn, sells asset-backed securities to investors. We recognize a gain on the sale of the receivables to the trust and receive monthly excess cash flow distributions from the trust resulting from the difference between the interest received from the consumer obligors on the receivables and the interest on the asset-backed securities paid to investors, net of losses and expenses. When we receive excess cash flow distributions depends on the type of structure we use. Historically, we have used a structure that involved a higher initial cash deposit and resulted in receipt of excess cash flow distributions approximately seven to nine months after the receivables were securitized. Since November 1997, we have employed a structure that involves a lower initial cash deposit. Under this structure we expect to begin to receive excess cash flow distributions approximately 20 to 24 months after the receivables are securitized. We received excess cash flow of $43.8 million from securitization trusts in fiscal 1998. Due to the time delay associated with distributions of excess cash flow from securitizations, we expect to receive increased cash flow distributions in fiscal 2000 from trusts created as a result of securitization transactions occurring in fiscal 1998. Prior to the time when we begin to receive excess cash flow, all excess cash flow is utilized to fund credit enhancement requirements to secure financial guaranty insurance policies issued by a monoline insurance company to protect investors in the asset-backed securities from losses. Once predetermined credit enhancement requirements are reached and maintained, excess cash flow is distributed to us. In addition to excess cash flow, we earn servicing fees of 2.25% per annum of the outstanding principal balance of receivables securitized. Over the four quarters ended March 31, 1999 we completed four securitization transactions totaling $2.4 billion. We also completed a $1 billion securitization in May 1999.

Business Strategy

     Our principal objective is to continue to build upon our position as a leading lender to Non-Prime Borrowers. To achieve this objective, we employ the following key strategies:

     Continued Expansion of Automobile Contract Purchase Volume.   We seek to
continue to develop our automobile contract purchase volume. We intend to do this through the continued expansion of our automobile finance branch network, through increasing our market share in existing branch territories and through marketing alliances with select automobile dealer groups and prime automotive lenders, such as banks. We opened five branch offices in fiscal 1993, 13 in fiscal 1994, 13 in fiscal 1995, 20 in fiscal 1996, 34 in fiscal 1997, 44 in fiscal 1998, and 39 through March 31, 1999, bringing our branch office network to 168 offices located in 41 states and one Canadian province as of March 31, 1999. We plan to open a minimum of six additional branch offices during the remainder of fiscal 1999. As part of our goal of increasing the number of dealers from whom we purchase automobile finance contracts, we have entered into marketing alliances with certain automobile dealer groups and regional banks. In addition, in March

1999 we announced a new marketing alliance with Chase Manhattan Bank, USA, N.A., whereby we will provide non-prime automobile financing programs to automobile dealers who currently have a relationship with Chase.

     Use of Proprietary Credit Scoring Models for Risk-based Pricing. We have developed and implemented a credit scoring system across our branch office network to support the branch level credit approval process. Our proprietary credit scoring models are designed to enable us to tailor each loan's pricing and structure to a statistical assessment of the underlying credit risk.

     Sophisticated Risk Management Techniques.   Our centralized risk management
department is responsible for monitoring the origination process, supporting management's supervision of each branch office, tracking collateral values of our receivables portfolio and monitoring portfolio returns. The risk management department uses proprietary databases to identify concentrations of risk, to price for the risk associated with selected market segments and to endeavor to enhance the credit quality and profitability of the contracts purchased.

     High Investment in Technology to Support Operating Efficiency and Growth. The use of leading-edge technology in both loan origination and servicing has enabled us to become a low-cost provider in the non-prime automobile finance market. Our annualized ratio of operating expenses to average managed receivables was 10.0% for fiscal 1995, 7.2% for fiscal 1996, 6.2% for fiscal 1997, 5.4% for fiscal 1998 and 5.0% for the nine months ended March 31, 1999.

     Funding and Liquidity Through Securitizations.   We sell automobile
receivables in securitization transactions in order to obtain a cost-effective source of funds for the purchase of additional automobile finance contracts, to reduce the risk of interest rate fluctuations and to utilize capital efficiently. Since our first securitization transaction in December 1994, we have securitized approximately $4.8 billion of automobile receivables in private and public offerings of asset-backed securities through March 31, 1999. In addition, we completed a $1 billion securitization in May 1999.

Market and Competition

     According to CNW Marketing/Research, an independent automobile finance market research firm, the automobile finance industry is the second largest consumer finance industry in the United States with over $603 billion of franchised dealers loan and lease originations during 1998. The industry is generally segmented according to the type of car sold (new vs. used) and the credit characteristics of the borrower (prime vs. non-prime segment). The non-prime segment of the market accounted for approximately $188 billion of these originations.

     Competition in the field of non-prime automobile finance is intense. The automobile finance market is highly fragmented and is served by a variety of financial entities including the captive finance affiliates of major automotive manufacturers, banks, thrifts, credit unions and independent finance companies. Many of these competitors have greater financial resources and lower costs of funds than the Company. Many of these competitors also have long standing relationships with automobile dealerships and may offer dealerships or their customers other forms of financing, including dealer floor plan financing and leasing, which are not provided by the Company. Providers of automobile financing have traditionally competed on the basis of interest rates charged, the quality of credit accepted, the flexibility of loan terms offered and the quality of service provided to dealers and customers. In seeking to establish itself as one of the principal financing sources at the dealers it serves, the Company competes predominately on the basis of its high level of dealer service and strong dealer relationships and by offering flexible loan terms. The Company also seeks to offer rates that are competitive and that are consistent with its goal of balancing risk and returns.

Operations

     Target Market. Our indirect automobile lending programs are designed to serve customers who have limited access to traditional automobile financing. Our typical borrowers have experienced prior credit difficulties or have limited credit histories. Because we serve consumers who are unable to meet the credit standards imposed by most traditional automobile financing sources, we generally charge interest at rates higher than those charged by traditional automobile financing sources. We also expect to sustain a higher level of credit losses than traditional automobile financing sources since we provide financing in a relatively high risk market.

     Dealership Marketing.   Since we are an indirect lender, we focus our
marketing activities on automobile dealerships. We are selective in choosing the dealers with whom we conduct business. We primarily pursue manufacturer franchised dealerships with used car operations and select independent dealerships. We select these dealers because they sell the type of used cars we prefer to finance, specifically later model, low mileage used cars. Of the contracts we purchased during the fiscal year ended June 30, 1998, approximately 90% were originated by manufacturer franchised dealers with used car operations and 10% by select independent dealers. We purchased contracts from 9,204 dealers during the fiscal year ended June 30, 1998. No dealer accounted for more than 1% of the total volume of contracts we purchased for that same period.

     Our financing programs are marketed to dealers through branch office personnel, including branch managers, assistant managers and in some cases marketing representatives. We believe that the personal relationships our branch managers and other branch office personnel establish with the dealership personnel are an important factor in creating and maintaining productive relationships with our dealership customer base. Branch office personnel are responsible for the solicitation, enrollment and education of new dealers regarding our financing programs. Branch office personnel visit dealerships to present information regarding our financing programs and capabilities. These personnel explain our underwriting philosophy, including our preference for non-prime quality contracts secured by later model, lower mileage used vehicles and our practice of underwriting in the local branch office.

     Prior to entering into a relationship with a dealer, we consider the dealer's operating history and reputation in the marketplace. We then maintain a non-exclusive relationship with the dealer. We actively monitor this relationship with the objective of maximizing the volume of applications received from the dealer that meet our underwriting standards and profitability objectives. Due to the non-exclusive nature of our relationships with dealerships, the dealerships retain discretion to determine whether to obtain financing from us or from another source for a customer seeking to finance a vehicle purchase. Branch managers and other branch office personnel regularly telephone and visit dealers to solicit new business and to answer any questions dealers may have regarding our financing programs and capabilities. To increase the effectiveness of these contacts, the branch managers and other branch office personnel have access to our management information systems which detail current information regarding the number of applications submitted by dealership, our response and the reasons why we rejected a particular application.

     We generally purchase finance contracts without recourse to the dealer, and accordingly, the dealer usually has no liability to us if the consumer defaults on the contract. To mitigate our risk from potential credit losses, we typically charge dealers an acquisition fee when purchasing finance contracts. We negotiate these acquisition fees with dealers on a contract-by-contract basis and they are usually non-refundable. Although we purchase finance contracts without recourse to the dealer, the dealer typically makes certain representations as to the validity of the contract and compliance with certain laws, and indemnifies us against any claims, defenses and set-offs that may be asserted against us because of assignment of the contract. Recourse based upon such representations and indemnities would be limited in circumstances in which the dealer has insufficient financial resources to perform upon such representations and indemnities. We do not view recourse against the dealer on these representations and indemnities to be of material significance in its decision to purchase finance contracts from a dealer.

     Branch Office Network.   We use a branch office network to market our
financing programs to selected dealers and develop relationships with dealers throughout the country. Additionally, we use the branch office network for the underwriting of contracts submitted by dealerships. We believe a local presence enables us to more fully service dealers and be more responsive to dealer concerns and local market conditions. We select markets for branch office locations based upon numerous factors, including demographic trends and data, competitive conditions and the regulatory environment in addition to the availability of qualified personnel. Branch offices are typically situated in suburban office buildings which are accessible to local dealers.

     Each branch office solicits dealers for contracts and maintains our relationship with the dealers in the geographic vicinity of that branch office. Branch office locations are typically staffed by a branch manager, an assistant manager and one or more dealer and customer service representatives. Larger branch offices may also have an additional assistant manager and/or dealer marketing representative. We compensate branch managers with base salaries and annual incentives based on overall branch performance including factors such as branch credit quality, loan pricing adequacy and loan volume objectives. We typically pay the incentives in cash and stock option grants. The branch managers report to regional vice presidents.

     Our regional vice presidents monitor branch office compliance with our underwriting guidelines. Our management information systems provide the regional vice presidents access to credit application information enabling them to consult with the branch managers on daily credit decisions and review exceptions to our underwriting guidelines. The regional vice presidents also make periodic visits to the branch offices to conduct operating reviews.

     The following table sets forth information with respect to the number of branches, dollar volume of contracts purchased and number of producing dealerships for the periods set forth below.

                                                                                          Nine Months Ended
                                                         Year Ended June 30,                   March 31,
                                                   -------------------------------      ------------------------
                                                     1996      1997        1998            1998           1999
                                                   --------   -------   ----------      ---------      ---------
                                                                           ($ in thousands)
Number of branch offices......................           51        85          129            119            168
Dollar volume of contracts purchased..........     $  432.4   $ 906.8   $  1,737.8      $ 1,176.7      $ 1,990.9
Number of producing dealerships(1)............        3,262     5,657        9,204          7,763         10,991

_________________

(1) A producing dealership refers to a dealership from which we have purchased contracts in the relevant period.

     We plan to expand our indirect automobile finance business by adding additional branch offices and increasing dealer penetration at our existing branch offices. The success of this strategy is dependent upon, among other factors, our ability to hire and retain qualified branch managers and other personnel and to develop relationships with more dealers. We confront intense competition in attracting key personnel and establishing relationships with dealers. Dealers often already have favorable non-prime financing sources, which may restrict our ability to develop dealer relationships and delay our growth. In addition, the competitive conditions in our markets may result in a reduction in the profitability of the contracts that we purchase or a decrease in contract acquisition volume, which would adversely affect our results of operations.

Underwriting and Purchasing of Contracts

     Proprietary Credit Scoring System and Risk-based Pricing.   We have
implemented a credit scoring system throughout our branch office network to support the branch level credit approval process. The credit scoring system was developed with the assistance of Fair, Isaac and Co., Inc. from our consumer demographic and portfolio databases. We use credit scoring to differentiate credit applicants and to rank order credit risk in terms of expected default rates, which enables us to tailor loan pricing and structure according to this statistical assessment of credit risk. For example, a consumer with a lower score would indicate a higher probability of default and, therefore, we would seek to compensate for this higher default risk through the structuring and pricing of the transaction. While we employ a credit scoring system in the credit approval process, credit scoring does not eliminate credit risk. Adverse determinations in evaluating contracts for purchase could adversely affect the credit quality of our receivables portfolio.

     The credit scoring system contrasts the quality of credit applicant profiles resulting in a statistical assessment of the most predictive characteristics. Factors considered in any loan application include data presented on the application, the credit bureau report and the type of loan the applicant wishes to secure. Specifically, the credit scoring system considers the applicant's residential and employment stability, financial history, current financial capacity and integrity of meeting historical financial obligations as well as the loan structure and credit bureau information. The scorecards take these factors into account and produce a statistical assessment of these attributes. This assessment is used to segregate applicant risk profiles and determine whether risk is acceptable and the price we should charge for that risk. The credit scorecards are validated on a monthly basis through the comparison of actual versus projected performance by score. We endeavor to refine our proprietary scorecards based on new information and identified correlations relating to receivables performance.

     Through the use of our proprietary credit scoring system, branch office personnel with credit authority are able to more efficiently review and prioritize loan applications. Applications which receive a high score are processed rapidly and credit decisions can be quickly faxed back to the dealer. Applications receiving low scores can be quickly rejected without further processing and review by us. This ability to prioritize applications allows for a more effective allocation of resources to those applications requiring more review.

     Decentralized Loan Approval Process.   We purchase individual contracts
through our branch offices based on a decentralized credit approval process tailored to local market conditions. Each branch manager has a specific credit authority based upon their experience and historical loan portfolio results as well as established credit scoring parameters. In certain markets where a branch office is not present and with respect to certain large dealer groups, we purchase contracts through our regional purchasing offices. Although the credit approval process is decentralized, all credit decisions are guided by our credit scoring strategies, overall credit and underwriting policies and procedures and daily monitoring process.

     We receive loan application packages completed by prospective obligors via facsimile at the branch offices from dealers. Application data are entered into our automated application processing system. A credit bureau report is automatically generated and credit scores are computed. Branch office personnel with credit authority review the application package and determine whether to approve the application, approve the application subject to conditions that must be met or deny the application. These personnel consider many factors in arriving at a credit decision, relying primarily on the applicant's credit score, but also taking into account the applicant's capacity to pay, stability, credit history, the contract terms and collateral value. We estimate that we deny credit to approximately 60% to 65% of applicants typically because of their credit histories or because their income levels are not sufficient to support the proposed level of monthly payments. We contact dealers regarding credit decisions by telefax and/or telephone. Declined and conditioned applicants are also provided with appropriate notification of the decision.

     Our underwriting and collateral guidelines as well as credit scoring parameters form the basis for the branch level credit decision; however, the qualitative judgment of the branch office personnel with credit authority with respect to the credit quality of an applicant is a significant factor in the final credit decision. Exceptions to credit policies and authorities must be approved by a regional vice president or other designated credit officer.

     The dealers send completed loan packages to the branch office. As part of the credit decision process, a customer service representative investigates the residence, employment and credit history of the applicant. Loan terms and insurance coverages are generally reverified with the consumer by branch office personnel and the loan packages are forwarded to our centralized loan services department. All loan documentation is scanned to create electronic images and key original documents are stored in a fire-resistant vault. The loans are reviewed for proper documentation and regulatory compliance and are entered into our loan accounting system. Daily loan reports are generated for final review by senior operations management. Once cleared for funding, the loan services department issues a check or electronically transfers funds to the dealer. Upon funding of the contract, we require applicants to provide a perfected security interest in the automobile that was financed. All of our contracts are fully amortizing with substantially equal monthly installments.

Servicing and Collections Procedures

     General.   Our servicing activities consist of:

     .    collecting and processing customer payments,
     .    responding to customer inquiries,
     . initiating contact with customers who are delinquent in payment of a receivable installment,
     .    maintaining the security interest in the financed vehicle,
     .    maintaining physical damage insurance coverage of the financed vehicle, and
     .    repossessing and liquidating collateral when necessary.

     We utilize various automated systems to support our servicing and collections activities. We use monthly billing statements to serve as a reminder to customers as well as an early warning mechanism in the event a customer has failed to notify us of an address change. Approximately 15 days before a customer's first payment due date and each month thereafter, we mail the customer a billing statement directing the customer to mail payments to a lockbox bank for deposit in a lockbox account. Payment receipt data is electronically transferred from our lockbox bank to us for posting to the loan accounting system. We may also directly receive payments from customers. All payment processing and customer account maintenance is performed centrally in Fort Worth, Texas by the loan services department. We receive servicing fees for servicing securitized receivables equal to 2.25% per annum of the outstanding principal balance of such receivables.

     Our collections activities are performed at regional centers located in Fort Worth, Texas, Tempe, Arizona and Charlotte, North Carolina. We utilize a predictive dialing system to make phone calls to customers whose payments are past due. The predictive dialer is a computer-controlled telephone dialing system which dials phone numbers of customers from a file of records extracted from our database. Once a live voice responds to the automated dialer's call, the system automatically transfers the call to a collector and the relevant account information appears on the collector's computer screen. The system also tracks and notifies collections management of phone numbers that the system has been unable to reach within a specified number of days, thereby promptly identifying for management all customers who cannot be reached by telephone. By eliminating time wasted on attempting to reach customers, the system gives a single collector the ability to speak with a larger number of accounts daily.

     Once an account becomes more than 30 days delinquent, the account moves to our mid-range collection unit. The objective of these collectors is to prevent the account from becoming further delinquent. After a scheduled payment on an account becomes approximately 60 to 90 days past due, we typically initiate repossession of the financed vehicle. However, we may repossess it without regard to the length of payment delinquency if:

     .    an account is deemed uncollectible,
     . the financed vehicle is deemed by collection personnel to be in danger of being damaged, destroyed or hidden,
     .    the customer deals in bad faith, or
     .    the customer voluntarily surrenders the financed vehicle.

     At times, we offer payment deferrals to customers who have encountered temporary financial difficulty, hindering their ability to pay as contracted, and when other methods of assisting the customer in meeting the contract terms and conditions have been exhausted. A deferral allows the customer to move a delinquent payment to the end of the loan by paying a fee (approximately the interest portion of the payment deferred). The collector must review the past payment history and assess the customer's desire and capacity to make future payments and, before agreeing to a deferral, must comply with our policies and guidelines for deferrals. Exceptions to our policies and guidelines for deferrals must be approved by a collections officer. The loan services department processes deferment transactions. As of March 31, 1999, approximately 13% of our managed receivables had received a deferral.

     Repossessions.   Repossessions are subject to prescribed legal procedures,
which include:

     .    peaceful repossession,
     .    one or more consumer notifications,
     . a prescribed waiting period prior to disposition of the repossessed automobile, and
     .    return of personal items to the consumer.

Some jurisdictions provide the consumer with reinstatement or redemption rights. Legal requirements, particularly in the event of bankruptcy, may restrict our ability to dispose of the repossessed vehicle. Repossessions are handled by independent repossession firms engaged by us and must be approved by a collections officer. Upon repossession and after any prescribed waiting period, we sell the repossessed automobile at auction. We do not sell any vehicles on a retail basis. We credit the proceeds from the sale of the automobile at auction, and any other recoveries, against the balance of the contract. Auction proceeds from the sale of the repossessed vehicle and other recoveries are usually not sufficient to cover the outstanding balance of the contract, and the resulting deficiency is charged-off. We may pursue collection of deficiencies when we deem such action to be appropriate.

     Charge-Off Policy.   Our policy is to charge-off an account in the month in
which the account becomes 180 days contractually delinquent even if we have not repossessed the related vehicle. On accounts less than 180 days delinquent, we charge-off the account when the vehicle securing the delinquent contract is repossessed and disposed of. The charge-off represents the difference between the actual net sales proceeds and the amount of the delinquent contract, including accrued interest. Accrual of finance charge income is suspended on accounts which are more than 60 days contractually delinquent.


Risk Management

     Overview.   We have developed procedures to evaluate and supervise the operations of each branch office on a centralized basis. Our risk management department is responsible for monitoring the contract purchase process and supporting the supervisory role of senior operations management. This department tracks via databases key variables, such as:

     .    loan applicant data,
     .    credit bureau and credit score information,
     .    loan structures and terms, and
     .    payment histories.

The risk management department also regularly reviews the performance of our credit scoring system and is involved with third-party vendors in the development and enhancement of our credit scorecards.

     The risk management department also prepares regular credit indicator packages reviewing portfolio performance at various levels of detail including total Company, branch office and dealer. Various daily reports and analytical data are also generated by our management information systems. We use this information to monitor credit quality as well as to constantly refine the structure and mix of new contract purchases. We review portfolio returns on a consolidated basis, as well as at the branch office, dealer and contract levels.

     Behavioral Scoring.   We use statistically-based behavioral assessment
models to project the relative probability that an individual account will default and to validate the credit scoring system after the receivable has aged for a sufficient period of time (generally six to nine months). Default probabilities are calculated for each account independent of the credit score. Projected default rates from the behavioral assessment models and credit scoring systems are compared and analyzed to monitor the effectiveness of our credit strategies.

     Collateral Value Management.   The value of the collateral underlying our
receivables portfolio is updated monthly with a loan-by-loan link to national wholesale auction values. This data, along with our own experience relative to mileage and vehicle condition, are used for evaluating collateral disposition activities as well as for reserve analysis models.

     Compliance Audits.   Our internal audit department conducts regular
compliance audits of branch office operations, loan services, collections and other functional areas. The primary objective of the audits is to measure compliance with our written policies and procedures as well as regulatory matters. We conduct audits of branch office operations no less than every six months and include a review of:

     .    compliance with underwriting policies;
     .    completeness of loan documentation;
     .    collateral value assessment; and
     .    extent of applicant data investigation.

Written audit reports are distributed to local branch office personnel and the regional vice presidents for response and follow-up. Senior operations management reviews copies of these reports. Audit results and responses are also reviewed on a quarterly basis by an audit committee comprised of senior executive management.

Securitization of Loans

     Since December 1994, we have pursued a strategy of securitizing our receivables to diversify our funding, improve liquidity and obtain a cost-effective source of funds for the purchase of additional automobile finance contracts. We apply the net proceeds from securitizations to pay down borrowings under our credit and warehouse facilities, thereby increasing availability thereunder for further contract purchases. Through March 31, 1999, we have securitized approximately $4.8 billion of automobile receivables.

     In our securitizations, we, through one or more wholly-owned subsidiaries, transfer automobile receivables to newly-formed securitization trusts, which issue one or more classes of asset-backed securities. The asset-backed securities are in turn sold to investors, except for certain subordinated interests which we may retain.

     When we transfer receivables to securitization trusts in securitization transactions, we recognize a gain on sale of receivables and continue to service such receivables. The gain on sale of receivables represents the difference between the sales proceeds, net of transaction costs, and our net carrying value of the receivables sold, plus the present value of estimated excess cash flows. The estimated excess cash flows are the difference between the cash collected from obligors on securitized receivables and the sum of principal and interest paid to investors in the asset-backed securities, contractual servicing fees, defaults, net of recoveries, and other expenses such as trustee fees and financial guarantee insurance premiums. Concurrently with recognizing the gain on sale of receivables, we record a corresponding asset, interest-only receivables from Trusts, which includes the present value of estimated excess cash flows as described above.

     The calculation of interest-only receivables includes estimates of future losses and prepayment rates for the remaining term of the receivables sold since these factors impact the amount and timing of future cash collected on the receivables sold. We review the carrying value of interest-only receivables quarterly on a disaggregated basis by Trust. If future losses or prepayment rates exceed our original estimates, the asset will be adjusted through a charge to operations. Favorable credit loss and prepayment experience compared to our original estimates would result in additional income when realized. See "Risk Factors--Default and Prepayment Risks."

     In connection with our securitization program, we arrange for a financial guaranty insurance policy to achieve a desired credit rating on the asset-backed securities issued. The policies for each of our securitizations have been provided by Financial Security Assurance, Inc., a monoline insurer, which insures the timely payment of principal and interest due on the asset-backed securities. We have limited reimbursement obligations to Financial Security Assurance; however, credit enhancement requirements, including Financial Security Assurance's encumbrance of certain restricted cash accounts and subordinated interests in trusts, provide a source of funds to cover shortfalls in collections (as described below) and to reimburse Financial Security Assurance for any claims which may be made under the policies issued with respect to our securitizations.

     The credit enhancement requirements for any securitization include restricted cash accounts which are generally established with an initial deposit and, in some cases, reinsurance or other alternative forms of credit enhancement, and subsequently funded through excess cash flows from securitized receivables. Funds are withdrawn from the restricted cash accounts to cover any shortfalls in amounts payable on the asset-backed securities. Funds are also available to be withdrawn in an event of default to reimburse FSA for draws on its financial guaranty insurance policy. In addition, the restricted cash account for each securitization trust is cross-collateralized to the restricted cash accounts established in connection with our other securitization trusts, such that excess cash flow from a performing securitization trust insured by FSA may be used to support cash flow shortfalls from a non-performing securitization trust insured by FSA, thereby further restricting excess cash flow available to us. We are entitled to receive amounts from the restricted cash accounts to the extent the amounts deposited exceed predetermined required minimum levels.

     FSA has taken a pledge of the stock of AFS Funding Corp., our wholly-owned subsidiary that owns the restricted cash accounts, interest-only receivables, and any subordinated interests in the Trusts, such that, if the pledge is exercised in the event of a payment by FSA under one of its insurance policies or certain material adverse changes in our business, FSA would control all of the restricted cash accounts, interest-only receivables and any subordinated interests in the Trusts. The terms of each securitization also provide that, under certain tests relating to delinquencies, defaults and losses, cash may be retained in the restricted cash account and not released to us until increased minimum levels of credit enhancement requirements have been reached and maintained.

Trade Names

     We have obtained federal trademark protection for the "AmeriCredit" name and the logo that incorporates the "AmeriCredit" name.

Regulation

     Our operations are subject to regulation, supervision and licensing under various federal, state and local statutes, ordinances and regulations.

     In most states in which we operate, a consumer credit regulatory agency regulates and enforces laws relating to consumer lenders and sales finance agencies such as us. Such rules and regulations generally provide for licensing of sales finance agencies, limitations on the amount, duration and charges, including interest rates, for various categories of loans, requirements as to the form and content of finance contracts and other documentation and restrictions on collection practices and creditors' rights. In certain states, our branch offices are subject to periodic examination by state regulatory authorities. Some states in which we operate do not require special licensing or provide extensive regulation of our business.

     We are also subject to extensive federal regulation, including the Truth in Lending Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act. These laws require us to provide certain disclosures to prospective borrowers and protect against discriminatory lending practices and unfair credit practices. The principal disclosures required under the Truth in Lending Act include the terms of repayment, the total finance charge and the annual percentage rate charged on each loan. The Equal Credit Opportunity Act prohibits creditors from discriminating against loan applicants on the basis of race, color, sex, age or marital status. Pursuant to Regulation B promulgated under the Equal Credit Opportunity Act, creditors are required to make certain disclosures regarding consumer rights and advise consumers whose credit applications are not approved of the reasons for the rejection. In addition, our credit scoring system must comply with the requirements for such a system as set forth in the Equal Credit Opportunity Act and Regulation B. The Fair Credit Reporting Act requires us to provide certain information to consumers whose credit applications are not approved on the basis of a report obtained from a consumer reporting agency.

     The dealers who originate automobile loans that we purchase also must comply with both state and federal credit and trade practice statutes and regulations. Failure of the dealers to comply with such statutes and regulations could result in consumers having rights of rescission and other remedies that could have an adverse effect on us.

     Management believes that we maintain all material licenses and permits required for our current operations and are in substantial compliance with all applicable local, state and federal regulations. There can be no assurance, however, that we will be able to maintain all requisite licenses and permits and the failure to satisfy those and other regulatory requirements could have a material adverse effect on our operations. Further, the adoption of additional, or the revision of existing, rules and regulations could have a material adverse effect on our business.

     As a consumer finance company, we are subject to various consumer claims and litigation seeking damages and statutory penalties based upon, among other theories of liability, usury, disclosure inaccuracies, wrongful repossession, fraud and discriminatory treatment of credit applicants, which could take the form of a plaintiffs' class action complaint. We, as the assignee of finance contracts originated by dealers, may also be named as a co-defendant in lawsuits filed by consumers, principally against dealers. The damages and penalties claimed by consumers in these types of matters can be substantial. Management believes that we have taken prudent steps to address the litigation risks associated with our business activities. However, there can be no assurance that we will be able to successfully defend against all such consumer claims, or that the determination of any such claim in a manner adverse to us would not have a material adverse effect on our indirect automobile finance business.

Mortgage Loan Operations

     In November 1996, we acquired AMS. AMS originates and acquires home equity loans through a network of mortgage brokers. AMS sells its home equity loans and the related servicing rights in the wholesale markets. AMS does not currently represent a material portion of our assets or revenues.

Properties

     Our executive offices are located at 200 Bailey Avenue, Fort Worth, Texas, in a 43,000 square foot building we purchased in February 1994. We utilize this building for branch office support and administrative activities. We also lease 67,000 square feet of office space in Tempe, Arizona under a ten year agreement with renewal options, 56,000 square feet of office space in Charlotte, North Carolina under a ten year agreement with renewal options, and 65,000 square feet of office space in Fort Worth, Texas under four year agreements. These facilities are used for loan servicing and collections activities. We also lease 32,000 square feet of office space in Fort Worth, Texas under a five year agreement for various activities including our mortgage operations and regional automobile contract purchasing office.

     We generally lease branch office facilities under agreements with original terms of three to five years. Such facilities are typically located in a suburban office building and consist of between 1,000 and 2,000 square feet of space.

Employees

     At March 31, 1999, we employed approximately 2,200 persons.

Legal Proceedings

     In the normal course of its business, we are named as a defendant in legal proceedings. These cases include, among other things, claims for alleged truth-in-lending violations, nondisclosures, misrepresentations, and deceptive trade practices. The relief requested by the plaintiffs varies but includes requests for compensatory, statutory and punitive damages. One proceeding in which we are a defendant has been brought as a putative class action and is pending in the State of California. A class has yet to be certified in this case, in which the plaintiffs allege certain defects in our post-repossession notice forms in the State of California, and no court date has been set, nor are any hearings presently scheduled.

     On April 8, 1999, a class action complaint was filed against us and certain of our officers and directors alleging violations of Section 10(b) of the Securities Exchange Act of 1934 arising from our use of the cash-in method of measuring and accounting for credit enhancement assets in our financial statements for the second, third and fourth quarters of fiscal year 1997, fiscal year 1998 and the first quarter of fiscal year 1999. Although counsel for the plaintiff issued a press release on June 2 concerning the commencement of the lawsuit, a summons and complaint has yet to be served on us. In the opinion of management, this litigation is without merit and we intend to vigorously defend against the complaint.

     In the opinion of management, the resolution of the proceedings described in this section will not have a material adverse effect on our consolidated financial position, results of operations or liquidity.

                                  MANAGEMENT

Directors and Executive Officers

     The following table sets forth certain information regarding the current directors and executive officers of the Company as of September 11, 1998:

          Name                         Age                 Position with the Company
          ----                         ---                 -------------------------
Clifton H. Morris, Jr................  63      Chairman of the Board and Chief Executive Officer

Michael R. Barrington................  39      Vice Chairman of the Board, President and Chief
                                               Operating Officer

Daniel E. Berce......................  44      Vice Chairman of the Board and Chief Financial
                                               Officer

Edward H. Esstman....................  57      President and Chief Operating Officer of
                                               AmeriCredit Financial Services, Inc., Executive
                                               Vice President--Auto Finance Division and
                                               Director

Chris A. Choate......................  35      Senior Vice President, General Counsel and
                                               Secretary

Cheryl L. Miller.....................  34      Executive Vice President, Director of Collections
                                               and Customer Service of AmeriCredit Financial
                                               Services, Inc.

Michael T. Miller....................  37      Executive Vice President and Chief Credit Officer

Preston A. Miller....................  34      Executive Vice President and Treasurer

A. R. Dike...........................  62      Director

James H. Greer.......................  71      Director

Douglas K. Higgins...................  48      Director

Kenneth H. Jones, Jr.................  63      Director

     Clifton H. Morris, Jr. has been Chairman of the Board and Chief Executive Officer of the Company since May 1988, and was also President of the Company from such date until April 1991 and from April 1992 to November 1996. Mr. Morris is also a director of Service Corporation International, Inc., a publicly held company which owns and operates funeral homes and related businesses, and Cash America International, Inc., a publicly held pawn brokerage company.

     Michael R. Barrington has been Vice Chairman, President and Chief Operating Officer of the Company since November 1996 and was Executive Vice President and Chief Operating Officer of the Company from November 1994 until November 1996. Mr. Barrington was a Vice President of the Company from May 1991 until November 1994. From its formation in July 1992 until November 1996, Mr. Barrington was also the President and Chief Operating Officer of AmeriCredit Financial Services, Inc. ("AFSI"), a subsidiary of the Company.

     Daniel E. Berce has been Vice Chairman and Chief Financial Officer of the Company since November 1996 and was Executive Vice President, Chief Financial Officer and Treasurer for the Company from November 1994 until November 1996. Mr. Berce was Vice President, Chief Financial Officer and Treasurer of the Company from May

1991 until November 1994. Mr. Berce is also a director of INSpire Insurance Solutions, Inc., a publicly held company which provides policy and claims administration services to the property and casualty insurance industry.

     Edward H. Esstman has been President and Chief Operating Officer of AFSI since November 1996. Mr. Esstman was Executive Vice President, Director of Consumer Finance Operations of AFSI from November 1994 until November 1996 and was Senior Vice President, Director of Consumer Finance of AFSI from AFSI's formation in July 1992 until November 1994. Mr. Esstman has also been Executive Vice President--Auto Finance Division for the Company since November 1996 and Senior Vice President and Chief Credit Officer for the Company from November 1994 until November 1996.

     Chris A. Choate has been Senior Vice President, General Counsel and Secretary of the Company since November 1996 and was Vice President, General Counsel and Secretary of the Company from November 1994 until November 1996 and General Counsel and Secretary of the Company from January 1993 until November 1994. From July 1991 until January 1993, Mr. Choate was Assistant General Counsel.

     Cheryl L. Miller has been Executive Vice President, Director of Collections and Customer Service of AFSI since July 1998 and was Senior Vice President, Director of Collections and Customer Service of AFSI from March 1996 until July 1998 and Vice President, Director of Collections and Customer Service of AFSI from October 1994 until March 1996. From May 1994 until October 1994, Ms. Miller acted in other management capacities for AFSI. Prior to that, Ms. Miller was with Ford Motor Credit Company, most recently as customer service supervisor of the Dallas branch.

     Michael T. Miller has been Executive Vice President and Chief Credit Officer of the Company since July 1998 and was Senior Vice President and Chief Credit Officer of the Company from November 1996 until July 1998. Mr. Miller was Senior Vice President, Risk Management, Credit Policy and Planning and Chief of Staff of AFSI since November 1994 until November 1996 and Vice President, Risk Management, Credit Policy and Planning of AFSI from AFSI's formation in July 1992 until November 1994. Michael T. Miller is the brother of Cheryl L. Miller.

     Preston A. Miller has been Executive Vice President and Treasurer of the Company since July 1998 and was Senior Vice President and Treasurer of the Company from November 1996 until July 1998. Mr. Miller was Vice President and Controller of the Company from November 1994 until November 1996 and was Controller of the Company from September 1989 until November 1994.

     A.R. Dike has been President of Willis Corroon Life, Inc., of Texas (a private insurance agency) since 1991. He was Chairman and Chief Executive Officer of The Insurance Alliance, Inc. from January 1988 until September 1991. Mr. Dike also serves on the Board of Directors of Cash America International, Inc. and Hallmark Financial Services, Inc., a publicly held company engaged in the insurance business.

     James H. Greer is the Chairman of the Board of Shelton W. Greer Co., Inc. which engineers, manufactures, fabricates and installs building specialty products, and has been such for more than five years. Mr. Greer is also a director of Service Corporation International, Inc., and Tanknology Environmental, Inc., a publicly held company engaged in the environmental services industry.

     Douglas K. Higgins is a private investor and owner of Higgins & Associates and has been in that position since July 1994. In 1983, Mr. Higgins founded H & M Food Systems Company, Inc., a manufacturer of meat-based products for the food service industry, and was employed by such company as President until his retirement in July 1994.

     Kenneth H. Jones, Jr. is Vice Chairman of KBK Capital Corporation, a publicly held non-bank commercial finance company, and has been in that position since January 1995. Prior to January 1995, Mr. Jones was a shareholder in the Decker, Jones, McMackin, McClane, Hall & Bates, P.C. law firm in Fort Worth, Texas, and was with that firm and its predecessor or otherwise involved in the private practice of law in Fort Worth, Texas for more than five years. Mr. Jones is also a director of Hallmark Financial Services, Inc. Until June 26, 1995, Mr. Jones was Chairman of the Board of RVAC, Inc., a privately held company engaged in manufacturing and installing air conditioning products on recreational vehicles and manufactured housing. An involuntary Chapter 7 bankruptcy petition was filed against RVAC, Inc. in December 1995.

Employment Contracts, Termination of Employment and Change-in-Control
Arrangements

     We have entered into employment agreements with all of our Named Executive Officers. These agreements, as amended, contain terms that renew annually for successive five year periods (ten years in the case of Mr. Morris), and the compensation thereunder is determined annually by our Board of Directors, subject to minimum annual compensation for Mr. Morris, $500,000; Messrs. Barrington and Berce $345,000; Mr. Esstman, $300,000; and Mr. Miller, $255,000. Included in each agreement is a covenant of the employee not to compete with us during the term of his employment and for a period of three years thereafter. The employment agreements also provide that if the employee is terminated other than for cause, in the event the employee resigns or is terminated other than for cause within twelve months after a "change in control" of us (as that term is defined in the employment agreements), we will pay to the employee the remainder of his current year's salary (undiscounted) plus the discounted present value (employing an interest rate of 8%) of two additional years' salary (for which purpose "salary" includes the annual rate of compensation immediately prior to the "change in control" plus the average annual cash bonus for the immediately preceding three year period).

     In addition to the employment agreements described above, the terms of all stock options granted to the Named Executive Officers provide that such options will become immediately vested and exercisable upon the occurrence of a change in control as defined in the stock option agreements evidencing such grants.

     The provisions and terms contained in these employment and option agreements could have the effect of increasing the cost of a change in control of the Company and thereby delay or hinder such a change in control.

Board Committees and Meetings

     Standing committees of the Board include the Audit Committee and the Stock Option/Compensation Committee.

     The Audit Committee's principal responsibilities consist of (1) recommending the selection of independent auditors, (2) reviewing the scope of the audit conducted by those auditors, as well as the audit itself, and (3) reviewing the Company's internal audit activities and matters concerning financial reporting, accounting and audit procedures, and policies generally. Members consist of Messrs. Dike, Greer, Higgins and Jones.

     The Stock Option/Compensation Committee (1) administers the Company's employee stock option plans and reviews and approves the granting of stock options and (2) reviews and approves compensation for executive officers. Members consist of Messrs. Dike, Greer, Higgins and Jones.

     The Board of Directors held five regularly scheduled meetings during the fiscal year ended June 30, 1998. Various matters were also approved during the last fiscal year by unanimous written consent of the Board of Directors. No director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors; and (2) the total number of meetings held by all committees of the Board on which that director served.

Compensation of Directors

     Members of the Board of Directors currently receive a $2,000 quarterly retainer fee and an additional $3,500 fee for attendance at each meeting of the Board. Members of Committees of the Board of Directors are paid $1,500 per quarter for participation in all committee meetings held during that quarter.

     At the 1990 Annual Meeting of Shareholders, we adopted the 1990 Stock Option Plan for Non-Employee Directors of AmeriCredit Corp. (the "1990 Director Plan"), which provides for grants to our nonemployee directors of nonqualified stock options and reserves, in the aggregate, a total of 1,500,000 shares of Common Stock for issuance upon exercise of stock options granted under such plan. Under the 1990 Director Plan, each nonemployee director receives, upon election as a Director and thereafter on the first business day after the date of each annual meeting of shareholders of the Company, an option to purchase 20,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Each option is fully vested upon the date of grant but may not be exercised prior to the expiration of six months after the date of grant. On November 4, 1998, options to purchase 20,000 shares of Common Stock were granted under the 1990 Director Plan to each of Messrs. Dike, Greer,

Higgins and Jones at an exercise price of $14.88 per share. The exercise price for the options granted to Messrs. Dike, Greer, Higgins and Jones is equal to the last reported sale price of the Common Stock on the New York Stock Exchange ("NYSE") on the day preceding the date of grant.

Executive Compensation

                          Summary Compensation Table

     The following sets forth information concerning the compensation of our Chief Executive Officer and each of our other four most highly compensated executive officers (the "Named Executive Officers") for the fiscal years shown.

                                                               Long Term
                                                             Compensation
                                                                Awards
                                                             -------------
                                                               Shares of
                                               Annual        Common Stock        All Other
                                            Compensation   Underlying Stock    Compensation
                                        -------------------
Name and Principal Position       Year  Salary($)  Bonus($)    Options (#)        ($)(1)
---------------------------       ----  ---------  --------  ---------------   -------------
Clifton H. Morris, Jr. .....      1998   523,000   500,000      1,420,000             79,761
   Chairman and CEO               1997   397,230   379,230             --            101,241
                                  1996   320,921   181,764        600,000             41,771

Michael R. Barrington.......      1998   381,750   458,767      1,420,000             43,681
   Vice Chairman, President       1997   276,704   258,704             --             43,326
   and Chief Operating Officer    1996   223,832   123,506        400,000              5,758

Daniel E. Berce ............      1998   381,750   458,767      1,420,000             44,381
   Vice Chairman and              1997   276,704   258,704             --             44,120
   Chief Financial Officer        1996   223,832   123,506        400,000              6,620

Edward H. Esstman...........      1998   334,250   307,890        990,000             45,916
   President and Chief            1997   246,473   171,355             --             45,655
   Operating Officer--AFSI        1996   186,758    91,385        300,000             10,305

Michael T. Miller...........      1998   165,000   123,750        518,400              4,941
   Senior Vice President          1997   119,822    59,911        140,000                730
   and Chief Credit Officer       1996    97,500    39,000         30,000                624

-------------
(1)  The amounts disclosed in this column for fiscal 1998 include:

     (a) Our contributions to 401(k) retirement plans on behalf of each executive officer in the amount of $4,761;

     (b) Payment by us of premiums for term life insurance on behalf of Mr. Barrington, $1,420; Mr. Berce, $2,120; Mr. Esstman, $3,655; and Mr. Miller, $180; and

     (c) Annual premium payments under split-dollar life insurance policies on Mr. Morris, $75,000; and Messrs. Barrington, Berce and Esstman, $37,500 each.

                       Option Grants in Last Fiscal Year

   The following table shows all individual grants of stock options to our Named Executive Officers during the fiscal year ended June 30, 1998.

                                       Shares of        % of Total
                                      Common Stock        Options
                                       Underlying       Granted to    Exercise                 Grant Date
                                    Options Granted    Employees in     Price    Expiration     Present
                                          (#)           Fiscal Year    ($/Sh)       Date       Value($)(1)
                                   ------------------  -------------  ---------  ----------  --------------
Clifton H. Morris, Jr. .........           284,000(2)          3.45%    $12.00    1/26/2005  $1,375,554
   Chairman and CEO                      1,136,000(3)         13.79%    $12.00    1/26/2005  $5,502,216

Michael R. Barrington  .........           284,000(2)          3.45%    $12.00    1/26/2005  $1,375,554
   Vice Chairman, President and          1,136,000(3)         13.79%    $12.00    1/26/2005  $5,502,216
   Chief Operating Officer


Daniel E. Berce ................           284,000(2)          3.45%    $12.00    1/26/2005  $1,375,554
   Vice Chairman and                     1,136,000(3)         13.79%    $12.00    1/26/2005  $5,502,216
   Chief Financial Officer


Edward H. Esstman ..............           198,000(2)          2.40%    $12.00    1/26/2005  $  959,013
   President and Chief                     792,000(3)          9.61%    $12.00    1/26/2005  $3,836,052
   Operating Officer--AFSI

Michael T. Miller ..............           100,000(2)          1.21%    $12.00    1/26/2005  $  484,350
Executive Vice President and               400,000(3)          4.85%    $12.00    1/26/2005  $1,937,400
   Chief Credit Officer                     18,400(4)          0.22%    $16.38    4/28/2008  $  166,888

---------------
(1) As suggested by the Commission's rules on executive compensation disclosure, we used the Black-Scholes model of option valuation to determine grant date pre-tax present value. We do not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. Calculations are based on a seven year option term for all grants (other than the grant of 18,400 shares to Mr. Miller, which is based on a ten year option term) and upon the following assumptions: annual dividend growth of 0 percent, volatility of approximately 32%, and a risk-free rate of return based on the published Treasury yield curve effective on the grant date. There can be no assurance that the amounts reflected in this column will be achieved.
(2) These options were granted under the 1995 Omnibus Stock and Incentive Plan for AmeriCredit Corp. The options, which were granted in January 1998 and expire seven years after the date of grant, were accelerated and became fully exercisable following our achievement of earnings per share of $0.76 for fiscal 1998, an amount that exceeded the earnings per share target required for accelerated vesting of this grant.
(3) These options were granted under the terms of the 1998 Limited Stock Option Plan for AmeriCredit Corp. (the "1998 Plan"). These options, which expire seven years after the date of grant, become exercisable in full on January 1, 2005; provided, however, that the options will be accelerated and become exercisable on a cumulative basis if we achieve specified earnings per share targets over a four-year period according to the following schedule:



                                          Earnings per      Accelerated
     Fiscal Year                          Share Target        Vesting
     -----------                          ------------        -------
     June 30, 1999 ......................    $0.99               25%
     June 30, 2000 ......................     1.24               50%
     June 30, 2001 ......................     1.54               75%
     June 30, 2002 ......................     1.93              100%

   The foregoing earnings per share targets require earnings per share growth of 30% in fiscal 1999 (as compared to earnings per share for fiscal 1998), and earnings per share growth of 25% in each of fiscal years 2000, 2001, and 2002.

   The options granted to Mr. Miller for 18,400 shares, which expire ten years after the grant date, become exercisable 20% on April 28, 1998 and in 20% increments thereafter on the anniversary date of the grant.


                Aggregated Option Exercises in Last Fiscal Year
                           and FY-End Option Values

   Shown below is information with respect to the Named Executive Officers regarding option exercises during the fiscal year ended June 30, 1998, and the value of unexercised options held as of September 11, 1998.

                                                                                                    Value of
                                                                         Shares of Common         Unexercised
                                                                         Stock Underlying         In-the-money
                                                                      Unexercised Options at       Options at
                                        Shares          Value             Fy-end (#)(2)           Fy-end ($)(2)
                                      Acquired         Realized           Exercisable/            Exercisable/
                                     on Exercise (#)    ($)(1)           Unexercisable            Unexercisable
                                    ----------------  ----------      ----------------------      --------------
Clifton H. Morris, Jr...........               -0-           N/A         2,151,998/1,136,000      $13,519,024/$0
   Chairman and CEO

Michael R. Barrington...........           200,000    $2,284,195         1,200,880/1,136,000      $ 5,273,298/$0
   Vice Chairman and President
    and Chief Operating Officer

Daniel E. Berce.................           100,000    $1,255,194         1,531,214/1,136,000      $ 8,397,933/$0
   Vice Chairman and Chief
       Financial Officer

Edward H. Esstman...............           160,000    $1,981,306             968,666/792,000      $ 5,106,151/$0
   President and Chief Operating
       Officer--AFSI

Michael T. Miller...............           155,000    $1,033,231             103,680/456,720      $   0/$206,250
   Senior Vice President and
    Chief Credit Officer

---------------
(1) The "value realized" represents the difference between the exercise price of the option shares and the market price of the option shares on the date the options were exercised. The value realized was determined without considering any taxes which may have been owed.
(2) Values stated are pre-tax, net of cost and are based upon the closing price of $11.75 per share of our common stock on the NYSE on September 11, 1998.


Compensation Committee Interlocks and Insider Participation

    No member of the Stock Option/Compensation Committee is or has been an officer or employee of us or any of our subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K promulgated by the Commission. No member of the Stock Option/Compensation Committee served on the compensation committee, or as a director, of another corporation, one of whose directors or executive officers served on the Stock Option/Compensation Committee or whose executive officers served on our Board of Directors.

Certain Transactions

   On October 15, 1998, Michael R. Barrington, the Vice Chairman, President and Chief Operating Officer of the Company, borrowed $400,000 from the Company. Mr. Barrington repaid the entire loan 26 days later on November 10, 1998, together with all accrued interest at a rate of approximately 8.25 percent.

                             PRINCIPAL SHAREHOLDERS

   The following table and the notes thereto set forth certain information regarding the beneficial ownership of our common stock as of February 28, 1999, by (1) each current director of the Company; (2) each Named Executive Officer;
(3) all present executive officers and directors of the Company as a group; and
(4) each other person known to the Company to own beneficially more than five percent of the presently outstanding Common Stock.

                                                                  Common         Percent of
                                                               Stock Owned       Class Owned
                                                             Beneficially(1)   Beneficially(1)
                                                             ----------------  ---------------
Regan Partners, L.P.....................................        4,920,500(2)           7.79%
Wanger Asset Management, L.P............................        3,153,600(3)           5.00%
Clifton H. Morris, Jr...................................        2,345,894(4)           3.60%
Michael R. Barrington...................................        1,065,520(5)           1.66%
Daniel E. Berce.........................................        1,596,060(6)           2.47%
Edward H. Esstman.......................................        1,035,212(7)           1.61%
A. R. Dike..............................................           66,476(8)               *
James H. Greer..........................................          460,000(9)               *
Douglas K. Higgins......................................          206,000(10)              *
Kenneth H. Jones, Jr....................................          300,000(11)              *
Michael T. Miller.......................................          135,264(12)              *
All Present Executive Officers and Directors (15 persons)       8,035,088             11.41%

-------------
*    Less than 1%
(1) Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The percentages are based upon 63,154,463 shares outstanding as of February 28, 1999, except for certain parties who hold options that are presently exercisable or exercisable within 60 days of February 28, 1999. The percentages for those parties who hold options that are presently exercisable or exercisable within 60 days of February 28, 1999 are based upon the sum of 63,154,463 shares outstanding plus the number of shares subject to options that are presently exercisable or exercisable within 60 days of February 28, 1999 held by them, as indicated in the following notes.
(2) A Form 13G filed with the Commission on February 9, 1999 reports that Regan Partners, L.P. and Basil P. Regan hold an aggregate of 4,920,500 shares. The address of Regan Partners and Basil P. Regan is 6 East 43rd Street, New York, New York 10017.
(3) A Form 13G filed with the Commission dated February 8, 1999 reports that Wanger Asset Management, L.P. and Wanger Asset Management, Ltd. hold an aggregate of 3,153,600 shares. The address of Wanger Asset Management, L.P. and Wanger Asset Management, Ltd. is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.
(4) This amount includes 2,066,666 shares subject to stock options that are currently exercisable or exercisable within 60 days. This amount also includes 76,272 shares of Common Stock in the name of Sheridan C. Morris, Mr. Morris' wife.
(5) This amount includes 1,049,000 shares subject to stock options that are currently exercisable or exercisable within 60 days.
(6) This amount includes 1,531,214 shares subject to stock options that are currently exercisable or exercisable within 60 days.
(7) This amount includes 968,666 shares subject to stock options that are currently exercisable or exercisable within 60 days.
(8)  This amount includes 7,000 shares of Common Stock held in the name of Sara
     B. Dike, Mr. Dike's wife.
(9) This amount consists of 460,000 shares subject to stock options that are currently exercisable or exercisable within 60 days. This amount does not include 39,212 shares of Common Stock held by Mr. Greer's wife as separate property, as to which Mr. Greer disclaims any beneficial interest.
(10) This amount includes 60,000 shares subject to stock options that are currently exercisable or exercisable within 60 days. This amount does not include 34,000 shares held in trust for the benefit of certain family members of Mr. Higgins, as to which Mr. Higgins disclaims any beneficial interest.

(11) This amount includes 260,000 shares subject to stock options that are currently exercisable or exercisable within 60 days.
(12) This amount includes 131,040 shares subject to stock options that are currently exercisable or exercisable within 60 days.

                         DESCRIPTION OF THE NEW NOTES

General

     You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the words "Company" and "AmeriCredit" refer only to AmeriCredit Corp and not to any of its subsidiaries.

     The Old Notes were, and the New Notes will be, issued by AmeriCredit under the Indenture dated April 20, 1999 (the "Indenture") among itself, the Guarantors and Bank One, N.A., as trustee (the "Trustee"). The terms of the Old Notes and the New Notes (collectively, the "Notes") include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The New Notes are substantially identical to the terms and provisions of the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes. The term "Notes" refers to both the Old Notes and the New Notes.

     The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. Because this is a summary, we urge you to read the Indenture and the relevant portions of the Trust Indenture Act because they, and not this description, define your rights as holders of the Notes. We have filed copies of the Indenture as an exhibit to the registration statement which includes this prospectus.

Brief Description of the Notes and the Guarantees

     The Notes are:

     .    general obligations of the Company;
     . rank equally in right of payment with the Original Notes, the Secondary Notes and all current and future unsecured senior Indebtedness of the Company;
     . effectively subordinated to the secured Indebtedness of the Company and its Subsidiaries;
     . effectively subordinated to the Indebtedness of the Securitization Trusts and certain obligations under Credit Enhancement Agreements; and
     .    unconditionally guaranteed by the Guarantors.

     These Notes are guaranteed by the following subsidiaries of the Company:

     .    AmeriCredit Financial Services, Inc.;
     .    ACF Investment Corporation;
     .    Americredit Corporation of California;
     .    AmeriCredit Management Company; and
     .    AmeriCredit Financial Services of Canada Ltd.

     The operations of the Company are conducted through its Subsidiaries and, therefore, the Company is dependent upon the cash flow of its Subsidiaries to meet its obligations, including its obligations under the Notes. All of the Company's current and future Restricted Subsidiaries, other than:

     .    AFS Funding Corp.;
     .    CP Funding Corp.;
     .    AmeriCredit Funding Corp.; and
     .    AmeriCredit Warehouse Trust

will guarantee the Company's payment obligations under the Notes on a senior unsecured basis. AFS Funding Corp., CP Funding Corp., AmeriCredit Funding Corp. and AmeriCredit Warehouse Trust hold substantial assets.

     See  "Risk Factors--Holding Company Structure."

     As of the date of the Indenture, all of the Company's Subsidiaries will be Restricted Subsidiaries. However, under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted

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Subsidiaries.  Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.

Principal, Maturity and Interest

     The Company issued the Old Notes with an aggregate principal amount of $200 million. The Company will issue Notes in denominations of $1,000 and integral multiples of $1,000. The Notes will mature on April 15, 2006.

     Interest on the Notes will accrue at the rate of 9.875% per annum and will be payable semi-annually in arrears on April 15 and October 15, commencing on October 15, 1999. The Company will make each interest payment to Holders of record on the immediately preceding April 1 and October 1.

     Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

     If a Holder has given wire transfer instructions to the Company, the Company will make all principal, premium and interest payments on those Notes in accordance with those instructions. All other payments on these Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

Paying Agent and Registrar for the Notes

     The Trustee will initially act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

     A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered Holder of a Note will be treated as the owner of it for all purposes.

Subsidiary Guarantees

     The Guarantors will jointly and severally guarantee the Company's obligations under the Notes. The Subsidiary Guarantees will rank equally with the Original Guarantees and the Secondary Guarantees. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See, "Risk Factors--Fraudulent Conveyance Matters."

     A Guarantor may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Guarantor unless:

     (1) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of that Guarantor pursuant to a supplemental indenture satisfactory to the Trustee;

     (2) immediately after giving effect to such transaction, no Default or Event of Default exists;

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

     (3) such Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction), equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction; and

     (4) the Company would be permitted by virtue of the Company's pro forma Consolidated Leverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

     The Subsidiary Guarantee of a Guarantor will be released:

     (1) in connection with the sale of other disposition of all of the assets of that Guarantor (including by way of merger or consolidation), if the Company applies the Net Proceeds of that sale or other disposition in accordance with the applicable provisions of the Indenture; or

     (2) in connection with the sale or of other disposition of all of the capital stock of that Guarantor, if the Company applies the Net Proceeds of that sale or of the disposition in accordance with the applicable provisions of the Indenture.

           See "Repurchase at the Option of Holders-Asset Sales."

Optional Redemption

     During the first 36 months after April 15, 1999, AmeriCredit may on any one or more occasions redeem up to $66.67 million of the aggregate principal amount of Notes at a redemption price of 109.875% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the redemption date, with the net cash proceeds of a public offering of the Company's common stock; provided that:

     (1) at least $133.33 million in aggregate principal amount of Notes remain outstanding immediately after the occurrence of such redemption; and

     (2) the redemption shall occur within 45 days of the date of the closing of the public offering of common stock.

     Except pursuant to the preceding paragraph, the Company will not be able to redeem the Notes prior to April 15, 2003. After April 15, 2003 the Company may redeem all or part of the Notes upon not less than 30 nor more than 60 days notice at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and liquidated damages to the redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

          Year                                               Percentage
          ----                                               ----------
          2003 .........................................        104.938%
          2004 .........................................        102.469%
          2005 and thereafter ..........................        100.000%


Selection and Notice

     If the Company redeems less than all of the Notes at any time, the Trustee will select the Notes for redemption as follows:

     (1) If the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or,

     (2) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

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

     No Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

     If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Mandatory Redemption

     Except as set forth below under "Repurchase at the Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

     Change of Control

     If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Notes pursuant to the Change of Control Offer. In the Change of Control Offer, the Company will offer a cash payment equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase. Within ten days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in that notice, pursuant to the procedures required by the Indenture and described in that notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

     On the Change of Control Payment Date, the Company will, to the extent lawful:

     (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

     (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of the Notes so tendered; and

     (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

     The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The provisions described above that require the Company to make Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

     The Company's other senior Indebtedness contains prohibitions of certain events that would constitute a Change of Control. In addition, the exercise by the Holders of Notes of their right to require the Company to repurchase the Notes could cause a default under such other senior Indebtedness due to the financial effect of such repurchases on the Company even if the Change of Control itself does not. Finally, the Company's ability to pay cash to the Holders of Notes upon a repurchase may be limited by the Company's then existing financial resources. See "Risk Factors--Financing Change of Control Offer."

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     The definition of Change of Control includes a phrase relating to the sale, all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

     Asset Sales

     The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

     (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; and

     (2) such fair market value is determined by the Company's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officer's Certificate delivered to the Trustee;

     (3) at least 85% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided that

           (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

           (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

     Within 180 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option:

           (a) permanently reduce the Specified Senior Indebtedness of the Company and its Restricted Subsidiaries including the Original Notes and the Secondary Notes; provided, however, that the Company shall apply such Net Proceeds to all Specified Senior Indebtedness of the Company and its Restricted Subsidiaries on a pro rata basis, or

           (b)  to an Investment;

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

           (c)  to make a capital expenditure or;

           (d) to acquire Receivables or other tangible assets, in each case, in or with respect to a Permitted Business.

     Pending the final application of any such Net Proceeds, the Company may temporarily reduce Indebtedness under Credit Facilities and/or Warehouse Facilities or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute Excess Proceeds. When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will make an Asset Sale Offer to all Holders of Original Notes to purchase the maximum principal amount of Original Notes that may be purchased out of the Excess Proceeds. The offer price will be equal to 100% of the principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase and will be payable in cash.

     If the Holders of Original Notes tender an aggregate amount of Original Notes that is less than the Excess Proceeds, the Company will make a Secondary Asset Sale Offer to all Holders of Secondary Notes to purchase the maximum principal amount of Secondary Notes that may be purchased out of Excess Proceeds. The offer price will be equal to 100% of the principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash.

     If the Holders of Secondary Notes tender an aggregate amount of Secondary Notes that is less than the Excess Proceeds, the Company will make a Third Asset Sale Offer to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased out of Excess Proceeds. The offer price will be equal to 100% of the principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash.

     If any Excess Proceeds remain after the consummation of the Third Asset Sale Offer, the Company may use such Excess Proceeds for general corporate purposes. If the aggregate principal amount of Original Notes, Secondary Notes or Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Original Notes, Secondary Notes or Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase Notes, the amount of Excess Proceeds shall be reset at zero.

Certain Covenants

     Restricted Payments

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

     (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company);

     (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly-Owned Restricted Subsidiary of the Company);

     (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except a payment of interest or principal at Stated Maturity; or

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

     (4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

     unless, at the time of and after giving effect to such Restricted Payment:

     (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

     (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

     (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Subsidiaries after February 4, 1997 (excluding Restricted Payments permitted by clause (b) of the next succeeding paragraph), is less than the sum of:

           (a) 25% of the aggregate cumulative Consolidated Net Income of the Company for the period (taken as one accounting period) from March 31, 1997 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

           (b) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since February 4, 1997 of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus

           (c) to the extent that any Restricted Investment that was made after February 4, 1997 is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any); and (ii) the initial amount of such Restricted Investment.

   The preceding provisions will not prohibit:

   (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

   (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

   (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

   (4) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; and

   (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of

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

          its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of the Indenture; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $250,000 in any twelve-month period and no Default or Event of Default shall have occurred and be continuing immediately after such transaction.

   The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default; provided that in no event shall the business currently operated by AmeriCredit Financial Services, Inc. be transferred to or held by an Unrestricted Subsidiary. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of:

   (1)  the net book value of such Investments at the time of such designation;
        or

   (2) the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

   The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors of the Company whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $10.0 million. Not later than 15 days after the end of any fiscal quarter during which any Restricted Payment is made, the Company shall deliver to the Trustee an Officers' Certificate stating that Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

   Incurrence of Indebtedness and Issuance of Preferred Stock

   The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and the Guarantors may incur Indebtedness (including Acquired Debt), and the Company and the Guarantors may issue Disqualified Stock or preferred stock if the Consolidated Leverage Ratio of the Company, determined on a pro forma basis after giving effect to the incurrence or issuance of the additional Indebtedness to be incurred or the Disqualified Stock or preferred stock to be issued, would have been less than 2.0 to 1.

   The provisions of the first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

    (1) the existence of Credit Facilities and the Guarantees thereof by the Guarantors and the incurrence by the Company and any Guarantor of revolving credit Indebtedness pursuant to one or more Credit Facilities if the proceeds are applied to purchase or originate Receivables; provided that the aggregate principal amount of all revolving credit Indebtedness outstanding under all Credit Facilities after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance, defease, renew or replace any Indebtedness incurred pursuant to this clause (1) and with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder], does not at any time exceed the amount of the Borrowing Base (any such outstanding Indebtedness that exceeds the amount of the Borrowing Base as of the close of any Business Day shall cease to be Permitted Debt pursuant to this clause (1) as of the close of business on the third Business Day thereafter and shall be deemed to be an incurrence of such Indebtedness that is not permitted by this clause (1) by the Company or such Guarantor, as applicable, as of such third Business Day);

    (2) the existence of Warehouse Facilities, regardless of amount, and the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Warehouse Debt in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed 100% of the aggregate principal amount (exclusive of Acquisition Fees included therein) of all Eligible Receivables owned by the Company and its Restricted Subsidiaries (or such Warehouse Facilities in the case of Permitted Warehouse Debt in the form of repurchase agreements) at such time;

    (3) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

    (4) the incurrence by the Company of Indebtedness represented by the Original Notes, the Secondary Notes and the Notes and the incurrence by the Guarantors of the Original Guarantees, the Secondary Guarantees and the Subsidiary Guarantees;

    (5) obligations of the Company and its Restricted Subsidiaries under Credit Enhancement Agreements;

    (6) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, defease, renew or replace any Indebtedness (other than Permitted Warehouse Debt or intercompany Indebtedness) that was permitted by the Indenture to be incurred;

    (7) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of the Guarantors; provided, however, that

        (a) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and

        (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Guarantor and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Guarantor shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

    (8) the issuance by a Restricted Subsidiary of preferred stock to the Company or to any of the Guarantors; provided, however, that any subsequent event or issuance or transfer of any Capital Stock that results in the owner of such preferred stock ceasing to be a Guarantor of the Company or any subsequent transfer of such preferred stock to a Person other than the Company or any of the Guarantors, shall be deemed to be an issuance of preferred stock by such Restricted Subsidiary that was not permitted by this clause (8);

    (9) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred:

        (a) for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding; or

        (b) for the purpose of hedging, fixing or capping interest rate risk in connection with any completed or pending Securitization;

   (10) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

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   (11) the incurrence by the Company's Unrestricted Subsidiaries of Non-
        Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (11); and

   (12) the incurrence by the Company of additional Indebtedness in an aggregate principal amount (or accredit value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (12), not to exceed $5.0 million.

   For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof.

   Limitation on Senior Subordinated Debt

   The Company will not, and will not permit any of its Restricted Subsidiaries to incur any Indebtedness that is contractually subordinated to any Indebtedness of the Company or any such Restricted Subsidiary unless such Indebtedness is also contractually subordinated to the Notes, or the Subsidiary Guarantee of such Restricted Subsidiary (as applicable), on substantially identical terms; provided, however, that no Indebtedness shall be deemed to be contractually subordinated to any other Indebtedness solely by virtue of being unsecured.

   Liens

   The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien, except Permitted Liens.

   Dividend and Other Payment Restrictions Affecting Subsidiaries

   The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

   (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of the Company's Restricted Subsidiaries; or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of the Company's Restricted Subsidiaries;

   (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

   (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of:

        (a)  the Indenture and the Notes;

        (b)  applicable law;

        (c) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in

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               the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

          (d) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

          (e) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) above;

          (f) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

          (g) the requirements of any Securitization that are exclusively applicable to any bankruptcy remote special purpose Restricted Subsidiary of the Company formed in connection with such Securitization;

          (h)  the requirements of any Credit Enhancement Agreement; or

          (i) in the case of clause (3) above, Liens otherwise permitted to be incurred under the Indenture.

     Merger, Consolidation, or Sale of Assets

     The Company may not; (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); (2) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless:

     (1) either (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia ;

     (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture reasonably satisfactory to the Trustee ;

     (3) immediately before and after such transaction no Default or Event of Default exists; and

     (4) the Company or Person formed by or surviving any such consolidation or merger (if other than the Company), or the Company or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made:

          (a) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and

          (b) will, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the end of the applicable four quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock." This "Merger, Consolidation, or Sale of Assets" covenant will not apply to a sale, assignment, transfer, lease, conveyance or other disposition of assets between or among the Company and any of its Wholly-Owned Subsidiaries.

   Transactions with Affiliates

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     The Company will not, and will not permit any of its Restricted
Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each an "Affiliate Transaction"), unless;

     (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

     (2)  the Company delivers to the Trustee:

          (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

          (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

     (1) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

     (2) transactions between or among the Company and/or its Restricted Subsidiaries; and

     (3) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "--Restricted Payments."

     Limitation on Issuances and Sales of Capital Stock of Wholly-Owned Restricted Subsidiaries

     The Company will not, and will not permit any Wholly-Owned Restricted Subsidiary of the Company to:

     (1) transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly-Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly-Owned Restricted Subsidiary of the Company that is a Guarantor), unless:

          (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly-Owned Restricted Subsidiary and

          (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "--Asset Sales," and

     (2) will not permit any Wholly-Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly-Owned Restricted Subsidiary of the Company.

     Additional Subsidiary Guarantees

     If the Company or any of its Subsidiaries acquires or creates another Subsidiary after the date of the Indenture, then that newly acquired or created Subsidiary must become a Guarantor and execute a Subsidiary Guarantee and

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deliver an opinion of counsel, in accordance with the terms of the Indenture.
This covenant shall not apply to Subsidiaries that (1) have properly been designated as Unrestricted Subsidiaries in accordance with the Indenture for so long as they continue to constitute Unrestricted Subsidiaries; or (2) qualify as Securitization Trusts for so long as they continue to constitute Securitization Trusts.

     Business Activities

     The Company will not permit any Restricted Subsidiary to engage in any business other than Permitted Businesses, unless such business would not be material to the Company and its Subsidiaries taken as a whole.

     Payments for Consent

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, to or for the benefit of to any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     Reports

     Whether or not required by the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes within the time periods specified in the Commission's rules and regulations:

     (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

     (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

     In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and
(2) above with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Guarantors will furnish the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to the Holders, securities analysts and prospective investors upon request so long as any Notes remain outstanding.

     Limitation on Investment Company Status

     The Company will not, and its Subsidiaries will not, take any action, or otherwise permit to exist any circumstance, that would require the Company to register as an "investment company" under the Investment Company Act of 1940, as amended.

Events of Default and Remedies

     Each of the following is an Event of Default:

     (1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes;

     (2) default in payment when due of the principal of or premium, if any, on the Notes;

     (3) failure by the Company or any of its Subsidiaries to comply with the provisions described under the cap--Repurchase at the Option of Holders," "--Certain Covenants--Incurrence of Indebtedness

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

          and Issuance of Preferred Stock," or "--Dividend and Other Payment Restrictions Affecting Subsidiaries;"

     (4) failure by the Company or any of its Subsidiaries for 30 days after written notice by the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes to comply with any of the other covenants or agreements in the Indenture;

     (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

          (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

          (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

     (6) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $2.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

     (7) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting in behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

     (8) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries.

     In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

     Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

     In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to April 15, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition

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

on redemption of the Notes prior to April 15, 2003, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

     No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

     The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for;

     (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due from the trust referred to below;

     (2) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

     (3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

     (4)  the Legal Defeasance provisions of the Indenture.

     In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

     (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

     (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

          (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

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          (b)  since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (4) no Default or Event of Default shall have occurred and be continuing either:

          (a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or

          (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

     (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

     (6) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

     (7) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

     (8) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

     The Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

     However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

     (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

     (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders");

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

     (3) reduce the rate of or change the time for payment of interest on any Note;

     (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration),

     (5)  make any Note payable in money other than that stated in the Notes;

     (6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

     (7) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders"); or

     (8)  make any change in the foregoing amendment and waiver provisions.

     Notwithstanding the preceding, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes:

     (1)  to cure any ambiguity, defect or inconsistency;

     (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

     (3) to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation;

     (4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; or

     (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

Concerning the Trustee

     If the Trustee becomes a creditor of the Company, the Indenture limits its rights to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry, Delivery and Form

     The New Notes will initially be issued as one Global Note (the "Global Note") but, as described below, may be exchanged for "Certified Securities". Accordingly Cede & Co. as nominee of the Depository Trust Company will initially be the sole registered holder of the Notes for all purposes under the Indenture.

     Notes that were issued as described below under "Certificated Securities," will be issued in the form of registered definitive certificates (the "Certificated Securities"). Upon the transfer to a qualified institutional buyer of Certificated Securities initially issued to a Non-Global Purchaser, such Certificated Securities may, unless the Global

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Note has previously been exchanged for Certificated Securities, be exchanged for an interest in the Global Note representing the principal amount of Notes being transferred.

     The Depository is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depository's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depository's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depository's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depository only through the Depository's Participants or the Depository's Indirect Participants.

     The Company expects that pursuant to procedures established by the
Depository:

     (1) upon deposit of the Global Note, the Depository will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Note and

     (2) ownership of the Notes evidenced by the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depository (with respect to the interests of the Depository's Participants), the Depository's Participants and the Depository's Indirect Participants.

Prospective purchasers are advised that the laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Notes evidenced by the Global Note will be limited to such extent.

     So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole Holder under the Indenture of any Notes evidenced by the Global Note. Beneficial owners of Notes evidenced by the Global Note will not be considered the owners or Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of the Depository or for maintaining, supervising or reviewing any records of the Depository relating to the Notes.

     Payments in respect of the principal of, premium, if any, interest and Liquidated Damages, if any, on any Notes registered in the name of the Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Note Holder in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the Persons in whose names Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes. The Company believes, however, that it is currently the policy of the Depository to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depository. Payments by the Depository's Participants and the Depository's Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depository's Participants or the Depository's Indirect Participants.

     Certificated Securities

     Subject to certain conditions, any Person having a beneficial interest in the Global Note may, upon request to the Trustee, exchange such beneficial interest for Notes in the form of Certificated Securities. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof). In addition, if

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     (1)  the Company notifies the Trustee in writing that the Depository is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or

     (2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in the form of Certificated Securities under the Indenture,

then, upon surrender by the Global Note Holder of its Global Note, Notes in such form will be issued to each Person that the Global Note Holder and the Depository identify as being the beneficial owner of the related Notes.

     Neither the Company nor the Trustee will be liable for any delay by the Global Note Holder or the Depository in identifying the beneficial owners of Notes and the Company and the Trustee may conclusively relying on, and will be protected in relying on, instructions from the Global Note Holder or the Depository for all purposes.

     Same Day Settlement and Payment

     The Indenture will require that payments in respect of the Notes represented by the Global Note (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available (same day) funds to the accounts specified by the Global Note Holder. With respect to Certificated Securities, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available (same day) funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Company expects that secondary trading in the Certificated Securities will also be settled in immediately available funds.

Certain Definitions

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Acquisition Fees" means, with respect to any Eligible Receivables as of any date, the discount or cash payments received by the Company from dealers and other Persons with respect to the Eligible Receivables purchased from such dealer or other Person and owned by the Company or its Restricted Subsidiaries as of such date.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of Receivables in connection with Securitizations, Warehouse Facilities or Credit Facilities in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "--Change of Control" and/or the provisions described above under the caption "--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $500,000 or (b) for net proceeds in excess of $500,000. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a

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Wholly-Owned Restricted Subsidiary or by a Wholly-Owned Restricted Subsidiary to
the Company or to another Wholly-Owned Restricted Subsidiary, (ii) an issuance of Equity Interests by a Wholly-Owned Restricted Subsidiary to the Company or to another Wholly-Owned Restricted Subsidiary, and (iii) a Restricted Payment that is permitted by the covenant described above under the caption "--Restricted Payments" will not be deemed to be Asset Sales.

     "Board of Directors" means the Board of Directors or other governing body charged with the ultimate management of any Person, or any duly authorized committee thereof.

     "Borrowing Base" means, as of any date, an amount equal to the sum of (i) 80% of the aggregate amount of Receivables (other than loans secured by residential mortgages) owned by the Company and its Wholly-Owned Restricted Subsidiaries as of such date that are not in default, excluding (A) any Receivables that were acquired or originated with Permitted Warehouse Debt, (B) any Receivables that are held by a Securitization Trust, and (C) any Receivables that are subject to Liens other than Liens securing Obligations under Credit Facilities; (ii) 60% of the book value (determined on a consolidated basis in accordance with GAAP) of interests in portfolios of securitized Receivables that are owned by the Company and its Wholly-Owned Restricted Subsidiaries as of such date and that are not subject to any Liens other than Liens to secure Obligations under Credit Facilities; and (iii) 98% of the aggregate amount of Receivables that consist of loans secured by residential mortgages owned by the Company and its Wholly-Owned Restricted Subsidiaries as of such date that are not in default, excluding (A) any such loans that were acquired or originated with Permitted Warehouse Debt, (B) any such loans that are held by a Securitization Trust, and (C) any such loans that are subject to Liens other than Liens securing Obligations under Credit Facilities.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition.

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than in the ordinary course of business; (ii) the adoption of a plan relating to the liquidation or dissolution of the Company;
(iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares); (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or (v) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other

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property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); provided, however, that this clause (v) shall not apply to any such consolidation or merger if, immediately after the consummation of such transaction and after giving effect thereto, the ratings assigned to the Notes by Moody's Investors Service, Inc. and Standard & Poor's Ratings Group are equal to or higher than Baa3 (or the equivalent) and BBB- (or the equivalent), respectively.

     "Consolidated Indebtedness" means, with respect to any Person as of any date of determination, the sum, without duplication, of (i) the total amount of Indebtedness of such Person and its Restricted Subsidiaries, plus (ii) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by the referent Person or one or more of its Restricted Subsidiaries, plus (iii) the aggregate liquidation value of all Disqualified Stock of such Person and all preferred stock of Restricted Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Leverage Ratio" means, with respect to any Person, as of any date of determination, the ratio of (i) the Consolidated Indebtedness of such Person as of such date, excluding, however, all (A) borrowings under Credit Facilities that constitute Permitted Debt, (B) Permitted Warehouse Debt and (C) Hedging Obligations that constitute Permitted Debt to (ii) the Consolidated Net Worth of such Person as of such date.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries (for such period, on a consolidated basis, determined in accordance with GAAP) provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly-Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who: (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Credit Agreement" means the Restated Revolving Credit Agreement, dated as of October 3, 1997, as amended, by and among the Company, certain of its Restricted Subsidiaries and the several banks named therein, providing for up to $115 million of revolving credit borrowings, including all related notes, Guarantees, security agreements, collateral documents, and other instruments and agreements executed in connection therewith.

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     "Credit Enhancement Agreements" means, collectively, any documents, instruments or agreements entered into by the Company, any of its Restricted Subsidiaries or any of the Securitization Trusts exclusively for the purpose of providing credit support for the Securitization Trusts or any of their respective Indebtedness or asset-backed securities.

     "Credit Facilities" means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities (including, without limitation, the Credit Agreement) with banks or other institutional lenders providing for revolving credit loans; provided that in no event will any such facility that constitutes a Warehouse Facility be deemed to qualify as a Credit Facility.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

     "Eligible Receivables" means, at any time, all Receivables owned by the Company or any of its Restricted Subsidiaries that meet the sale or loan eligibility criteria set forth in the Warehouse Facility pursuant to which the applicable Receivables were financed; excluding, however, any Receivables that are pledged to secure, or were acquired or originated with, borrowings under a Credit Facility and excluding any such Receivables held by a Securitization Trust.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Existing Indebtedness" means up to $11.0 million in aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement, the Original Notes, the Secondary Notes and the Original Guarantees and the Secondary Guarantees) in existence on December 31, 1998, until such amounts are repaid.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time and consistently applied.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guarantors" means each of (i) AmeriCredit Financial Services, Inc., a Delaware corporation, ACF Investment Corp., a Delaware corporation, Americredit Corporation of California, a California corporation, AmeriCredit Management Company, a Delaware corporation and AmeriCredit Financial Services of Canada Ltd., a Canadian corporation chartered in the Province of Ontario and (ii) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except

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any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Restricted Payments."

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and
(iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

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     "Original Guarantees" means each of the Guarantees of the Original Notes by the Guarantors pursuant to the Original Indenture.

     "Original Indenture" means the Indenture, dated as of February 4, 1997, among the Company, Bank One, NA, as trustee, and the Guarantors, with respect to the Original Notes and the Original Guarantees.

     "Original Notes" means the $125,000,000 in aggregate principal amount of the Company's 9-1/4% Senior Notes due 2004, issued pursuant to the Original Indenture on February 4, 1997.

     "Permitted Business" means the business of purchasing, originating, brokering and marketing, pooling and selling, securitizing and servicing Receivables, and entering into agreements and engaging in transactions incidental to the foregoing.

     "Permitted Investments" means (a) any Investment in the Company or in a Wholly-Owned Restricted Subsidiary of the Company that is a Guarantor; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Wholly-Owned Restricted Subsidiary of the Company and a Guarantor that is engaged in a Permitted Business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly-Owned Restricted Subsidiary of the Company that is a Guarantor and that is engaged in a Permitted Business; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-- Repurchase at the Option of Holders--Asset Sales;" (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) Investments by the Company or any of its Subsidiaries in Securitization Trusts in the ordinary course of business in connection with or arising out of Securitizations; (g) purchases of all remaining outstanding asset-backed securities of any Securitization Trust for the purpose of relieving the Company or a Subsidiary of the Company of the administrative expense of servicing such Securitization Trust, but only if 90% or more of the aggregate principal amount of the original asset-backed securities of such Securitization Trust have previously been retired; and (h) other Investments by the Company or any of its Subsidiaries in any Person (other than an Affiliate of the Company that is not also a Subsidiary of the Company) that do not exceed $5.0 million in the aggregate at any one time outstanding (measured as of the date made and without giving effect to subsequent changes in value).

     "Permitted Liens" means (i) Liens existing on the date of the Indenture;
(ii) Liens on Eligible Receivables and the proceeds thereof to secure Permitted Warehouse Debt or permitted Guarantees thereof; (iii) Liens to secure revolving credit borrowings under Credit Facilities, provided that such borrowings were permitted by the Indenture to be incurred; (iv) Liens on Receivables and the proceeds thereof incurred in connection with Securitizations or permitted Guarantees thereof; (v) Liens on spread accounts and credit enhancement assets, Liens on the stock of Restricted Subsidiaries of the Company substantially all of the assets of which are spread accounts and credit enhancement assets and Liens on interests in Securitization Trusts, in each case incurred in connection with Credit Enhancement Agreements; (vi) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (vii) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (viii) Liens securing Indebtedness incurred to finance the construction or purchase of property of the Company or any of its Wholly-Owned Restricted Subsidiaries (but excluding Capital Stock of another Person); provided, however, that any such Lien may not extend to any other property owned by the Company or any of its Restricted Subsidiaries at the time the Lien is incurred, and the Indebtedness secured by the Lien may not be incurred more than 180 days after the latter of the acquisition or completion of construction of the property subject to the Lien; provided, further, that the Amount of Indebtedness secured by such Liens do not exceed the fair market value (as evidenced by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee) of the property purchased or constructed with the proceeds of such Indebtedness; (ix) Liens to secure any Permitted Refinancing Indebtedness incurred to refinance any Indebtedness secured by any Lien referred to in the foregoing clauses (i) through (viii), provided, however, that such new Lien shall be limited to all or part of the same property that secured the original Lien and the Indebtedness secured by such Lien at such time is not increased to any amount greater than the outstanding principal amount or, if greater, committed amount of the

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Indebtedness described under clauses (i) through (viii), as the case may be, at the time the original Lien became a permitted Lien; (x) Liens in favor of the Company; (xi) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $1.0 million in the aggregate at any one time outstanding; (xii) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including, without limitation, landlord Liens on leased properties); (xiii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (xiv) Liens on assets of Guarantors to secure Senior Guarantor Debt of such Guarantors that, was permitted by the Indenture to be incurred; and (xv) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than Permitted Warehouse Debt or intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Permitted Warehouse Debt" means Indebtedness of the Company or a Restricted Subsidiary of the Company outstanding under one or more Warehouse Facilities; provided, however, that (i) the assets purchased with proceeds of such warehouse debt are or, prior to any funding under the Warehouse Facility with respect to such assets, were eligible to be recorded as held for sale on the consolidated balance sheet of the Company in accordance with GAAP, (ii) such warehouse debt will be deemed Permitted Warehouse Debt (a) in the case of a Purchase Facility, only to the extent the holder of such warehouse debt has no contractual recourse to the Company and/or its Restricted Subsidiaries to satisfy claims in respect of such warehouse debt in excess of the realizable value of the Receivables financed thereby, and (b) in the case of any other Warehouse Facility, only to the lesser of (A) the amount advanced by the lender with respect to the Receivables financed under such Warehouse Facility, and (B) the principal amount of such Receivables and (iii) any such Indebtedness has not been outstanding in excess of 364 days.

     "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust, joint venture, or a governmental agency or political subdivision thereof.

     "Purchase Facility" means any Warehouse Facility in the form of a purchase and sale facility pursuant to which the Company or any of its Subsidiaries sells Receivables to a financial institution and retains the right of first refusal upon the subsequent resale of such Receivables by such financial institution.

     "Receivables" means (i) consumer installment sale contracts and loans evidenced by promissory notes secured by new and used automobiles and light trucks, (ii) other consumer installment sale contracts or lease contracts and
(iii) loans secured by residential mortgages, in the case of each of the clauses
(i), (ii) and (iii), that are purchased or originated in the ordinary course of business by the Company or any Restricted Subsidiary of the Company; provided, however, that for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.

     "Restricted Investment" means an Investment other than a Permitted Investment.

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     "Restricted Subsidiary" of a Person means any Subsidiary of the referent
Person that is not an Unrestricted Subsidiary.

     "Secondary Guarantees" means each of the Guarantees of the Secondary Notes by the Guarantors pursuant to the Secondary Indenture.

     "Secondary Indenture" means the Indenture, dated as of January 29, 1998, among the Company, Bank One, NA, as trustee, and the Guarantors, with respect to the Secondary Notes and the Secondary Guarantees.

     "Secondary Notes" means the $50,000,000 in aggregate principal amount of the Company's 9-1/4% Senior Notes due 2004, issued pursuant to the Secondary Indenture on January 29, 1998.

     "Securitization" means a public or private transfer of Receivables in the ordinary course of business and by which the Company or any of its Restricted Subsidiaries directly or indirectly securitizes a pool of specified Receivables including any such transaction involving the sale of specified Receivables to a Securitization Trust.

     "Securitization Trust" means any Person (whether or not a Subsidiary of the Company) (i) established exclusively for the purpose of issuing securities in connection with any Securitization, the obligations of which are without recourse to the Company or any of the Guarantors and (ii) any special purpose Subsidiary of the Company formed exclusively for the purpose of satisfying the requirements of Credit Enhancement Agreements and regardless of whether such Subsidiary is an issuer of securities, provided that such Person is not an obligor with respect to any Indebtedness of the Company or any Guarantor other than under Credit Enhancement Agreements. As of the date of the Indenture, AFS Funding Corp., CP Funding Corp., AmeriCredit Funding Corp. and AmeriCredit Warehouse Trust shall be deemed to satisfy the requirements of the foregoing definition.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

     "Specified Senior Indebtedness" means (i) the Indebtedness of any Person, whether outstanding on the date of the Indenture or thereafter incurred and (ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person to the extent post filing interest is allowed in such proceeding) in respect of (A) Indebtedness of such Person for money borrowed and (B) Indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of either clause (i) or
(ii), in the instrument creating or evidencing the same pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes; provided, however that Specified Senior Indebtedness shall not include (1) any obligation of such Person to any Subsidiary of such Person, (2) any liability for Federal, state, local or other taxes owed or owing by such Person, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any obligations in respect of Capital Stock of such Person or (5) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary:

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(a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described under the caption "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the end of the applicable fiscal quarter, and (ii) no Default or Event of Default would be in existence following such designation.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Warehouse Facility" means any funding arrangement with a financial institution or other lender or purchaser to the extent (and only to the extent) funding thereunder is used exclusively to finance or refinance the purchase or origination of Receivables by the Company or a Restricted Subsidiary of the Company for the purpose of (i) pooling such Receivables prior to Securitization or (ii) sale, in each case in the ordinary course of business, including Purchase Facilities.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly-Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person.

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                           DESCRIPTION OF OTHER DEBT

The $505 Million Warehouse Facility

     We have a $505 million warehouse facility (the "$505 Million Warehouse Facility") which expires in September 1999. Under the $505 Million Warehouse Facility, AmeriCredit Financial Services, Inc., our subsidiary, sells receivables to CP Funding Corp., a special purpose subsidiary which is treated as a Securitization Trust under the Indenture. AmeriCredit Financial Services, Inc. in turn agrees to manage, service, administer and make collections on such auto receivables. CP Funding Corp. finances the purchase of the auto receivables with borrowings under the $505 Million Warehouse Facility.

     The amount of financing available under the $505 Million Warehouse Facility is governed by an advance formula subject to downward adjustment upon certain defined financial performance ("Trigger Events"). Aggregate borrowings of $233.7 million were outstanding as of March 31, 1999. All financings under the $505 Million Warehouse Facility are secured by a first priority security lien on the receivables and related assets held by CP Funding Corp. and bear interest at rates based on the funding source plus specified fees. While CP Funding Corp. is a consolidated subsidiary of the Company, CP Funding Corp. is a separate legal entity and is not a guarantor of the Notes and the auto receivables sold to CP Funding Corp. and other assets of CP Funding Corp. are legally owned by CP Funding Corp. and are not available to satisfy the claims of creditors of AmeriCredit or its other subsidiaries.

The $150 Million Warehouse Facility

     The Company has a $150 million warehouse facility (the "$150 Million Warehouse Facility") which expires in March 2000. Under the $150 Million Warehouse Facility, AmeriCredit Corporation of California, AmeriCredit Funding Corp. and AmeriCredit Financial Services, Inc. sell receivables to AmeriCredit Warehouse Trust, a special purpose subsidiary. AmeriCredit Financial Services, Inc. will manage, service, administer and make collections on such auto receivables. AmeriCredit Warehouse Trust finances the purchase of the auto receivables with borrowings under the $150 Million Warehouse Facility.

     The amount of financing available under the $150 Million Warehouse Facility is governed by an advance formula subject to Trigger Events. As of March 31, 1999, there were no outstanding borrowings under the $150 Million Warehouse Facility. All financings under the $150 Million Warehouse Facility are secured by a first priority security interest in the receivables and related assets held by AmeriCredit Warehouse Trust and bear interest at rates based on the funding source plus specified fees. While AmeriCredit Warehouse Trust is a subsidiary of the Company, AmeriCredit Warehouse Trust is a separate legal entity and is not a guarantor of the Notes and the receivables sold to AmeriCredit Warehouse Trust and other assets of AmeriCredit Warehouse Trust are legally owned by AmeriCredit Warehouse Trust and are not available to satisfy the claims of creditors of the Company or its other subsidiaries.

The Credit Agreement

     AmeriCredit, AmeriCredit Financial Services, Inc., and Americredit Corporation of California are the borrowers under the Credit Agreement, pursuant to which the borrowers may borrow up to $115 million on a revolving basis for the acquisition of automobile finance contracts, working capital and general corporate purposes, subject to a borrowing base limitation based on a percentage of the aggregate eligible finance receivables owned by AmeriCredit and certain of its subsidiaries. Borrowings under the Credit Agreement are guaranteed by certain subsidiaries of AmeriCredit and are secured by certain of the assets of the borrowers and the Company's principal operating subsidiaries and the pledge by AmeriCredit of all of its equity interests in and loans to its subsidiaries, except for the Non-Guarantor Special Purpose Finance Vehicles and certain other subsidiaries. The Credit Agreement matures in March 2000. As of March 31, 1999, there were no outstanding borrowings under the Credit Agreement. Approximately $76.3 million was available for borrowing under the Credit Agreement pursuant to the terms of such agreement in accordance with borrowing base requirements.

     The Credit Agreement contains covenants and provisions that will restrict, among other things, any of the borrowers' ability to:

     . merge or consolidate with another entity;

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     . incur liens on its property other than Permitted Liens (as defined in the
       Credit Agreement);
     . engage in certain asset sales or other dispositions;
     . engage in material acquisitions and other investments;
     . pay dividends, repurchase stock or make other restricted payments;
     . engage in certain transactions with affiliates;
     . make certain changes in its line of business; and . enter into any negative pledges, subject to the extent permitted by the
       Credit Agreement.

     The Credit Agreement also requires the satisfaction of certain financial performance criteria, including:

     . that the ratio of recourse indebtedness to tangible net worth not exceed
       2.5 to 1.0;
     . that the sum of EBIT (as defined in the Credit Agreement) and the amortization of credit enhancement assets less the gain on sale of receivables divided by interest expense on a trailing 12-month basis not be less than 1.85 to 1.0;
     . that we not incur a net loss on a consolidated basis during any calendar quarter;
     . that the ratio of Net Credit Losses (as defined in the Credit Agreement) for any 12-month period to the sum of month end balances of Net Indirect Loans (as defined in the Credit Agreement) over the prior 13 months divided by 13 be less than 0.10 to 1.0; and
     . that the ratio of Delinquent and Repossessed Loans (as defined in the Credit Agreement) to Net Indirect Loans be less than 0.075 to 1.0. Additional borrowings under the Credit Agreement are subject to the absence of a default under such covenants.

     Events of default under the Credit Agreement include, among other things:

     . any failure of the borrowers to pay principal, interest or fees thereunder when due;
     . payment default or other default under other Indebtedness;
     . noncompliance with or breach of certain covenants contained in the Credit
       Agreement and certain related documents;
     . material inaccuracy of any representation or warranty when made by borrowers in the Credit Agreement and certain related documents;
     . certain events of bankruptcy or insolvency; and . imposition of judgment or ERISA liens.

The Canadian Facility

     Our subsidiary, AmeriCredit Financial Services of Canada Ltd., has a convertible revolving term credit facility. The borrower may convert the facility to a non-revolving term credit facility with a maturity of two years from the effective date of the conversion. The agreement provides borrowings of up to $20 million Cdn., subject to specified borrowing base restrictions, to fund the general corporate purposes of the borrower. Borrowings under this facility are secured by a first lien security interest on the qualified finance contracts and related assets, and are guaranteed by the Company. The borrower will cause any subsidiary acquired or incorporated after the date of the agreement to execute and deliver a guarantee in favor of the lender for the indebtedness and obligations under the facility. As of March 31, 1999, there was $0.6 million of borrowings outstanding under the Canadian facility.

     The Canadian facility contains covenants that restricts the borrower's ability to, among other things, create liens on collateral owned or acquired, including the right to receive income from the collateral. The facility matures in November 1999, unless extended or converted to a non-revolving term credit facility.

The Mortgage Subsidiary Credit Agreement

     Our subsidiary, AMS, has a credit agreement (the "Mortgage Subsidiary Credit Agreement") with a bank, which provides AMS with revolving credit borrowings of up to $75 million, subject to specified borrowing base requirements, to fund AMS's origination and acquisition of mortgage loans until those loans are sold in the secondary market. Borrowings by AMS under this facility are collateralized by a first lien security interest on the mortgage loans and related assets originated or acquired by AMS, and are guaranteed by us and certain of our Subsidiaries. Aggregate borrowings of $21.3 million were outstanding as of March 31, 1999. The facility expires in November 1999.

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     The Mortgage Subsidiary Credit Agreement contains covenants and provisions typical of a revolving credit facility, including restrictions on AMS's ability to:

     . incur additional indebtedness, including guarantees, . incur liens on its properties, . make loans and advances to and investments in entities other than affiliates,
     . pay dividends and other distributions to entities other than affiliates, . merge or consolidate,
     . liquidate or otherwise dispose of its assets, . engage in transactions with affiliates, or . engage in any new business.

The Mortgage Subsidiary Credit Agreement also contains covenants which require AMS to satisfy certain financial criteria.

Financial Guarantee Insurance Policies

     We have procured financial guarantee insurance policies from FSA for the benefit of the holders of the asset-backed securities issued in Company-sponsored securitizations in order to reduce the cost of such securitizations by enhancing their credit ratings. We have agreed to reimburse FSA, on a limited recourse basis, for amounts paid by FSA under such financial guarantee insurance policies. In order to secure such reimbursement obligations, we have granted to FSA a lien on the capital stock of, and certain assets of, AFS Funding Corp., most notably the spread accounts and the restricted cash required to be deposited therein. Our obligations to FSA with respect to each individual securitization are cross-collateralized to all of the collateral pledged to FSA. As a result, the restricted cash in the spread accounts from all of the Company-sponsored securitizations, as well as the capital stock of AFS Funding Corp. (which owns all of the spread accounts and all of the credit enhancement assets associated with all such securitizations) is available to reimburse FSA in connection with any individual Company-sponsored securitizations.

     In addition, AFS Funding Corp. is a limited purpose corporation that we established to facilitate Company-sponsored securitizations and the credit enhancement thereof and our ability to pay dividends is effectively restricted to a substantial degree by the terms of the Company-sponsored securitizations and the FSA financial guarantee arrangements. Specifically, AFS Funding Corp. has agreed to be last in the order of payment priority with respect to cash distributions from Company-sponsored securitizations and is not entitled to receive any cash from Company-sponsored securitizations or access restricted cash in the spread accounts until the asset-backed security holders, FSA and others have received all amounts due to them and the spread accounts have the requisite amounts of restricted cash deposited therein. FSA will have claims that are prior to the claims of the holders of the Notes with respect to the assets securing its reimbursement rights and the Notes will be effectively subordinated to all such reimbursement rights. As of March 31, 1999, restricted cash was approximately $82.8 million (all of which was held in spread accounts owned by AFS Funding Corp.) and AFS Funding Corp.'s other principal assets, investment in Trust receivables and interest-only receivables, were $157.2 million and $173.6 million, respectively. See "Risk Factors--AmeriCredit Corp. as a Holding Company."

Existing Notes

     On February 4, 1997, we issued $125 million in aggregate principal amount of 9-1/4% Senior Notes, due 2004, pursuant to an indenture, among us, the Guarantors and Bank One, Columbus, N.A., as trustee. On January 29, 1998, we issued an additional $50 million in aggregate principal amount of 9-1/4% Senior Notes, due 2004, on substantially the same terms as the 9-1/4% Senior Notes issued on February 4, 1997. All of these 9-1/4% Senior Notes are guaranteed on a senior unsecured basis by each of the Guarantors.

     On April 20, 1999, we issued $200 million in aggregate principal amount of 9.875% Senior Notes, due 2006, pursuant to an indenture, among us, the Guarantors and Bank One, Columbus, N.A., as trustee. All of these 9.875% Senior Notes are guaranteed on a senior unsecured basis by each of the Guarantors.

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Capitalized Equipment Leases

     We have, from time to time, financed the acquisition of data processing and telecommunications equipment with capitalized equipment leases. As of March 31, 1999, such leases totaled $12.8 million.

                              REGISTRATION RIGHTS

     THE SUMMARY SET FORTH BELOW OF CERTAIN PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO, AND IS QUALIFIED IN ITS ENTIRETY BY, ALL THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT, A COPY OF WHICH HAS BEEN FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT.

     The Company, the Guarantors and the Initial Purchasers entered into the Registration Rights Agreement on April 20, 1999 (the "Issue Date") pursuant to which each of the Company and the Guarantors agreed that they will, at their expense, for the benefit of holders of the Old Notes (the "Holders"), (i) within 60 days after the Issue Date (the "Filing Date"), file a registration statement on an appropriate registration form (the "Exchange Offer Registration Statement") with respect to a registered offer (the "Exchange Offer") to exchange the Old Notes for these New Notes, guaranteed on a senior subordinated basis by the Guarantors, which New Notes will have terms substantially identical in all material respects to the Old Notes (except that the New Notes will not contain terms with respect to transfer restrictions) and (ii) cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 150 days after the Issue Date. Upon the Exchange Offer Registration Statement being declared effective, the Company will offer these New Notes (and related securities) in exchange for surrender of the Old Notes. The Company will keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the Holders. For each of the Old Notes surrendered to the Company pursuant to the Exchange Offer, the Holder who surrendered such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. Interest on each New Note will accrue (a) from the later of (i) the last interest payment date on which interest was paid on the Old Note surrendered in exchange therefor, or (ii) if the Old Note is surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (b) if no interest has been paid on such Old Note, from the Issue Date.

     Based on an interpretation by the Commission's staff set forth in no-action letters issued to third parties unrelated to the Company, the Company believes that, with the exceptions set forth below, New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by Holders thereof (other than any holder which is an "affiliate" of the Company within the meaning of Rule 405 promulgated under the Securities Act, or a broker-dealer who purchased Old Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the New Notes are acquired in the ordinary course of business of the Holder and the Holder does not have an arrangement or understanding with any person to participate in the distribution of such New Notes. Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes cannot rely on this interpretation by the Commission's staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." Broker-dealers who acquired Old Notes directly from us and not as a result of market-making activities or other trading activities may not rely on the staff's interpretations discussed above or participate in the Exchange Offer and must comply with the prospectus delivery requirements of the Securities Act in order to sell the Old Notes.

     If, (i) because of any change in law or in currently prevailing interpretations of the Staff of the Commission, the Company is not permitted to effect an exchange offer, (ii) the Exchange Offer is not consummated within 150 days of the Issue Date or (iii) in certain circumstances, certain holders of unregistered Old Notes so request, or (iv) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive New Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Company within the meaning of the Securities Act), then in each case, the

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Company will (x) promptly deliver to the Holders and the Trustee written notice thereof and (y) at its sole expense, (a) as promptly as practicable, file a shelf registration statement covering resales of the Old Notes (the "Shelf Registration Statement"); and (b) use their best efforts to keep effective the Shelf Registration Statement until the earlier of two years after its effective date or such time as all of the applicable Old Notes have been sold thereunder. The Company will, in the event that a Shelf Registration Statement is filed, provide to each Holder copies of the prospectus that is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement for the Old Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Old Notes. A Holder that sells Old Notes pursuant to the Shelf Registration Statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a Holder (including certain indemnification rights and obligations).

     If the Company fails to comply with the above provisions or if the Exchange Offer Registration Statement or the Shelf Registration Statement fails to become effective, then, as liquidated damages, additional interest (the "Additional Interest") shall become payable in respect of the Old Notes as follows:

     (i) if (a) neither the Exchange Offer Registration Statement or Shelf Registration Statement is filed with the Commission on or prior to the applicable filing date or (b) notwithstanding that the Company has consummated or will consummate an exchange offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the date required by the Registration Rights Agreement, then commencing on the day after either such required filing date, Additional Interest shall accrue on the principal amount of the Old Notes at a rate of 0.50% per annum for the first 90 days immediately following each such filing date, such Additional Interest rate increasing an additional 0.50% per annum at the beginning of each subsequent 90-day period; or

     (ii) if (a) neither the Exchange Offer Registration Statement nor a Shelf Registration Statement is declared effective by the Commission on or prior to 90 days after the applicable filing deadline set for such filing in the Registration Rights Agreement or (b) notwithstanding that the Company has consummated or will consummate an exchange offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the Commission on or prior to the 90th day following the filing date deadline set for such filing in the Registration Rights Agreement, then, commencing on the day after such 90th day following the filing deadline set for such filing in the Registration Rights Agreement, Additional Interest shall accrue on the principal amount of the Old Notes at a rate of 0.50% per annum for the first 90 days immediately following such date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period; or

     (iii) if (a) the Company has not exchanged New Notes for all Old Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 150th day after the Issue Date or (b) if applicable, the Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Issue Date (other than after such time as all Old Notes have been disposed of thereunder), then Additional Interest shall accrue on the principal amount of the Old Notes at a rate of 0.50% per annum for the first 90 days commencing on (x) the 150th day after the Issue Date, in the case of (a) above, or (y) the day such Shelf Registration Statement ceases to be effective in the case of (b) above, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period;

provided, however, that the Additional Interest rate on the Old Notes may not accrue under more than one of the foregoing clauses (i)-(iii) at any one time and at no time shall the aggregate amount of Additional Interest accruing exceed in the aggregate 1.0% per annum; provided, further, however, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (ii) above), or (3) upon the exchange of New Notes for all Old Notes tendered (in the case of clause (iii)(a) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii)(b) above), Additional Interest on the Old Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

     Any amounts of Additional Interest due pursuant to clause (i), (ii) or
(iii) above will be payable in cash on the original interest payment dates for the Old Notes.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following general discussion summarizes the material United States federal income tax aspects of the exchange offer to holders of the Old Notes. This discussion is for general information only and does not consider all aspects of exchange offer that might impact owners of the Old Notes in light of such holder's personal circumstances. This discussion deals only with Old Notes held as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code") (generally property held for investment and not for sale to customers in the ordinary course of a trade or business). This discussion also does not address the U.S. federal income tax consequences to holders subject to special treatment under the U.S. federal income tax laws, such as dealers in securities, or foreign currency, tax-exempt entities, banks, thrifts, insurance companies, persons that hold the Old Notes as part of a "straddle", a "hedge" against currency risk or a "conversion transaction"; persons that have a "functional currency" other than the U.S. dollar, and investors in pass-through entities. In addition, this discussion does not address any of the United States federal income tax consequences of owning or disposing of New Notes, nor does it address any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction.

     This discussion is based upon the Internal Revenue Code of 1986, as amended, existing and proposed regulations thereunder, Internal Revenue Service ("IRS") rulings and pronouncements, reports of congressional committees, judicial decisions and current administrative rulings and practice, all as in effect on the date hereof, all of which are subject to change at any time, and any such change may be applied retroactively in a manner that could adversely affect the tax consequences described below. The Company has not and will not seek any rulings or opinions from the IRS or counsel with respect to the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the exchange offer which are different from those discussed herein.

     The exchange of Old Notes for New Notes pursuant to the exchange offer should not constitute a taxable exchange. As a result, a holder (1) should not recognize taxable gain or loss as a result of exchanging Old Notes for New Notes pursuant to the exchange offer, (2) the holding period of the New Notes should include the holding period of the Old Notes exchanged therefor and (3) the adjusted tax basis of the New Notes should be the same as the adjusted tax basis of the Old Notes exchanged therefore immediately before the exchange.

     THE FEDERAL TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS OF OLD NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE TAX CONSIDERATIONS DISCUSSED ABOVE IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN AND OTHER TAX LAWS, INCLUDING THE EFFECTS OF CHANGES IN SUCH LAWS.

                             PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and ending on the close of business one year after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until ____________, 1999, all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

     We will not receive any proceeds from any sales of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of New Notes and any commissions or concessions received by such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the securities act.

     We have agreed to pay all expenses incident to our performance of, or compliance with, the Registration Rights Agreement and will indemnify the holders of Old Notes (including any broker-dealers), and certain parties related to such holders, against certain liabilities, including liabilities under the Securities Act.


                                 LEGAL MATTERS

     The legality of the Notes offered hereby will be passed upon for the Company and the Guarantors by Jenkens & Gilchrist, a Professional Corporation, Dallas, Texas, who will rely on the opinion of Latham & Watkins as to matters of New York law. Certain legal matters in connection with the Offering will be passed upon for the initial purchasers by Latham & Watkins, New York, New York.


                                    EXPERTS

     The consolidated balance sheets as of June 30, 1997 and 1998 and the consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended June 30, 1998 included in this Registration Statement have been included herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                               AMERICREDIT CORP.
                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                          Page
                                                                                                          ----
Report of Independent Accountants.......................................................................  F-2

        Consolidated Balance Sheets as of June 30, 1997 and 1998........................................  F-3

        Consolidated Statements of Income for the years ended June 30, 1996, 1997 and 1998..............  F-4

        Consolidated Statements of Shareholders' Equity for the years ended June 30, 1996, 1997 and 1998  F-5

        Consolidated Statements of Cash Flows for the years ended June 30, 1996, 1997 and 1998..........  F-6

        Notes to Consolidated Financial Statements......................................................  F-7

Consolidated Balance Sheets as of June 30, 1998 and March 31, 1999 (unaudited)..........................  F-22

Consolidated Statements of Income and Comprehensive Income for the nine months ended
 March 31, 1998 and 1999 (unaudited)....................................................................  F-23

Consolidated Statements of Cash Flows for the nine months ended March 31, 1998 and 1999
 (unaudited)............................................................................................  F-24

Notes to Consolidated Financial Statements (unaudited)..................................................  F-25

Consolidating Financial Information.....................................................................  F-35

Report of Independent Accountants on Supplementary Information..........................................  F-36

        Consolidating Balance Sheets as of June 30, 1997 and 1998.......................................  F-37

        Consolidating Statements of Income for the years ended June 30, 1996, 1997 and 1998.............  F-39

        Consolidating Statements of Cash Flows for the years ended June 30, 1996, 1997 and 1998.........  F-42

                       REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors and Shareholders
AmeriCredit Corp.

We have audited the accompanying consolidated balance sheets of AmeriCredit Corp. as of June 30, 1998 and 1997, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of AmeriCredit Corp. as of June 30, 1998 and 1997, and the consolidated results of its operations and its cash flows for each of the three years in the period ended June 30, 1998, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, in 1997, AmeriCredit Corp. changed its method of accounting for transfers and servicing of financial assets and extinguishment of liabilities.

As discussed in Note 2 to the consolidated financial statements, AmeriCredit Corp. retroactively changed its method of measuring and accounting for credit enhancement assets.


PricewaterhouseCoopers LLP



Fort Worth, Texas

August 4, 1998, except as to the information presented in Note 14 for which the date is September 30, 1998 and except as to the information presented in Note 2 for which the date is January 14, 1999.

                               AMERICREDIT CORP.
                          CONSOLIDATED BALANCE SHEETS
                            (dollars in thousands)

                                                                              June 30,      June 30,
                                                                                1997         1998
                                                                              ---------    ---------
                                             ASSETS
Cash and cash equivalents...................................................  $   6,027    $  33,087
Receivables held for sale, net..............................................    266,657      342,853
Interest-only receivables from Trusts.......................................     53,465      131,694
Investments in Trust receivables............................................     50,788       98,857
Restricted cash.............................................................     57,142       55,758
Property and equipment, net.................................................     13,884       23,385
Other assets................................................................     27,530       28,037
                                                                              ---------    ---------
  Total assets..............................................................  $ 475,493    $ 713,671
                                                                              =========    =========
                              LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
   Warehouse credit facilities..............................................  $  72,045    $ 165,608
   Senior notes.............................................................    125,000      175,000
   Other notes payable......................................................     27,206        6,410
   Accrued taxes and expenses...............................................     34,858       47,132
   Deferred income taxes....................................................      8,123       31,673
                                                                              ---------    ---------
   Total liabilities........................................................    267,232      425,823
                                                                              ---------    ---------

Commitments and contingencies (Note 7)
Shareholders' equity:
  Preferred stock, $.01 par value per share, 20,000,000 shares authorized;
   none issued..............................................................
  Common stock, $.01 par value per share, 120,000,000 shares authorized;
   and 66,510,346 and 69,272,948 shares issued..............................        667          693
  Additional paid-in capital................................................    203,531      230,269
  Unrealized gain on credit enhancement assets, net of income taxes.........      4,355        7,234
  Retained earnings.........................................................     23,469       72,770
                                                                              ---------    ---------
                                                                                232,022      310,966
  Treasury stock, at cost (7,918,142 and 7,667,318 shares)..................    (23,761)     (23,118)
                                                                              ---------    ---------
  Total shareholders' equity................................................    208,261      287,848
                                                                              ---------    ---------
  Total liabilities and shareholders' equity................................  $ 475,493    $ 713,671
                                                                              =========    =========

 The accompanying notes are an integral part of these consolidated financial statements.

                               AMERICREDIT CORP.
                       CONSOLIDATED STATEMENTS OF INCOME
                 (dollars in thousands, except per share data)

                                                                          Years Ended
                                                             -------------------------------------
                                                              June 30,     June 30,     June 30,
                                                                1996         1997         1998
                                                             -----------  -----------  -----------
Revenue:
   Finance charge income...................................  $    51,706  $    44,910  $    55,837
   Gain on sale of receivables.............................       21,405       52,323      103,194
   Servicing fee income....................................        3,892       23,492       47,910
   Other income............................................        2,632        2,631        2,395
                                                             -----------  -----------  -----------
                                                                  79,635      123,356      209,336
                                                             -----------  -----------  -----------
Costs and expenses:
   Operating expenses......................................       25,681       51,915       94,484
   Provision for losses....................................        7,912        6,595        7,555
   Interest expense........................................       13,129       16,312       27,135
                                                             -----------  -----------  -----------
                                                                  46,722       74,822      129,174
                                                             -----------  -----------  -----------
Income before income taxes.................................       32,913       48,534       80,162
Income tax provision.......................................       12,148       18,685       30,861
                                                             -----------  -----------  -----------
Net income.................................................  $    20,765  $    29,849  $    49,301
                                                             ===========  ===========  ===========

Earnings per share:
  Basic....................................................  $      0.36  $      0.52  $      0.82
                                                             ===========  ===========  ===========
  Diluted..................................................  $      0.34  $      0.48  $      0.76
                                                             ===========  ===========  ===========
Weighted average shares outstanding........................   57,049,142   57,774,724   60,188,788
                                                             ===========  ===========  ===========
Weighted average shares and assumed incremental............   60,406,596   61,574,548   65,203,460
 shares....................................................  ===========  ===========  ===========

 The accompanying notes are an integral part of these consolidated financial statements.

                               AMERICREDIT CORP.
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                            (dollars in thousands)

                                                                                                    Retained
                                                           Common Stock     Paid-in   Unrealized    Earnings      Treasury Stock
                                                       ------------------                                     --------------------
                                                         Shares    Amount   Capital      Gain      (Deficit)    Shares      Amount
                                                       ----------  ------  ---------  ----------  ----------  ---------  ---------
Balance at July 1, 1995..............................  64,234,402  $  643  $ 185,572  $           $  (27,145) 6,800,078  $ (11,844)
Common stock issued on exercise of options...........   1,047,524      10      3,040
Income tax benefit from exercise of options..........                          1,387
Purchase of treasury stock...........................                                                         1,658,000    (10,710)
Common stock issued for employee benefit plans.......                                                          (217,112)       681
Net income...........................................                                                 20,765
                                                       ----------  ------  ---------  ----------  ----------  ---------  ---------

Balance at June 30, 1996.............................  65,281,926     653    189,999                  (6,380) 8,240,966    (21,873)
Common stock issued on exercise of options...........   1,228,420      14      5,639
Common stock issued for acquisition..................                          4,700                           (800,000)     2,400
Income tax benefit from exercise of options..........                          2,652
Unrealized gain on credit enhancement assets,
 net of income taxes of $2,726  .....................                                      4,355
Purchase of treasury stock...........................                                                           630,400     (4,387)
Common stock issued for employee benefit plans.......                            541                           (153,224)        99
Net income...........................................                                                 29,849
                                                       ----------  ------  ---------  ----------  ----------  ---------  ---------
Balance at June 30, 1997  ...........................  66,510,346     667    203,531       4,355      23,469  7,918,142    (23,761)
Common stock issued on exercise of options...........   2,762,602      26     15,994
Income tax benefit from exercise of options..........                          9,575
Unrealized gain on credit enhancement assets,
 net of income taxes of $1,845  .....................                                      2,879
Common stock issued for employee benefit plans.......                          1,169                           (250,824)       643
Net income...........................................                                                 49,301
                                                       ----------  ------  ---------  ----------  ----------  ---------  ---------
Balance at June 30, 1998.............................  69,272,948  $  693  $ 230,269  $    7,234  $   72,770  7,667,318  $ (23,118)
                                                       ==========  ======  =========  ==========  ==========  =========  =========

 The accompanying notes are an integral part of these consolidated financial statements.

                               AMERICREDIT CORP.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (dollars in thousands)

                                                                                          Years Ended
                                                                              ------------------------------------
                                                                               June 30,    June 30,     June 30,
                                                                                 1996        1997         1998
                                                                              ----------  ----------  ------------
Cash flows from operating activities:
   Net income.............................................................    $  20,765   $  29,849   $    49,301
   Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization........................................        1,528       2,203         4,498
     Provision for losses.................................................        7,912       6,595         7,555
     Deferred income taxes................................................       11,164      18,886        30,974
     Non-cash servicing fee income........................................       (1,079)     (7,991)      (10,867)
     Non-cash gain on sale of auto receivables............................      (15,417)    (52,534)      (96,405)
     Distributions from Trusts............................................        1,235      19,347        43,807
     Changes in assets and liabilities:
          Other assets....................................................         (984)     (2,341)       (3,324)
          Accrued taxes and expenses......................................        9,406      21,989        12,274
                                                                              ---------   ---------   -----------
               Net cash provided by operating activities..................       34,530      36,003        37,813
                                                                              ---------   ---------   -----------
Cash flows from investing activities:
     Purchases of auto receivables........................................     (417,235)   (896,711)   (1,717,006)
     Originations of mortgage receivables.................................                  (53,770)     (137,169)
     Principal collections and recoveries on receivables..................       94,948      64,389        18,384
     Net proceeds from sale of auto receivables...........................      262,243     814,107     1,632,357
     Net proceeds from sale of mortgage receivables.......................                   52,489       119,683
     Initial deposits to restricted cash..................................       (2,939)    (71,400)      (56,725)
     Purchases of property and equipment..................................       (3,162)     (4,511)       (9,456)
     Decrease in other assets.............................................        3,396       2,460         5,064
                                                                              ---------   ---------   -----------
               Net cash provided by investing activities..................      (62,749)    (92,947)     (144,868)
                                                                              ---------   ---------   -----------
Cash flows from financing activities:
     Net change in warehouse credit facilities............................       86,000     (17,264)       93,563
     Proceeds from issuance of senior notes...............................                  120,894        47,762
     Payments on other notes payable......................................      (66,971)    (44,710)      (25,042)
     Proceeds from issuance of common stock...............................        3,731       6,293        17,832
     Purchase of treasury stock...........................................      (10,710)     (4,387)
                                                                              ---------   ---------
               Net cash provided by financing activities..................       12,050      60,826       134,115
                                                                              ---------   ---------   -----------
Net increase (decrease) in cash and cash equivalents......................      (16,169)      3,882        27,060
Cash and cash equivalents at beginning of year............................       18,314       2,145         6,027
                                                                              ---------   ---------   -----------
Cash and cash equivalents at end of year..................................    $   2,145   $   6,027   $    33,087
                                                                              =========   =========   ===========

 The accompanying notes are an integral part of these consolidated financial statements.

                               AMERICREDIT CORP.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   Summary of Significant Accounting Policies

     History and Operations

       AmeriCredit Corp. ("the Company") was formed on August 1, 1986 and, since September 1992, has been in the business of purchasing, securitizing and servicing automobile sales finance contracts. The Company operated 129 auto lending branch offices in 36 states as of June 30, 1998. The Company also acquired a subsidiary in November 1996 which originates and sells mortgage loans.

     Basis of Presentation

       The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation. Certain prior year amounts have been reclassified to conform to the current year presentation.

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities as of the date of the financial statements and the amount of revenue and costs and expenses during the reporting periods. Actual results could differ from those estimates. These estimates include, among other things, assumptions for cumulative credit losses, timing of cash flows, discount rates and to a lesser extent, anticipated prepayments on receivables sold in securitization transactions and the determination of the allowance for losses on receivables held for sale.

     Cash Equivalents

       Investments in highly liquid securities with original maturities of 90 days or less are included in cash and cash equivalents.

     Receivables Held for Sale

       Receivables held for sale are carried at the lower of cost or fair value. Finance charge income related to receivables held for sale is recognized using the interest method. Accrual of finance charge income is suspended on accounts which are more than 60 days delinquent. Fees and commissions received and direct costs of originating loans are deferred and amortized over the term of the related receivables using the interest method.

       Provisions for losses are charged to operations in amounts sufficient to maintain the allowance for losses at a level considered adequate to cover estimated losses in the receivables held for sale portfolio. Automobile sales finance contracts are typically purchased by the Company for a non-refundable acquisition fee on a non-recourse basis, and such acquisition fees are also added to the allowance for losses. The Company reviews historical origination and charge-off relationships, charge-off experience factors, collection data, delinquency reports, estimates of the value of the underlying collateral, economic conditions and trends and other information in order to make the necessary judgments as to the appropriateness of the provision for losses and the allowance for losses. Receivables are charged-off to the allowance for losses when the Company repossesses and disposes of the collateral or the account is otherwise deemed uncollectible.

     Credit Enhancement Assets

       The Company periodically sells auto receivables to certain special purpose financing trusts (the "Trusts"), and the Trusts in turn issue asset-backed securities to investors. The Company retains an interest in the receivables sold in the form of a residual or interest-only strip and may also retain other subordinated interests in the receivables sold to the Trusts. The residual or interest-only strips represent the present value of future excess cash flows resulting from the difference between the finance charge income received from the obligors on the receivables and the interest paid to the investors in the asset-backed securities, net of credit losses, servicing fees and other expenses.

                               AMERICREDIT CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

       Upon the transfer of receivables to the Trusts, the Company removes the net book value of the receivables sold from its consolidated balance sheets and allocates such carrying value between the assets transferred and the interests retained, based upon their relative fair values at the settlement date. The difference between the sales proceeds, net of transaction costs, and the allocated basis of the assets transferred is recognized as a gain on sale of receivables.

       The allocated basis of the interests retained is classified as either interest-only receivables from Trusts, investments in Trust receivables or restricted cash in the Company's consolidated balance sheets depending upon the form of interest retained by the Company. These interests are collectively referred to as credit enhancement assets.

       Since the interests retained by the Company can be contractually prepaid or otherwise settled in such a way that the holder would not recover all of its recorded investment, these assets are classified as available for sale and are measured at fair value. Unrealized holding gains or temporary holding losses are reported net of income tax effects as a separate component of shareholders' equity until realized. If a decline in fair value is deemed other than temporary, the assets are written down through a charge to operations.

       The fair value of credit enhancement assets is estimated by calculating the present value of the excess cash flows from the Trusts using discount rates commensurate with the risks involved. Such calculations include estimates of cumulative credit losses and prepayment rates for the remaining term of the receivables transferred to the Trusts since these factors impact the amount and timing of future excess cash flows. If cumulative credit losses and prepayment rates exceed the Company's original estimates, the assets are written down through a charge to operations. Favorable credit loss and prepayment experience compared to the Company's original estimates would result in additional earnings when realized.

       A financial guaranty insurance company (the "Insurer") has provided a financial guaranty insurance policy for the benefit of the investors in each series of asset-backed securities issued by the Trusts. In connection with the issuance of the policies, the Company is required to establish a separate cash account with a trustee for the benefit of the Insurer for each series of securities and related receivables pools. Monthly cash collections from the pools of receivables in excess of required principal and interest payments on the asset-backed securities and servicing fees and other expenses are either added to the restricted cash accounts or used to repay the outstanding asset-backed securities on an accelerated basis, thus creating additional credit enhancement through over-collateralization in the Trusts. This over collateralization is recognized as investments in Trust receivables in the Company's consolidated balance sheets. When the credit enhancement levels reach specified percentages of the pools of receivables, excess cash flows are distributed to the Company. In the event that monthly cash collections from any pool of receivables are insufficient to make required principal and interest payments to the investors and pay servicing fees and other expenses, any shortfall would be drawn from the restricted cash accounts.

       Certain agreements with the Insurer provide that if delinquency, default and net loss ratios in the pools of receivables supporting the asset-backed securities exceed certain targets, the specified levels of credit enhancement would be increased and, in certain cases, the Company would be removed as servicer of the receivables.

     Property and Equipment

       Property and equipment are carried at cost. Depreciation is generally provided on a straight-line basis over the estimated useful lives of the assets. The cost of assets sold or retired and the related accumulated depreciation are removed from the accounts at the time of disposition and any resulting gain or loss is included in operations. Maintenance, repairs and minor replacements are charged to operations as incurred; major replacements and betterments are capitalized.

     Off Balance Sheet Financial Instruments

       The Company periodically enters into arrangements to manage the gross interest rate spread on its securitization transactions. These arrangements include the use of Forward U.S. Treasury rate lock and interest rate swap agreements. The face amount and terms of the Forward U.S. Treasury rate lock agreements generally

                               AMERICREDIT CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

correspond to the principal amount and average maturities of receivables expected to be sold to the Trusts and the related asset-backed securities to be issued by the Trusts. Gains or losses on these agreements are deferred and recognized as a component of the gain on sale of receivables at the time that receivables are transferred to the Trusts. The Interest Rate Swap Agreements are used to convert the interest rates on floating rate securities issued by the Trusts to a fixed rate. The notional amounts of these agreements approximate the outstanding balance of certain floating rate securities. The estimated differential payments required under these agreements are recognized as a component of the gain on sale of receivables at the time that receivables are transferred to the Trusts.

     Income Taxes

       Deferred income taxes are provided in accordance with the asset and liability method of accounting for income taxes to recognize the tax effects of temporary differences between financial statement and income tax accounting.

     Earnings Per Share

       The Company adopted the requirements of Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128") effective for periods ended December 31, 1997 and thereafter. SFAS 128 establishes new standards for computing and presenting earnings per share, replacing existing accounting standards. The new standard requires dual presentation of basic and diluted earnings per share and a reconciliation between the two amounts. Basic earnings per share excludes dilution and diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. All prior period earnings per share and related weighted average share amounts have been restated to conform to the requirements of SFAS 128.

     Recent Accounting Developments

       Effective January 1, 1997, the Company adopted Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" ("SFAS 125"). SFAS 125 established accounting and reporting standards for transfers of financial assets and applies to the Company's sales of auto receivables to the Trusts. Adoption of SFAS 125, which was applied prospectively to transactions occurring subsequent to December 1996, resulted in increases of $2,577,000 in credit enhancement assets, $992,000 in deferred income taxes and $1,585,000 in shareholders' equity as of June 30, 1997.

       In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 establishes standards for reporting comprehensive income and its components in a full set of financial statements. The new standard requires that all items that are required to be recognized under accounting standards as components of comprehensive income, including an amount representing total comprehensive income, be reported in a financial statement that is displayed with the same prominence as other financial statements. Pursuant to SFAS 130, the Company will be required to display total comprehensive income, including net income and changes in the unrealized gain on interest-only receivables, in its consolidated financial statements for the year ending June 30, 1999 and thereafter.

       In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 131 establishes standards for the way companies report information about operating segments in annual financial statements and requires that enterprises report selected information about operating segments in interim financial reports. The new pronouncement also establishes standards for related disclosures about products and services, geographic areas and major customers. The statement is effective for financial statements for periods beginning after December 15, 1997. The Company's auto finance business is currently the only segment reportable under SFAS 131.

       In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 establishes accounting and reporting

                               AMERICREDIT CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. The new standard requires that all derivatives be recognized as either assets or liabilities in the consolidated balance sheets and that those instruments be measured at fair value. If certain conditions are met, a derivative may be specifically designated as a hedging instrument. The accounting for changes in the fair value of a derivative (that is, gains and losses) depends on the intended use of the derivative and the resulting designation. The statement is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. While the new standard will apply to the Company's derivative financial instruments, the Company does not believe that adoption of SFAS 133 will have a material effect on the Company's consolidated financial position or results of operations.

2.   Restatement

     On January 14, 1999, the Company issued a press release reporting a restatement of its financial statements for the fiscal years ended June 30, 1996, 1997 and 1998. As required by the FASB Special Report, "A Guide to Implementation of Statement 125 on Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, Second Edition," dated December 1998, and related guidance set forth in statements made by the staff of the Securities and Exchange Commission ("SEC") on December 8, 1998, the Company retroactively changed its method of measuring and accounting for credit enhancement assets to the cash-out method from the cash-in method.

     Initial deposits to restricted cash accounts and subsequent cash flows received by securitization trusts sponsored by the Company accumulate as credit enhancement assets until certain targeted levels are achieved, after which cash is distributed to the Company on an unrestricted basis. Under the cash-in method previously used by the Company, (i) the assumed discount period for measuring the present value of credit enhancement assets ended when cash flows were received by the securitization trusts and (ii) initial deposits to restricted cash accounts were recorded at face value. Under the cash-out method required by the FASB and SEC, the assumed discount period for measuring the present value of credit enhancement assets ends when cash, including return of the initial deposits, is distributed to the Company on an unrestricted basis.

     The change to the cash-out method results only in a difference in the timing of revenue recognition from a securitization and has no effect on the total cash flows of such transactions. While the total amount of revenue recognized over the term of a securitization transaction is the same under either method, the cash-out method results in (i) lower initial gains on the sale of receivables due to the longer discount period and (ii) higher subsequent servicing fee income from accretion of the additional cash-out discount.

                               AMERICREDIT CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

     The restatement resulted in the following changes to prior period financial statements:

                                                                                         Years Ended
                                                                            -------------------------------------
                                                                             June 30,      June 30,      June 30,
                                                                               1996          1997          1998
                                                                            ---------     ---------     ---------
Revenue
  Previous..............................................................    $  80,978     $ 137,747     $ 227,940
  As restated...........................................................       79,635       123,356       209,336
Net Income
  Previous..............................................................    $  21,591     $  38,699     $  60,741
  As restated...........................................................       20,765        29,849        49,301
Earnings per share
  Previous..............................................................    $    0.36     $    0.63     $    0.93
  As restated...........................................................         0.34          0.48          0.76
Credit enhancement assets (end of period)
  Previous..............................................................    $  43,079     $ 179,355     $ 321,199
  As restated...........................................................       41,736       161,395       286,309
Shareholders' equity (end of period)
  Previous..............................................................    $ 163,225     $ 216,536     $ 306,161
  As restated...........................................................      162,399       208,261       287,848

3.   Receivables Held for Sale

     Receivables held for sale consist of the following (in thousands):

                                                                   June 30,    June 30,
                                                                     1997        1998
                                                                  ---------   ---------
Auto receivables................................................  $ 275,249   $ 334,110
Less allowance for losses.......................................    (12,946)    (12,756)
                                                                  ---------   ---------
Auto receivables, net...........................................    262,303     321,354
Mortgage receivables............................................      4,354      21,499
                                                                  ---------   ---------
                                                                  $ 266,657   $ 342,853
                                                                  =========   =========

     Auto receivables are collateralized by vehicle titles and the Company has the right to repossess the vehicle in the event that the consumer defaults on the payment terms of the contract. Mortgage receivables are collateralized by liens on real property and the Company has the right to foreclose in the event that the consumer defaults on the payment terms of the contract.

     The accrual of finance charge income has been suspended on $12,704,000 and $8,729,000 of delinquent auto receivables as of June 30, 1997 and 1998, respectively.

     A summary of the allowance for losses is as follows (in thousands):

                                                                                      Years Ended
                                                                            ---------------------------------
                                                                             June 30,   June 30,   June 30,
                                                                               1996       1997        1998
                                                                            ---------   ---------   ---------
Balance at beginning of year.........................................       $  19,951   $  13,602   $  12,946
Provision for losses.................................................           7,912       6,595       7,555
Acquisition fees.....................................................          18,097      30,688      49,859
Allowance related to receivables sold to Trusts......................         (13,461)    (20,974)    (48,464)
Net charge-offs-auto receivables.....................................         (18,322)    (16,965)     (9,140)
Net charge-offs-other................................................            (575)
                                                                            ---------   ---------   ---------
   Balance at end of year............................................       $  13,602   $  12,946   $  12,756
                                                                            =========   =========   =========

                               AMERICREDIT CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

4.   Credit Enhancement Assets

     As of June 30, 1997 and 1998, the Company was servicing $863.0 million and $1,968.4 million, respectively, of auto receivables which have been sold to the Trusts. The Company has retained an interest in these receivables in the form of credit enhancement assets.

     Credit enhancement assets consist of the following (in thousands):

                                                                                  June 30,   June 30,
                                                                                    1997      1998
                                                                                 ---------  ---------
Interest-only receivables from Trusts........................................    $  53,465  $ 131,694
Investments in trust receivables.............................................       50,788     98,857
Restricted cash..............................................................       57,142     55,758
                                                                                 ---------  ---------
                                                                                 $ 161,395  $ 286,309
                                                                                 =========  =========

  A summary of credit enhancement assets is as follows (in thousands):

                                                                                         Years Ended
                                                                            --------------------------------------
                                                                              June 30,     June 30,       June 30,
                                                                               1996          1997           1998
                                                                             ---------     ---------     ---------
Balance at beginning of year............................................     $             $  41,736     $ 161,395
Non-cash gain on sale of auto receivables...............................        15,417        52,534        96,405
Accretion of present value discount.....................................         1,079         7,991        19,717
Initial deposits to restricted cash.....................................         2,939        71,400        56,725
Change in unrealized gain...............................................                       7,081         4,724
Distributions from Trusts...............................................        (1,235)      (19,347)      (43,807)
Retained certificates...................................................        23,536
Permanent impairment write-down.........................................                                    (8,850)
                                                                             ---------     ---------     ---------
  Balance at end of year................................................     $  41,736     $ 161,395     $ 286,309
                                                                             =========     =========     =========

     A summary of the allowance for losses included as a component of the interest-only receivables is as follows (in thousands):

                                                                                      Years Ended
                                                                             ------------------------------
                                                                             June 30,   June 30,   June 30,
                                                                               1996       1997       1998
                                                                             --------   --------   --------
Balance at beginning of year.............................................    $          $ 25,616   $ 74,925
Assumptions for cumulative credit losses.................................      27,268     75,575    174,446
Permanent impairment write-down..........................................                             8,850
Net charge-offs..........................................................      (1,652)   (26,266)   (78,862)
                                                                             --------   --------   --------
Balance at end of year...................................................    $ 25,616   $ 74,925   $179,359
                                                                             ========   ========   ========

5.   Warehouse Credit Facilities

     Warehouse credit facilities consist of the following (in thousands):

                                                                                 June 30,    June 30,
                                                                                   1997        1998
                                                                                 --------    --------
Commercial paper facility...................................................                 $140,708
Bank credit agreement.......................................................     $ 71,700
Mortgage facility...........................................................          345      24,900
                                                                                 --------    --------
                                                                                 $ 72,045    $165,608
                                                                                 ========    ========

                               AMERICREDIT CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


     The Company has a funding agreement with an administrative agent on behalf of an institutionally managed commercial paper conduit and a group of banks under which up to $245 million of structured warehouse financing is available. Under the funding agreement, the Company transfers auto receivables to CP Funding Corp. ("CPFC"), a special purpose finance subsidiary of the Company, and CPFC in turn issues a note, collateralized by such auto receivables, to the agent. The agent provides funding under the note to CPFC pursuant to an advance formula and CPFC forwards the funds to the Company in consideration for the transfer of auto receivables. While CPFC is a consolidated subsidiary of the Company, CPFC is a separate legal entity and the auto receivables transferred to CPFC and the other assets of CPFC are legally owned by CPFC and not available to creditors of AmeriCredit Corp. or its other subsidiaries. Advances under the note bear interest at commercial paper, London Interbank Offered Rates ("LIBOR") or prime rates plus specified fees depending upon the source of funds provided by the agent to CPFC. The funding agreement, which expires in October 1998, contains various covenants requiring certain minimum financial ratios and results.

     The Company has a revolving credit agreement with a group of banks under which the Company may borrow up to $265 million, subject to a defined borrowing base. Borrowings under the credit agreement are collateralized by certain auto receivables and bear interest, based upon the Company's option, at either the prime rate (8.5% as of June 30, 1998) or LIBOR plus 1.25%. The Company is also required to pay an annual commitment fee equal to 1/4% of the unused portion of the credit agreement. The credit agreement, which expires in April 1999, contains various restrictive covenants requiring certain minimum financial ratios and results and placing certain limitations on the incurrence of additional debt, capital expenditures, cash dividends and repurchase of common stock.

     The Company also has a mortgage warehouse facility with a bank under which the Company may borrow up to $75 million, subject to a defined borrowing base. Borrowings under the facility are collateralized by certain mortgage receivables and bear interest, based upon the Company's option, at either the prime rate or LIBOR plus 1%. The Company is also required to pay an annual commitment fee equal to 1/8 of the unused portion of the facility. The facility expires in February 1999.

6.   Senior Notes

     The Company has outstanding $175 million of senior notes which are due in February 2004. Interest on the notes is payable semi-annually at a rate of 9 1/4% per annum. The notes, which are uncollateralized, may be redeemed at the option of the Company after February 2001 at a premium declining to par in February 2003. The Indenture pursuant to which the notes were issued contains restrictions including limitations on the Company's ability to incur additional indebtedness other than certain collateralized indebtedness, pay cash dividends and repurchase common stock. Debt issuance costs are being amortized over the term of the notes, and unamortized costs of $3,983,000 and $5,478,000 as of June 30, 1997 and 1998, respectively, are included in other assets in the consolidated balance sheets.

                               AMERICREDIT CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


7.   Commitments and Contingencies

     Leases

       Branch lending offices are generally leased for terms of up to five years with certain rights to extend for additional periods. The Company also leases office space for its loan servicing facilities and other operations under leases with terms up to ten years with renewal options. Lease expense was $875,000, $2,132,000 and $4,206,000 for the years ended June 30, 1996, 1997 and 1998, respectively. Lease commitments for years ending June 30 are as follows (in thousands):

               1999............................................  $  5,608
               2000............................................     5,218
               2001............................................     4,557
               2002............................................     3,638
               2003............................................     2,461
               Thereafter......................................     5,744
                                                                 --------
                                                                 $ 27,226
                                                                 ========

     Derivative Financial Instruments

     As of June 30, 1998, the Company had Forward U.S. Treasury rate lock agreements to sell $150 million of U.S. Treasury Notes due August 2001 and $150 million of U.S. Treasury Notes due November 2001. The agreements expire August 20, 1998 and November 20, 1998, respectively. Any gain or loss on these agreements will be recognized as a component of the gain on sale of receivables upon transfers of receivables to the Trusts subsequent to June 30, 1998.

     Concentrations of Credit Risk

     Financial instruments which potentially subject the Company to concentrations of credit risk are primarily cash equivalents, restricted cash, derivative financial instruments and managed auto receivables, which include auto receivables held for sale and auto receivables serviced by the Company on behalf of the Trusts. The Company's cash equivalents and restricted cash represent investments in highly rated securities placed through various major financial institutions. The counterparties to the Company's derivative financial instruments are various major financial institutions. Managed auto receivables represent contracts with consumers residing throughout the United States, with borrowers located in California and Texas accounting for 14% and 11%, respectively, of the managed auto receivables portfolio as of June 30, 1998. No other state accounted for more than 10% of managed auto receivables.

     Legal Proceedings

     In the normal course of its business, the Company is named as a defendant in legal proceedings. These cases include claims for alleged truth-in-lending violations, nondisclosures, misrepresentations and deceptive trade practices, among other things. The relief requested by the plaintiffs varies but includes requests for compensatory, statutory and punitive damages. In the opinion of management, the resolution of these proceedings will not have a material adverse effect on the consolidated financial position, results of operations or liquidity of the Company.

8.   Stock Options

     General

     The Company has certain stock-based compensation plans for employees, non-employee directors and key executive officers.

                               AMERICREDIT CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


     A total of 18,000,000 shares have been authorized for grants of options under the employee plans, of which 3,617,144 shares remain available for future grants as of June 30, 1998. The exercise price of each option must equal the market price of the Company's stock on the date of grant and the maximum term of each option is ten years. The vesting period is typically four years. Option grants, vesting periods and the term of each option are determined by a committee of the Company's Board of Directors.

     A total of 2,605,000 shares have been authorized for grants of options under the non-employee director plans, of which 960,000 shares remain available for future grants as of June 30, 1998. The exercise price of each option must equal the market price of the Company's stock on the date of grant and the maximum term of each option is ten years. Option grants, vesting periods and the term of each option are established by the terms of the plans.

     A total of 1,700,000 shares have been authorized for grants of options under the key executive officer plan, none of which remain available for future grants as of June 30, 1998. The exercise price of each option under this plan is $8 per share and the term of each option is seven years. These options became fully vested when the Company's common stock traded above certain targeted price levels for a specified time period.

     The Company has elected not to adopt the fair value-based method of accounting for stock based awards and, accordingly, no compensation expense has been recognized for options granted under the plans described above. Had compensation expense for the Company's plans been determined using the fair value-based method, pro forma net income would have been $14,398,000, $24,367,000 and $45,598,000 and pro forma diluted earnings per share would have been $0.24, $0.40 and $0.70 for the years ended June 30, 1996, 1997 and 1998, respectively.

                               AMERICREDIT CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


     The following tables present information related to the Company's stock-based compensation plans. The fair value of each option grant was estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                                                                 Years Ended
                                                                       -------------------------------
                                                                       June 30,   June 30,   June 30,
                                                                         1996       1997       1998
                                                                       ---------  ---------  ---------
Expected dividends...................................................          0          0          0
Expected volatility..................................................         20%        20%        32%
Risk-free interest rate..............................................       5.87%      5.87%      5.68%
Expected life........................................................    5 Years    5 Years    5 Years


     Employee Plans

     A summary of stock option activity under the Company's employee plans is as follows (shares in thousands):

                                                                                   Years Ended
                                                             -------------------------------------------------------
                                                                 June 30,           June 30,           June 30,
                                                                   1996               1997               1998
                                                             -----------------  -----------------  -----------------
                                                                      Weighted           Weighted           Weighted
                                                                      Average            Average            Average
                                                                      Exercise           Exercise           Exercise
                                                             Shares    Price    Shares    Price    Shares    Price
                                                             -------  --------  -------  --------  -------  --------
Outstanding at beginning of year............................   6,820  $   2.50    7,328  $   3.61    8,752  $   4.68
Granted.....................................................   1,344      6.80    2,502      7.74    3,640     13.14
Exercised...................................................    (746)     2.61     (846)     3.96   (2,034)     5.29
Forfeited...................................................     (90)     3.48     (232)     5.84     (288)     8.31
                                                             -------  --------  -------  --------  -------  --------
Outstanding at end of year..................................   7,328  $   3.61    8,752  $   4.68   10,070  $   7.51
                                                             =======  ========  =======  ========  =======  ========
Options exercisable at end of year..........................   5,622  $   2.26    6,322  $   3.89    6,030  $   5.11
                                                             =======  ========  =======  ========  =======  ========
Weighted average fair value of options granted during year..          $   1.86           $   2.11           $   5.06
                                                                      ========           ========           ========

     A summary of options outstanding under employee plans as of June 30, 1998 is as follows (shares in thousands):

                                                                     Options Outstanding           Options Exercisable
                                                            ------------------------------------  ---------------------
                                                                            Weighted
                                                                         Average Years  Weighted               Weighted
                                                                          of Remaining  Average                Average
                                                               Number     Contractual   Exercise    Number     Exercise
Range of Exercise Prices                                    Outstanding      Life        Price    Outstanding   Price
--------------------------                                  -----------  -------------  --------  -----------  --------
$1.25 to 2.32..........................................           1,754           3.14  $   1.68        1,754  $   1.68
$2.75 to 4.57..........................................           2,280           6.34      3.68        2,198      3.67
$5.50 to 7.88..........................................           1,988           7.32      6.98        1,146      6.88
$8.19 to 9.19..........................................             582           8.53      8.39          216      8.34
$10.13 to 13.07........................................           2,114           9.46     11.63          244     11.20
$13.38 to 16.38........................................           1,352           9.71     15.69          472     15.64
                                                            -----------                           -----------
                                                                 10,070                                 6,030
                                                            ===========                           ===========

                               AMERICREDIT CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)



     Non-employee Director Plans

          A summary of stock option activity under the Company's non-employee director plans is as follows (shares in thousands):

                                                                                      Years Ended
                                                        ------------------------------------------------------------------------
                                                            June 30, 1996            June 30, 1997            June 30, 1998
                                                        ----------------------   ----------------------   ----------------------
                                                                     Weighted                 Weighted                 Weighted
                                                                     Average                  Average                  Average
                                                                     Exercise                 Exercise                 Exercise
                                                         Shares       Price       Shares       Price       Shares       Price
                                                        --------   -----------   --------   -----------   --------   -----------
Outstanding at beginning of year......................    1,892     $    1.40      1,826     $    1.80      1,708     $    2.21
Granted...............................................       80          6.44         80          9.38         80         14.63
Exercised.............................................     (146)         1.40       (198)         1.40       (262)         2.17
                                                        --------   -----------   --------   -----------   --------   -----------
Outstanding at end of year............................    1,826     $    1.80      1,708     $     .21      1,526     $    2.87
                                                        ========   ===========   ========   ===========   ========   ===========
Options exercisable at end of year....................    1,746     $    1.77      1,708     $    2.21      1,526     $    2.87
                                                        ========   ===========   ========   ===========   ========   ===========
Weighted average fair value of options granted
during year...........................................              $    1.77                $    2.57                $    5.66
                                                                   ===========              ===========              ===========

          A summary of options outstanding under non-employee director plans as of June 30, 1998 is as follows (shares in thousands):

                                                                    Options Outstanding
                                      -------------------------------------------------------------------------------
                                                          Weighted
                                                           Average
                                                          Years of         Weighted                         Weighted
                                                          Remaining        Average                          Average
Range of Exercise Prices                 Number          Contractual       Exercise         Number          Exercise
                                       Outstanding          Life            Price         Outstanding        Price
                                      -------------     -------------     ----------     -------------     ----------
$1.40 to 3.25.......................          1,306              3.05       $   1.58             1,306       $   1.58
$6.44 to 9.38.......................            140              7.97           8.14               140           8.14
$14.63..............................             80              9.35          14.63                80          14.63
                                          ---------                                          ---------
                                              1,526                                              1,526
                                          =========                                          =========

     Key Executive Officer Plan

          A summary of stock option activity under the Company's key executive officer plan is as follows (shares in thousands):

                                                                                      Years Ended
                                                        ------------------------------------------------------------------------
                                                            June 30, 1996            June 30, 1997            June 30, 1998
                                                        ----------------------   ----------------------   ----------------------
                                                                     Weighted                 Weighted                 Weighted
                                                                     Average                  Average                  Average
                                                                     Exercise                 Exercise                 Exercise
                                                         Shares       Price       Shares       Price       Shares       Price
                                                        --------   -----------   --------   -----------   --------   -----------
Outstanding at beginning of year......................                              1,700         $8.00      1,700         $8.00
Granted...............................................     1,700         $8.00
                                                         -------    ----------    -------    ----------    -------    ----------
Outstanding at end of year............................     1,700         $8.00      1,700         $8.00      1,700         $8.00
                                                         =======    ==========    =======    ==========    =======    ==========
Options exercisable at end of year....................                                                       1,700         $8.00
                                                                                                           =======    ==========
Weighted average fair value of options granted
 during year..........................................                   $2.19
                                                                    ==========

     A summary of options outstanding under the key executive officer plan as of June 30, 1998 is as follows (shares in thousands):

                                              Options Outstanding
                                    ---------------------------------------------
                                                       Weighted         Weighted
                                                    Average Years       Average
           Range of                   Number         of Remaining       Exercise
        Exercise Prices             Outstanding    Contractual Life      Price
       -----------------            -----------    ----------------    ----------
             $8.00...............      1,700             4.81             $8.00

9.   Employee Benefit Plans

     The Company has a defined contribution retirement plan covering substantially all employees. The Company's contributions to the plan were $133,000, $201,000 and $358,000 for the years ended June 30, 1996, 1997 and
1998, respectively.

     The Company also has an employee stock purchase plan that allows participating employees to purchase, through payroll deductions, shares of the Company's common stock at 85% of the market value at specified dates. A total of 1,000,000 shares have been reserved for issuance under the plan. Shares purchased under the plan were 194,286, 208,430 and 260,892 for the years ended June 30, 1996, 1997 and 1998, respectively.

10.  Income Taxes

     The income tax provision consists of the following (in thousands):

                                                                 Years Ended
                                                      ------------------------------------
                                                       June 30,     June 30,     June 30,
                                                         1996         1997         1998
                                                      ----------   ----------   ----------
     Current.........................................  $     984    $    (201)   $    (113)
     Deferred........................................     11,164       18,886       30,974
                                                       ---------    ---------    ---------
                                                       $  12,148    $  18,685      $30,861
                                                       =========    =========    =========

     The Company's effective income tax rate on income before income taxes differs from the U.S. statutory tax rate as follows:

                                                                 Years Ended
                                                      ------------------------------------
                                                       June 30,     June 30,     June 30,
                                                         1996         1997         1998
                                                      ----------   ----------   ----------
     U.S statutory tax rate..........................       35.0%        35.0%        35.0%
     Other...........................................        2.0          3.5          3.5
                                                          ------       ------       ------
                                                            37.0%        38.5%        38.5%
                                                          ======       ======       ======


     The deferred income tax provision consists of the following (in thousands):

                                                                 Years Ended
                                                      ------------------------------------
                                                       June 30,     June 30,     June 30,
                                                         1996         1997         1998
                                                      ----------   ----------   ----------
     Net operating loss carry forward................    $ 8,387      $ 5,501      $(9,051)
     Allowance for losses............................      1,556       (1,046)         993
     Gain on sale of receivables.....................       (517)       9,282       32,606
     Change in valuation allowance...................       (320)
     Other...........................................      2,058        5,149        6,426
                                                       ---------    ---------    ---------
                                                         $11,164      $18,886      $30,974
                                                       =========    =========    =========

                               AMERICREDIT CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


     The tax effects of temporary differences that give rise to deferred tax liabilities and assets are as follows (in thousands):

                                                                  June 30,      June 30,
                                                                    1997          1998
                                                                  ---------     ----------
Deferred tax liabilities:
  Gain on sale of receivables..................................   $  (8,766)    $  (41,372)
  Unrealized gain on credit enhancement assets.................      (2,726)        (4,571)
  Other........................................................      (2,613)        (2,340)
                                                                  ---------     ----------
                                                                    (14,105)       (48,283)
                                                                  ---------     ----------
Deferred tax assets:
  Net operating loss carry forward.............................       3,468         12,519
  Alternative minimum tax credits..............................       1,873          1,567
  Other........................................................         641          2,524
                                                                  ---------     ----------
                                                                      5,982         16,610
                                                                  ---------     ----------
Net deferred tax liability.....................................   $  (8,123)    $  (31,673)
                                                                  =========     ==========

     As of June 30, 1998, the Company has a net operating loss carry forward of approximately $28,700,000 for federal income tax reporting purposes which expires between June 30, 2008 and 2013 and an alternative minimum tax credit carry forward of approximately $1,600,000 with no expiration date.

11.  Earnings Per Share

     A reconciliation of weighted average shares used to compute basic and diluted earnings per share is as follows:

                                                                                        Years Ended
                                                                           --------------------------------------
                                                                            June 30,      June 30,      June 30,
                                                                              1996          1997          1998
                                                                           ----------    ----------    ----------
Weighted average shares outstanding.....................................   57,049,142    57,774,724    60,188,788
Incremental shares resulting from assumed exercise of stock options.....    3,357,454     3,799,824     5,014,672
                                                                           ----------    ----------    ----------
Weighted average shares and assumed incremental shares..................   60,406,596    61,574,548    65,203,460
                                                                           ==========    ==========    ==========

     Basic earnings per share have been computed by dividing net income by the weighted average shares outstanding. Diluted earnings per share have been computed by dividing net income by the weighted average shares and assumed incremental shares.

12.  Supplemental Information

     Cash payments for interest costs and income taxes consist of the following (in thousands):

                                                                                    Years Ended
                                                                            ----------------------------
                                                                            June 30,  June 30,  June 30,
                                                                              1996      1997      1998
                                                                            --------  --------  --------
Interest costs (none capitalized)......................................     $ 12,179  $ 15,196  $ 26,369
Income taxes...........................................................        1,447       599    14,804

                               AMERICREDIT CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

     During the years ended June 30, 1997 and 1998, the Company entered into lease agreements for property and equipment of $3,651,000 and $4,246,000, respectively.

13.  Fair Value of Financial Instruments

     Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" ("SFAS 107"), requires disclosure of fair value information about financial instruments, whether or not recognized in the Company's consolidated balance sheets. Fair values are based on estimates using present value or other valuation techniques in cases where quoted market prices are not available. Those techniques are significantly affected by the assumptions used, including the discount rate and the estimated timing and amount of future cash flows. Therefore, the estimates of fair value may differ substantially from amounts which ultimately may be realized or paid at settlement or maturity of the financial instruments. SFAS 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

     Estimated fair values, carrying values and various methods and assumptions used in valuing the Company's financial instruments are set forth below (in thousands):

                                                                          June 30, 1999         June 30, 1998
                                                                       --------------------  --------------------
                                                                       Carrying  Estimated   Carrying   Estimated
                                                                        Value    Fair Value    Value   Fair Value
                                                                       --------  ----------  --------  ----------
Financial assets
 Cash and cash equivalents...............................   (a)        $  6,027  $    6,027  $ 33,087  $   33,087
 Receivables held for sale, net..........................   (b)         266,657     283,386   342,853     367,613
 Interest-only receivables from Trusts...................   (c)          53,465      53,465   131,694     131,694
 Investments in Trust receivables........................   (c)          50,788      50,788    98,857      98,857
 Restricted cash.........................................   (c)          57,142      57,142    55,758      55,758
Financial liabilities:
 Warehouse credit facilities.............................   (d)          72,045      72,045   165,608     165,608
 Senior notes............................................   (e)         125,000     123,825   175,000     177,625
 Other notes payable.....................................   (f)          27,206      28,299     6,410       6,410
 Interest rate swaps.....................................   (g)             735         236      (269)        170
Unrecognized financial instruments:
 Forward U.S. Treasury Note sales........................   (h)                         164                   473
 Forward interest rate swaps.............................   (g)                                               489

---------------
(a) The carrying value of cash and cash equivalents is considered to be a reasonable estimate of fair value since these investments bear interest at market rates and have maturities of less than 90 days.
(b) Since the Company periodically sells its receivables, fair value is estimated by discounting future net cash flows expected to be realized from the sale of the receivables using interest rate, prepayment and credit loss assumptions similar to the Company's historical experience.
(c) The fair value of interest-only receivables from Trusts, investments in Trust receivables and restricted cash is estimated by discounting the associated future net cash flows using discount rate, prepayment and credit loss assumptions similar to the Company's historical experience.
(d) The warehouse credit facilities have variable rates of interest and maturities of less than one year. Therefore, carrying value is considered to be a reasonable estimate of fair value.
(e)  The fair value of the senior notes is based on the quoted market price.
(f) The fair value of other notes payable is estimated based on rates currently available for debt with similar terms and remaining maturities.
(g) The fair value of the interest rate swaps is based on the quoted termination cost.
(h) The fair value of the forward U.S. Treasury Note sales are estimated based upon market prices for similar financial instruments.

                               AMERICREDIT CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

14.  Stock Split

     On August 6, 1998, the Company's Board of Directors approved a two for one stock split to be effected in the form of a 100% stock dividend for shareholders of record on September 11, 1998, paid on September 30, 1998. All share data for the periods presented, except shares authorized, have been adjusted to reflect the stock split on a retroactive basis.

                               AMERICREDIT CORP.
                          CONSOLIDATED BALANCE SHEETS
                       (Unaudited, Dollars in Thousands)

                                                                                       June 30,      March 31,
                                                                                         1998           1999
                                                                                      ----------     ----------
ASSETS
Cash and cash equivalents.....................................................        $   33,087     $   36,846
   Receivables held for sale, net.............................................           342,853        415,421
   Interest-only receivables from Trusts......................................           131,694        173,643
Investments in Trust receivables..............................................            98,857        157,201
   Restricted cash............................................................            55,758         82,809
Property and equipment, net...................................................            23,385         34,115
   Other assets...............................................................            28,037         37,947
                                                                                      ----------     ----------
       Total assets...........................................................        $  713,671     $  937,982
                                                                                      ==========     ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
   Warehouse credit facilities................................................        $  165,608     $  255,531
   Senior notes...............................................................           175,000        175,000
   Other notes payable........................................................             6,410         12,759
   Accrued taxes and expenses.................................................            47,132         72,396
   Deferred income taxes......................................................            31,673         61,532
                                                                                      ----------     ----------
       Total liabilities......................................................           425,823        577,218
                                                                                      ----------     ----------
Shareholders' equity:
   Preferred stock, $.01 par value per share;
       20,000,000 authorized, none issued.....................................                 -              -
   Common stock, $.01 par value per share; 120,000,000 shares authorized;
       69,272,948 and 70,790,686 issued.......................................               693            708
   Additional paid-in capital.................................................           230,269        244,194
   Accumulated other comprehensive income.....................................             7,234         13,319
   Retained earnings..........................................................            72,770        125,133
                                                                                      ----------     ----------
                                                                                         310,966        383,354
 Treasury stock, at cost (7,667,318 and 7,486,585 shares).....................           (23,118)       (22,590)
                                                                                      ----------     ----------
       Total shareholders' equity.............................................           287,848        360,764
                                                                                      ----------     ----------
       Total liabilities and shareholders' equity.............................        $  713,671     $  937,982
                                                                                      ==========     ==========

                  The accompanying notes are an integral part of these consolidated financial statements.

                               AMERICREDIT CORP.
                       CONSOLIDATED STATEMENTS OF INCOME
                           AND COMPREHENSIVE INCOME
           (Unaudited, Dollars in Thousands, Except Per Share Data)


                                                              Nine Months Ended
                                                                  March 31,
                                                          -------------------------
                                                              1998          1999
                                                          ------------  -----------
Revenues:
      Finance charge income............................   $    40,052   $    51,538
      Gain on sale of receivables......................        71,838       116,551
      Servicing fee income.............................        34,389        61,702
      Other income.....................................         1,901         3,361
                                                          -----------   -----------
                                                              148,180       233,152
                                                          -----------   -----------

Costs and expenses:
       Operating expenses..............................        66,102       115,760
       Provision for losses............................         5,546         6,589
       Interest expense................................        18,973        25,660
                                                          -----------   -----------
                                                               90,621       148,009
                                                          -----------   -----------

Income before income taxes.............................        57,559        85,143
Income tax provision...................................        22,159        32,780
                                                          -----------   -----------
Net income.............................................        35,400        52,363
                                                          -----------   -----------
Other comprehensive income:
       Unrealized gain on credit enhancement assets....        (1,487)        9,895
       Less related income tax provision...............           572        (3,810)
                                                          -----------   -----------
       Comprehensive income............................   $    34,485   $    58,448
                                                          ===========   ===========
Earnings per share:
       Basic...........................................   $       .59   $       .83
                                                          ===========   ===========
       Diluted.........................................   $       .55   $       .78
                                                          ===========   ===========
Weighted average shares................................    59,732,984    62,872,858
                                                          ===========   ===========
Weighted average shares and assumed incremental shares.    64,644,030    66,822,426
                                                          ===========   ===========

                  The accompanying notes are an integral part of these consolidated financial statements.

                               AMERICREDIT CORP.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                       (Unaudited, Dollars in Thousands)


                                                                                    Nine Months Ended
                                                                                        March 31,
                                                                                -------------------------
                                                                                    1998          1999
                                                                                -----------  ------------
Cash flows from operating activities:
   Net income................................................................   $    35,400   $    52,363
       Adjustments to reconcile net income to net cash provided by operating activities:
          Depreciation and amortization......................................         3,084         6,902
          Provision for losses...............................................         5,546         6,589
          Deferred income taxes..............................................         1,561        33,041
          Non-cash servicing fee income......................................        (9,246)      (10,739)
          Non-cash gain on sale of auto receivables..........................       (64,378)     (107,642)
          Distributions from Trusts..........................................        27,083        35,182
          Changes in assets and liabilities:
              Other assets...................................................        (6,162)       (2,746)
              Accrued taxes and expenses.....................................        18,274        25,264
                                                                                -----------   -----------
Net cash provided by operating activities....................................        11,162        38,214
                                                                                -----------   -----------
Cash flows from investing activities:
   Purchases of auto receivables.............................................    (1,162,952)   (1,983,758)
   Originations of mortgage receivables......................................       (94,537)     (203,518)
   Principal collections and recoveries on receivables.......................        30,187        14,783
   Net proceeds from sale of auto receivables................................     1,102,614     1,894,383
   Net proceeds from sale of mortgage receivables............................        70,729       198,953
   Initial deposits to restricted cash.......................................       (43,400)      (57,250)
   Return of deposits from restricted cash...................................                      23,000
   Purchases of property and equipment.......................................        (5,971)       (8,431)
   Increase in other assets..................................................        (2,490)       (7,387)
                                                                                -----------   -----------
Net cash used by investing activities........................................      (105,820)     (129,225)
                                                                                -----------   -----------
Cash flows from financing activities:
   Net change in warehouse credit facilities.................................        51,983        89,923
   Proceeds from issuance of senior notes....................................        47,762
   Payments on other notes payable...........................................       (13,857)       (2,629)
   Proceeds from issuance of common stock....................................        11,837         7,476
                                                                                -----------   -----------
Net cash provided by financing activities....................................        97,725        94,770
                                                                                -----------   -----------
Net increase in cash and cash equivalents....................................         3,067         3,759
Cash and cash equivalents at beginning of period.............................         6,027        33,087
                                                                                -----------   -----------
Cash and cash equivalents at end of period...................................   $     9,094   $    36,846
                                                                                ===========   ===========

                  The accompanying notes are an integral part of these consolidated financial statements.

                               AMERICREDIT CORP.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   UNAUDITED

NOTE 1 -- BASIS OF PRESENTATION

  The accompanying consolidated financial statements include the accounts of AmeriCredit Corp. and its wholly-owned subsidiaries ("the Company"). All significant intercompany accounts and transactions have been eliminated in consolidation.

  The consolidated financial statements as of March 31, 1999 and for the periods ended March 31, 1998 and 1999 are unaudited, but in management's opinion, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for such interim periods. Certain prior year amounts have been reclassified to conform to the current period presentation. The results for interim periods are not necessarily indicative of results for a full year.

  The interim period financial statements, including the notes thereto, are condensed and do not include all disclosures required by generally accepted accounting principles. These interim period financial statements should be read in conjunction with the Company's consolidated financial statements which are included in the Company's Annual Report on Form 10-K/A for the year ended June 30, 1998.

  The Company's Board of Directors approved a two for one stock split on August 6, 1998 which was effected in the form of a 100% stock dividend for shareholders of record on September 11, 1998 and paid on September 30, 1998. In connection with the stock split, $347,000 was transferred from retained earnings to common stock representing the par value of the additional shares issued. All share data for the periods presented, except shares authorized, have been adjusted to reflect the stock split on a retroactive basis.

  The Company adopted the requirements of Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"), effective July 1, 1998. SFAS 130 establishes standards for reporting comprehensive income and its components in a full set of financial statements. The new standard requires that all items that are required to be recognized under accounting standards as components of comprehensive income, including an amount representing total comprehensive income, be reported in a financial statement that is displayed with the same prominence as other financial statements. Pursuant to SFAS 130, the Company has reported comprehensive income in the accompanying Consolidated Statements of Income and Comprehensive Income. All prior periods presented have been restated to conform to the requirements of SFAS 130.


NOTE 2 -- RESTATEMENT

  On January 14, 1999, the Company issued a press release reporting a restatement of its financial statements for the fiscal years ended June 30, 1996, 1997, and 1998 as well as for the first quarter of fiscal 1999. Interim periods in the fiscal years ended June 30, 1996, 1997 and 1998 were also restated. As required by the Financial Accounting Standards Board's ("FASB") Special Report, "A Guide to Implementation of Statement 125 on Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, Second Edition", dated December 1998, and related guidance set forth in statements made by the staff of the Securities and Exchange Commission ("SEC") on December 8, 1998, the Company retroactively changed its method of measuring and accounting for credit enhancement assets to the cash-out method from the cash-in method.

  Initial deposits to restricted cash accounts and subsequent cash flows received by securitization trusts sponsored by the Company accumulate as credit enhancement assets until certain targeted levels are achieved, after which cash is distributed to the Company on an unrestricted basis. Under the cash-in method previously used by the Company, (i) the assumed discount period for measuring the present value of credit enhancement assets ended when cash flows were received by the securitization trusts and (ii) initial deposits to restricted cash accounts were recorded at face value. Under the cash-out method required by the FASB and SEC, the assumed discount period for measuring the present value of credit enhancement assets ends when cash, including return of the initial deposits, is distributed to the Company on an unrestricted basis.

                               AMERICREDIT CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                                   UNAUDITED

   The change to the cash-out method results only in a difference in the timing of revenue recognition from a securitization and has no effect on the total cash flows of such transactions. While the total amount of revenue recognized over the term of a securitization transaction is the same under either method, the cash-out method results in (i) lower initial gains on the sale of receivables due to the longer discount period and (ii) higher subsequent servicing fee income from accretion of the additional cash-out discount.

NOTE 3 -- RECEIVABLES HELD FOR SALE

   Receivables held for sale consist of the following (in thousands):

                                                          June 30,    March 31,
                                                            1998        1999
                                                         ----------  ----------
   Auto receivables..................................... $ 334,110   $ 400,722
   Less allowance for losses............................   (12,756)    (10,549)
                                                         ----------  ----------
   Auto receivables, net................................   321,354     390,173
   Mortgage receivables.................................    21,499      25,248
                                                         ----------  ----------
                                                         $ 342,853   $ 415,421
                                                         ==========  ==========

   The Company has established an allowance for losses with respect to auto receivables held for sale to provide for potential credit losses on such receivables prior to their sale in a securitization transaction.

   A summary of the allowance for losses is as follows (in thousands):

                                                           Nine Months Ended
                                                               March 31,
                                                         ---------------------
                                                           1998        1999
                                                         ---------   ---------
   Balance at beginning of period....................... $ 12,946    $ 12,756
   Provision for losses.................................    5,546       6,589
   Acquisition fees.....................................   35,545      44,614
   Allowance related to auto receivables sold to Trusts.  (34,030)    (47,702)
   Net charge-offs......................................   (7,528)     (5,708)
                                                         ---------   ---------
   Balance at end of period............................. $ 12,479    $ 10,549
                                                         =========   =========

NOTE 4 -- CREDIT ENHANCEMENT ASSETS

   As of June 30, 1998 and March 31, 1999, the Company was servicing $1,968.4 million and $3,152.5 million, respectively, of auto receivables which have been sold to certain special purpose financing trusts (the "Trusts"). The Company has retained an interest in these receivables in the form of credit enhancement assets.

   Credit enhancement assets consist of the following (in thousands):

                                                          June 30,   March 31,
                                                            1998       1999
                                                         ---------   ---------
   Interest-only receivables from Trusts................ $131,694    $173,643
   Investments in Trust receivables.....................   98,857     157,201
   Restricted cash......................................   55,758      82,809
                                                         ---------   ---------
                                                         $286,309    $413,653
                                                         =========   =========

                               AMERICREDIT CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                                   UNAUDITED


   A summary of credit enhancement assets is as follows (in thousands):

                                                           Nine Months Ended
                                                               March 31,
                                                        ----------------------
                                                           1998        1999
                                                        ----------  ----------
   Balance at beginning of period.....................   $161,395    $286,309
   Non-cash gain on sale of auto receivables..........     64,378     107,642
   Accretion of present value discount................     13,646      24,139
   Initial deposits to restricted cash................     43,400      57,250
   Return of deposits from restricted cash............                (23,000)
   Change in unrealized gain..........................     (1,487)      9,895
   Distributions from Trusts..........................    (27,083)    (35,182)
   Permanent impairment write-down....................     (4,400)    (13,400)
                                                        ----------  ----------
   Balance at end of period...........................   $249,849    $413,653
                                                        ==========  ==========

   A summary of the allowance for losses included as a component of the interest-only receivables is as follows (in thousands):

                                                          Nine Months Ended
                                                              March 31,
                                                        ----------------------
                                                           1998        1999
                                                        ----------  ----------
   Balance at beginning of period.....................  $  74,925   $ 179,359
   Assumptions for cumulative credit losses...........    116,192     204,441
   Permanent impairment write-down....................      4,400      13,400
   Net charge-offs....................................    (53,390)    (98,183)
                                                        ----------  ----------
   Balance at end of period...........................  $ 142,127   $ 299,017
                                                        ==========  ==========


NOTE 5 -- WAREHOUSE CREDIT FACILITIES

   Warehouse credit facilities consist of the following (in thousands):

                                                         June 30,    March 31,
                                                           1998        1999
                                                        ----------  ----------
   Bank lines of credit...............................              $     603
   Commercial paper facilities........................   $140,708     233,661
   Mortgage facility..................................     24,900      21,267
                                                        ----------  ----------
                                                         $165,608   $ 255,531
                                                        ==========  ==========

   In September 1998, the Company renewed its funding agreement with an administrative agent on behalf of an institutionally managed commercial paper conduit and a group of banks and increased the amount of structured warehouse financing available under the agreement from $245 million to $505 million.
Under the funding agreement, the Company transfers auto receivables to CP Funding Corp. ("CPFC"), a special purpose finance subsidiary of the Company, and CPFC in turn issues a note, collateralized by such auto receivables, to the agent. The agent provides funding under the note to CPFC pursuant to an advance formula and CPFC forwards the funds to the Company in consideration for the transfer of auto receivables. While CPFC is a consolidated subsidiary of the Company, CPFC is a separate legal entity and the auto receivables transferred to CPFC and the other assets of CPFC are legally owned by CPFC and not available to creditors of AmeriCredit Corp. or its other subsidiaries. Advances under the note bear interest at commercial paper, London Interbank Offered Rates ("LIBOR") or prime rates plus specified fees depending upon the source of funds provided by the agent to CPFC. The funding agreement, which expires in September 1999, contains various covenants requiring certain minimum financial ratios and results. Borrowings of $233,661,000 were outstanding under this agreement as of March 31, 1999.

                               AMERICREDIT CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                                   UNAUDITED

   In March 1999, the Company entered into a funding agreement with an administrative agent on behalf of an institutionally managed commercial paper conduit and a bank under which up to $150 million of structured warehouse financing is available. Advances under the facility bear interest at commercial paper rates plus specified fees. The funding agreement, which expires in March 2000, contains various covenants requiring certain minimum financial ratios and results. There were no outstanding balances under this agreement as of March 31, 1999.

   In March 1999, the Company renewed its revolving credit agreement with a group of banks under which the Company may borrow up to $115 million, subject to a defined borrowing base. Borrowings under the credit agreement are collateralized by certain auto receivables and bear interest, based upon the Company's option, at either the prime rate or LIBOR plus 1.25%. The credit agreement, which expires in April 2000, contains various restrictive covenants requiring certain minimum financial ratios and results and placing certain limitations on the incurrence of additional debt, capital expenditures, cash dividends and repurchase of common stock. There were no outstanding balances under the credit agreement as of March 31, 1999.

   In November 1998, the Company's Canadian subsidiary entered into a revolving credit agreement with a bank under which the Company may borrow up to (Cdn)$20 million, subject to a defined borrowing base. Borrowings under the credit facility are collateralized by certain Canadian auto receivables and bear interest at the Canadian prime rate. The credit agreement, which expires in November 1999, contains various restrictive covenants requiring certain minimum financial ratios and results and placing certain limitations on the incurrence of additional debt, capital expenditures, cash dividends and repurchase of common stock. Borrowings of (U.S.) $603,000 were outstanding under this agreement as of March 31, 1999.

   In February 1999, the Company renewed its mortgage warehouse facility with a bank under which the Company may borrow up to $75 million, subject to a defined borrowing base. Borrowings under the facility are collateralized by certain mortgage receivables and bear interest, based upon the Company's option, at either the prime rate or LIBOR plus 1.50%. The facility expires in July 1999. Borrowings of $21,267,000 were outstanding under this agreement as of March 31, 1999.


NOTE 6 - SUPPLEMENTAL INFORMATION

Cash payments for interest costs and income taxes consist of the following (in thousands):

                                                             Nine Months Ended
                                                                 March 31,
                                                            -------------------
                                                              1998      1999
                                                            --------  ---------
   Interest costs (none capitalized)......................   $22,577  $ 29,237
   Income taxes...........................................    14,520   (14,000)

During the nine months ended March 31, 1998 and 1999, the Company entered into lease agreements for property and equipment of $3,574,000 and $8,978,000, respectively.


NOTE 7 - SUBSEQUENT EVENT

   In April 1999, the Company issued $200 million of senior notes which are due in April 2006. Interest on the notes is payable semi-annually at the rate of 9.875% per annum, commencing in October 1999. The notes, which are unsecured, may be redeemed at the option of the Company after April 2003 at a premium declining to par in April 2005. The Indenture pursuant to which the notes were issued contains restrictions including limitations on the Company's ability to incur additional indebtedness other than certain secured indebtedness, pay cash dividends and repurchase common stock.

                               AMERICREDIT CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                                   UNAUDITED


NOTE 8 -- GUARANTOR CONSOLIDATING FINANCIAL STATEMENTS

   The payment of principal, premium, if any, and interest on the Company's Senior Notes is guaranteed by certain of the Company's subsidiaries (the "Subsidiary Guarantors"). The separate financial statements of the Subsidiary
Guarantors are not included herein because the Subsidiary Guarantors are wholly-owned consolidated subsidiaries of the Company and are jointly, severally and unconditionally liable for the obligations represented by the Senior Notes. The Company believes that the condensed consolidating financial information for the Company, the combined Subsidiary Guarantors and the combined Non-Guarantor Subsidiaries provide information that is more meaningful in understanding the financial position of the Subsidiary Guarantors than separate financial statements of the Subsidiary Guarantors. Therefore, the separate financial statements of the Subsidiary Guarantors are not deemed material.

   The following supplemental schedules present consolidating financial information for (i) AmeriCredit Corp. (on a parent only basis), (ii) the combined Subsidiary Guarantors, (iii) the combined Non-Guarantor Subsidiaries,
(iv) an elimination column for adjustments to arrive at the information for the Company and its subsidiaries on a consolidated basis and (v) the Company and its subsidiaries on a consolidated basis.

   Investments in subsidiaries are accounted for by the parent company on the equity method for purposes of the presentation set forth below. Earnings of subsidiaries are therefore reflected in the parent company's investment accounts and earnings. The principal elimination entries set forth below eliminate investments in subsidiaries and intercompany balances and transactions.

                               AMERICREDIT CORP.
                          CONSOLIDATING BALANCE SHEET
                                March 31, 1999
                       (Unaudited, Dollars in Thousands)


                                          AmeriCredit                   Non-
                                             Corp.      Guarantors   Guarantors   Eliminations   Consolidated
                                          -----------   ----------   ----------   ------------   ------------
ASSETS
Cash and cash equivalents..............    $             $  30,955    $   5,891    $              $    36,846
Receivables held for sale, net.........                     50,354      365,067                       415,421
Interest-only receivables from Trusts..          (661)       1,730      172,574                       173,643
Investments in Trust receivables.......                        564      156,637                       157,201
Restricted cash........................                        (87)      82,896                        82,809
Property and equipment, net............                     34,115                                     34,115
Other assets...........................         7,145       23,686        7,116                        37,947
Due (to) from affiliates...............       347,248     (148,776)    (198,472)
Investment in affiliates...............       173,331       13,921            2       (187,254)
                                          -----------   ----------   ----------   ------------   ------------
   Total assets........................    $  527,063    $   6,462    $ 591,711    $  (187,254)   $   937,982
                                          ===========   ==========   ==========   ============   ============


LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Warehouse credit facilities............    $             $  21,870    $ 233,661    $              $   255,531
Senior notes...........................       175,000                                                 175,000
Other notes payable....................        12,737           22                                     12,759
Accrued taxes and expenses.............         4,979       66,873          544                        72,396
Deferred income taxes..................       (26,417)     (35,707)     123,656                        61,532
                                          -----------   ----------   ----------   ------------   ------------
   Total liabilities...................       166,299       53,058      357,861                       577,218
                                          -----------   ----------   ----------   ------------   ------------
Shareholders' equity:
Common stock...........................           708          203            3           (206)           708
Additional paid-in capital.............       244,194      108,485       13,921       (122,406)       244,194
Accumulated other comprehensive income.        13,319                    13,319        (13,319)        13,319
Retained earnings......................       125,133     (155,284)     206,607        (51,323)       125,133
                                          -----------   ----------   ----------   ------------   ------------
                                              383,354      (46,596)     233,850       (187,254)       383,354
Treasury stock.........................       (22,590)                                                (22,590)
                                          -----------   ----------   ----------   ------------   ------------
   Total shareholders' equity..........       360,764      (46,596)     233,850       (187,254)       360,764
                                          -----------   ----------   ----------   ------------   ------------
   Total liabilities and shareholders'
   equity  ............................    $  527,063    $   6,462    $ 591,711    ($  187,254)   $   937,982
                                          ===========   ==========   ==========   ============   ============

                               AMERICREDIT CORP.
                         CONSOLIDATING INCOME STATEMENT
                        Nine Months Ended March 31, 1998
                       (Unaudited, Dollars in Thousands)


                                   AmeriCredit                   Non-
                                      Corp.      Guarantors   Guarantors   Eliminations   Consolidated
                                   ------------  -----------  -----------  -------------  ------------
Revenue:
 Finance charge income..........    $             $  29,421    $  10,631    $              $    40,052
 Gain on sale of receivables....        (5,199)       1,653       75,384                        71,838
 Servicing fee income...........                     65,131        9,513        (40,255)        34,389
 Other income...................        22,335          965          627        (22,026)         1,901
 Equity in income of affiliates.        36,111                                  (36,111)
                                   -----------   ----------   ----------   ------------   ------------
                                        53,247       97,170       96,155        (98,392)       148,180
                                   -----------   ----------   ----------   ------------   ------------
Costs and expenses:
 Operating expenses.............         7,801       98,566          (10)       (40,255)        66,102
 Provision for losses...........                      5,546                                      5,546
 Interest expense...............        10,325       17,923       12,751        (22,026)        18,973
                                   -----------   ----------   ----------   ------------   ------------
                                        18,126      122,035       12,741        (62,281)        90,621
                                   -----------   ----------   ----------   ------------   ------------

Income before income taxes......        35,121      (24,865)      83,414        (36,111)        57,559
Income tax provision............          (279)      (7,991)      30,429                        22,159
                                   -----------   ----------   ----------   ------------   ------------
Net income......................    $   35,400    $ (16,874)   $  52,985    $   (36,111)   $    35,400
                                   ===========   ==========   ==========   ============   ============

                               AMERICREDIT CORP.
                         CONSOLIDATING INCOME STATEMENT
                        Nine Months Ended March 31, 1999
                       (Unaudited, Dollars in Thousands)

                                   AmeriCredit                  Non-
                                      Corp.      Guarantors   Guarantors   Eliminations  Consolidated
                                   -----------   ----------   ----------   ------------  ------------
Revenue:
 Finance charge income............  $             $  27,503    $  24,035    $              $   51,538
 Gain on sale of receivables......      (6,394)       3,202      119,743                      116,551
 Servicing fee income.............                   80,403        7,975       (26,676)        61,702
 Other income.....................      22,134        2,657          584       (22,014)         3,361
 Equity in income of affiliates...      56,474                                 (56,474)
                                   -----------   ----------   ----------   ------------  ------------
                                        72,214      113,765      152,337      (105,164)       233,152
                                   -----------   ----------   ----------   ------------  ------------
Costs and expenses:
 Operating expenses...............       7,513      134,886           37       (26,676)       115,760
 Provision for losses.............                    2,471        4,118                        6,589
 Interest expense.................      13,566       16,918       17,190       (22,014)        25,660
                                   -----------   ----------   ----------   ------------  ------------
                                        21,079      154,275       21,345       (48,690)       148,009
                                   -----------   ----------   ----------   ------------  ------------

Income before income taxes........      51,135      (40,510)     130,992       (56,474)        85,143
Income tax provision..............      (1,228)     (18,654)      52,662                       32,780
                                   -----------   ----------   ----------   ------------  ------------
Net income........................  $   52,363    $ (21,856)   $  78,330    $  (56,474)   $    52,363
                                   ===========   ==========   ==========   ============  ============

                               AMERICREDIT CORP.
                     CONSOLIDATING STATEMENT OF CASH FLOW
                       Nine Months Ended March 31, 1998
                       (Unaudited, Dollars in Thousands)

                                              AmeriCredit                     Non-
                                                 Corp.       Guarantors    Guarantors   Eliminations   Consolidated
                                              ------------  ------------  ------------  -------------  -------------
Cash flow from operating activities:
 Net income.................................  $   35,400    $   (16,874)  $    52,985    $   (36,111)  $     35,400
 Adjustment to reconcile net income to
 net cash provided by operating activities:
    Depreciation and amortization...........          35          3,049                                       3,084
    Provision for losses....................                      5,546                                       5,546
    Deferred income taxes...................     (14,830)        (8,298)       24,689                         1,561
    Non-cash servicing fee income...........                                   (9,246)                       (9,246)
    Non-cash gain on sale of auto
       receivables..........................                                  (64,378)                      (64,378)
    Distributions from Trusts...............                                   27,083                        27,083
    Equity in income of affiliates..........     (36,111)                                     36,111
    Changes in assets and liabilities:
       Other assets.........................        (953)        (2,216)       (2,993)                       (6,162)
       Accrued taxes and expenses...........         473         16,359         1,442                        18,274
                                              ------------  ------------  ------------  -------------  -------------
Net cash provided by operating activities...     (15,986)        (2,434)       29,582                        11,162
                                              ------------  ------------  ------------  -------------  -------------

Cash flows from investing activities:
    Purchases of auto receivables...........                 (1,162,952)   (1,356,973)     1,356,973     (1,162,952)
    Originations of mortgage receivables....                    (94,537)                                    (94,537)
    Principal collections and recoveries
       on receivables.......................                    (23,328)       53,515                        30,187
    Net proceeds from sale of auto
       receivables..........................                  1,356,973     1,102,614     (1,356,973)     1,102,614
    Net proceeds from sale of mortgage
       receivables..........................                     70,729                                      70,729
    Initial deposits to restricted cash.....                                  (43,400)                      (43,400)
    Purchases of property and equipment.....         (53)        (5,918)                                     (5,971)
    Net change in investment in affiliates..      (9,998)        (3,921)           (2)        13,921
    Increase in other assets................                                   (2,490)                       (2,490)
                                              ------------  ------------  ------------  -------------  -------------
Net cash used by investing activities.......     (10,051)       137,046      (246,736)        13,921       (105,820)
                                              ------------  ------------  ------------  -------------  -------------

Cash flows from financing activities:
    Net change in warehouse credit
       facilities...........................                    (45,609)       97,592                        51,983
    Proceeds from issuance of senior
       notes................................      47,762                                                     47,762
    Payments on other notes payable.........        (888)            (5)      (12,964)                      (13,857)
    Proceeds from issuance of common
       stock................................      11,837                       13,921        (13,921)        11,837
    Net change in due (to) from
      affiliates............................     (32,674)       (85,430)      118,104
                                              ------------  ------------  ------------  -------------  -------------
Net cash provided by financing activities...      26,037       (131,044)      216,653        (13,921)        97,725
                                              ------------  ------------  ------------  -------------  -------------
Net increase in cash and cash equivalents...                      3,568          (501)                        3,067
Cash and cash equivalents at beginning of
  period....................................                      3,988         2,039                         6,027
                                              ------------  ------------  ------------  -------------  -------------
Cash and cash equivalents at end of period..  $             $     7,556   $     1,538   $              $      9,094
                                              ============  ============  ============  =============  =============

                               AMERICREDIT CORP.
                     CONSOLIDATING STATEMENT OF CASH FLOW
                       Nine Months Ended March 31, 1999
                       (Unaudited, Dollars in Thousands)

                                              AmeriCredit                     Non-
                                                 Corp.       Guarantors    Guarantors   Eliminations   Consolidated
                                              ------------  ------------  ------------  -------------  -------------
Cash flow from operating activities:
    Net income............................... $    52,363   $   (21,856)  $    78,330   $    (56,474)  $     52,363
    Adjustment to reconcile net income to net
      cash provided by operating activities:
    Depreciation and amortization............          41         6,861                                       6,902
    Provision for losses.....................                     2,471         4,118                         6,589
    Deferred income taxes....................        (955)      (19,070)       53,066                        33,041
    Non-cash servicing fee income............                                 (10,739)                      (10,739)
    Non-cash gain on sale of auto
      receivables............................                                (107,642)                     (107,642)
    Distributions from Trusts................                                  35,182                        35,182
    Equity in income of affiliates...........     (56,474)                                    56,474
    Changes in assets and liabilities:
      Other assets...........................       1,766        (6,811)        2,299                        (2,746)
      Accrued taxes and expenses.............       7,259        12,923         5,082                        25,264
                                              ------------  ------------  ------------  -------------  -------------
Net cash provided by operating activities....       4,000      ( 25,482)       59,696                        38,214
                                              ------------  ------------  ------------  -------------  -------------

Cash flows from investing activities:
    Purchases of auto receivables............                (1,983,758)   (2,121,174)     2,121,174     (1,983,758)
    Originations of mortgage
      receivables............................                  (203,518)                                   (203,518)
    Principal collections and recoveries
      on receivables.........................                    (6,744)       21,527                        14,783
    Net proceeds from sale of auto
      receivables............................                 2,121,174     1,894,383     (2,121,174)     1,894,383
    Net proceeds from sale of mortgage
      receivables............................                   198,953                                     198,953
    Initial deposits to restricted cash......                                 (57,250)                      (57,250)
    Return of deposits from restricted
      cash...................................                                  23,000                        23,000
    Purchase of property and
      equipment..............................         134        (8,565)                                     (8,431)
    Increase in other assets.................                    (4,094)       (3,293)                       (7,387)
                                              ------------  ------------  ------------  -------------  -------------
Net cash used by investing activities........         134       113,448      (242,807)                     (129,225)
                                              ------------  ------------  ------------  -------------  -------------

Cash flows from financing activities:
    Net change in warehouse credit
      facilities.............................                    (3,030)       92,953                        89,923
    Payments on other notes payable..........      (2,625)           (4)                                     (2,629)
    Proceeds from issuance of common
      stock..................................       7,327           149                                       7,476
    Net change in due (to) from
     affiliates..............................      (8,836)      (84,283)       93,119
                                              ------------  ------------  ------------  -------------  -------------
Net cash provided by financing activities....      (4,134)      (87,168)      186,072                        94,770
                                              ------------  ------------  ------------  -------------  -------------
Net increase in cash and cash equivalents....                       798         2,961                         3,759
Cash and cash equivalents at beginning of
 period......................................                    30,157         2,930                        33,087
                                              ------------  ------------  ------------  -------------  -------------
Cash and cash equivalents at end of period... $             $    30,955   $     5,891    $              $    36,846
                                              ============  ============  ============  =============  =============

                      CONSOLIDATING FINANCIAL INFORMATION

  The payment of principal, premium, if any, and interest on the Company's 9 1/4% Senior Notes is guaranteed by certain of the Company's subsidiaries (the "Subsidiary Guarantors"). The separate financial statements of the Subsidiary Guarantors are not included herein because the Subsidiary Guarantors are wholly-owned consolidated subsidiaries of the Company and are jointly, severally and unconditionally liable for the obligations represented by the 9 1/4% Senior Notes. The Company believes that the condensed consolidating financial information for the Company, the combined Subsidiary Guarantors and the combined Non-Guarantor Subsidiaries provide information that is more meaningful in understanding the financial position of the Subsidiary Guarantors than separate financial statements of the Subsidiary Guarantors. Therefore, the separate financial statements of the Subsidiary Guarantors are not deemed material.

  The following supplementary information presents consolidating financial data for (i) the Company (on a parent only basis), (ii) the combined Subsidiary Guarantors, (iii) the combined Non-Guarantor Subsidiaries, (iv) an elimination column for adjustments to arrive at the information for the Company and its subsidiaries on a consolidated basis and (v) the Company and its subsidiaries on a consolidated basis as of June 30, 1998 and 1997 and for each of the three years in the period ended June 30, 1998.

  Investments in subsidiaries are accounted for by the parent company on the equity method for purposes of the presentation set forth below. Earnings of subsidiaries are therefore reflected in the parent company's investment accounts and earnings. The principal elimination entries set forth below eliminate investments in subsidiaries and intercompany balances and transactions.

        REPORT OF INDEPENDENT ACCOUNTANTS ON SUPPLEMENTARY INFORMATION

Board of Directors and Shareholders
AmeriCredit Corp.

Our report on the audits of the consolidated financial statements of AmeriCredit Corp. as of June 30, 1998 and 1997 and for the three years ended June 30, 1998, 1997 and 1996 is included on page F-2. These audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information appearing on pages F-37 to F-44 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such supplementary information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated, in all material respects, when considered in relation to the basic financial statements taken as a whole.

PricewaterhouseCoopers LLP



Fort Worth, Texas
August 4, 1998, except as to Note 14 and Note 2 to the consolidated financial statements for which the dates are September 30, 1998 and January 14, 1999, respectively.

                               AMERICREDIT CORP.
                           SUPPLEMENTARY INFORMATION
                          CONSOLIDATING BALANCE SHEET
                                 June 30, 1997
                            (Dollars in Thousands)

                                          AmeriCredit                   Non-
                                             Corp.      Guarantors   Guarantors   Eliminations   Consolidated
                                          ------------  -----------  -----------  -------------  -------------
ASSETS
Cash and cash equivalents.................               $   3,988     $  2,039                      $  6,027
Receivables held for sale, net............                 240,912       25,745                       266,657
Interest-only receivables from Trusts.....   $   (777)       4,136       50,106                        53,465
Investments in Trust receivables..........                   7,432       43,356                        50,788
Restricted cash...........................                               57,142                        57,142
Property and equipment, net...............        136       13,748                                     13,884
Other assets..............................     10,947       12,564        4,019                        27,530
Due (to) from affiliates..................    277,369     (197,957)     (79,412)
Investment in affiliates..................     47,567                                 $(47,567)
                                             --------    ---------     --------       --------       --------
    Total assets..........................   $335,242    $  84,823     $102,995       $(47,567)      $475,493
                                             ========    =========     ========       ========       ========


LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Warehouse credit facilities...............               $  72,045                                   $ 72,045
Senior notes..............................   $125,000                                                 125,000
Other notes payable.......................      3,484           33     $ 23,689                        27,206
Accrued taxes and expenses................      8,088       27,987       (1,217)                       34,858
Deferred income taxes.....................     (9,591)      (4,811)      22,525                         8,123
                                             --------    ---------     --------       --------       --------
    Total liabilities.....................    126,981       95,254       44,997                       267,232
                                             --------    ---------     --------       --------       --------
Shareholders' equity:
Common stock..............................        667          203            3       $   (206)           667
Additional paid-in capital................    203,531       98,336                     (98,336)       203,531
Unrealized gain on credit enhancement
 assets...................................      4,355                     4,355         (4,355)         4,355
Retained earnings.........................     23,469     (108,970)      53,640         55,330         23,469
                                             --------    ---------     --------       --------       --------
                                              232,022      (10,431)      57,998        (47,567)       232,022
Treasury stock............................    (23,761)                                                (23,761)
                                             --------    ---------     --------       --------       --------
 Total shareholders' equity...............    208,261      (10,431)      57,998        (47,567)       208,261
                                             --------    ---------     --------       --------       --------
 Total liabilities and shareholders'
    equity  ..............................   $335,242    $  84,823     $102,995       $(47,567)      $475,493
                                             ========    =========     ========       ========       ========

                               AMERICREDIT CORP.
                           SUPPLEMENTARY INFORMATION
                          CONSOLIDATING BALANCE SHEET
                                 June 30, 1998
                             (Dollars in Thousands)

                                            AmeriCredit                   Non-
                                               Corp.      Guarantors   Guarantors   Eliminations   Consolidated
                                            ------------  -----------  -----------  -------------  -------------
ASSETS
Cash and cash equivalents.................                 $  30,157    $   2,930                      $ 33,087
Receivables held for sale, net............                   178,219      164,634                       342,853
Interest-only receivables from Trusts  ...     $ (2,151)       3,623      130,222                       131,694
Investments in Trust receivables..........                     2,109       96,748                        98,857
Restricted cash...........................                                 55,758                        55,758
Property and equipment, net...............          175       23,210                                     23,385
Other assets..............................        8,911       13,003        6,123                        28,037
Due (to) from affiliates..................      330,924     (226,892)    (104,032)
Investment in affiliates..................      110,623       13,921            2      $(124,546)
                                               --------    ---------    ---------      ---------       --------
       Total assets.......................     $448,482    $  37,350    $ 352,385      $(124,546)      $713,671
                                               ========    =========    =========      =========       ========


LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Warehouse credit facilities...............                 $  24,900    $ 140,708      $               $165,608
Senior notes..............................     $175,000                                                 175,000
Other notes payable.......................        6,384           26                                      6,410
Accrued taxes and expenses................       (2,280)      53,950       (4,538)                       47,132
Deferred income taxes.....................      (18,470)     (16,637)      66,780                        31,673
                                               --------    ---------    ---------      ---------       --------
 Total liabilities........................      160,634       62,239      202,950                       425,823
                                               --------    ---------    ---------      ---------       --------
Shareholders' equity:
Common stock..............................          693          203            3           (206)           693
Additional paid-in capital................      230,269      108,336       13,921       (122,257)       230,269
Unrealized gain on credit enhancement
 assets...................................        7,234                     7,234         (7,234)         7,234
Retained earnings.........................       72,770     (133,428)     128,277          5,151         72,770
                                               --------    ---------    ---------      ---------       --------
                                                310,966      (24,889)     149,435       (124,546)       310,966
Treasury stock............................      (23,118)                                                (23,118)
                                               --------    ---------    ---------      ---------       --------
 Total shareholders' equity  .............      287,848      (24,889)     149,435       (124,546)       287,848
                                               --------    ---------    ---------      ---------       --------
 Total liabilities and shareholders'
      equity  ............................     $448,482    $  37,350    $ 352,385      $(124,546)      $713,671
                                               ========    =========    =========      =========       ========

                               AMERICREDIT CORP.
                           SUPPLEMENTARY INFORMATION
                       CONSOLIDATING STATEMENT OF INCOME
                            Year Ended June 30, 1996
                             (Dollars in Thousands)

                                   AmeriCredit                 Non-
                                      Corp.     Guarantors  Guarantors  Eliminations   Consolidated
                                   -----------  ----------  ----------  -------------  ------------
Revenue:
 Finance charge income..............               $32,050     $19,656                      $51,706
 Gain on sale of receivables........                11,459       9,946                       21,405
 Servicing fee income...............                26,398         161      $(22,667)         3,892
 Other income.......................   $11,499       1,780         653       (11,300)         2,632
 Equity in income of affiliates.....    24,571                               (24,571)
                                       -------     -------     -------      --------        -------
                                        36,070      71,687      30,416       (58,538)        79,635
                                       -------     -------     -------      --------        -------
Costs and expenses:
 Operating expenses  ...............     3,700      41,359       3,289       (22,667)        25,681
 Provision for losses...............                 7,912                                    7,912
 Interest expense...................       371      15,212       8,846       (11,300)        13,129
                                       -------     -------     -------      --------        -------
                                         4,071      64,483      12,135       (33,967)        46,722
                                       -------     -------     -------      --------        -------
Income before income taxes..........    31,999       7,204      18,281       (24,571)        32,913
Income tax provision................    11,234         914                                   12,148
                                       -------     -------     -------      --------        -------
Net income..........................   $20,765     $ 6,290     $18,281      $(24,571)       $20,765
                                       =======     =======     =======      ========        =======

                               AMERICREDIT CORP.
                           SUPPLEMENTARY INFORMATION
                       CONSOLIDATING STATEMENT OF INCOME
                           Year Ended June 30, 1997
                            (Dollars in Thousands)

                                             AmeriCredit                   Non-
                                                 Corp.     Guarantors   Guarantors  Eliminations   Consolidated
                                             ------------  -----------  ----------  -------------  ------------
Revenue:
 Finance charge income....................                   $ 36,633      $ 8,277                     $ 44,910
 Gain on sale of receivables..............       $  (855)       2,939       50,239                       52,323
 Servicing fee income.....................                     56,343        6,230      $(39,081)        23,492
 Other income.............................        18,348        1,280          914       (17,911)         2,631
 Equity in income of affiliates...........        24,119                                 (24,119)
                                                 -------     --------      -------      --------       --------
                                                  41,612       97,195       65,660       (81,111)       123,356
                                                 -------     --------      -------      --------       --------
Costs and expenses:
 Operating expenses.......................         5,282       83,997        1,717       (39,081)        51,915
 Provision for losses.....................                      6,595                                     6,595
 Interest expense.........................         5,116       17,202       11,905       (17,911)        16,312
                                                 -------     --------      -------      --------       --------
                                                  10,398      107,794       13,622       (56,992)        74,822
                                                 -------     --------      -------      --------       --------
Income before income taxes................        31,214      (10,599)      52,038       (24,119)        48,534
Income tax provision......................         1,365       (2,481)      19,801                       18,685
                                                 -------     --------      -------      --------       --------
Net income................................       $29,849     $ (8,118)     $32,237      $(24,119)      $ 29,849
                                                 =======     ========      =======      ========       ========

                               AMERICREDIT CORP.
                           SUPPLEMENTARY INFORMATION
                       CONSOLIDATING STATEMENT OF INCOME
                           Year Ended June 30, 1996
                            (Dollars in Thousands)

                                             AmeriCredit                   Non-
                                                Corp.      Guarantors   Guarantors  Eliminations   Consolidated
                                             ------------  -----------  ----------  -------------  ------------
Revenue:
 Finance charge income......................                 $ 39,114     $ 16,723                     $ 55,837
 Gain on sale of receivables................     $(6,729)       1,350      108,573                      103,194
 Servicing fee income.......................                   91,682        9,822      $(53,594)        47,910
 Other income...............................      31,029        1,268          741       (30,643)         2,395
 Equity in income of affiliates.............      50,179                                 (50,179)
                                                 -------     --------     --------      --------       --------
                                                  74,479      133,414      135,859       134,416        209,336
                                                 -------     --------     --------      --------       --------
Costs and expenses:
 Operating expenses.........................      10,800      137,273            5       (53,594)        94,484
 Provision for losses.......................                    7,555                                     7,555
 Interest expense...........................      14,776       24,192       18,810       (30,643)        27,135
                                                 -------     --------     --------      --------       --------
                                                  25,576      169,020       18,815       (84,237)       129,174
                                                 -------     --------     --------      --------       --------
Income before income taxes..................      48,903      (35,606)     117,044       (50,179)        80,162
Income tax provision........................        (398)     (11,148)      42,407                       30,861
                                                 -------     --------     --------      --------       --------
Net income..................................     $49,301     $(24,458)    $ 74,637      $(50,179)      $ 49,301
                                                 =======     ========     ========      ========       ========

                               AMERICREDIT CORP.
                           SUPPLEMENTARY INFORMATION
                     CONSOLIDATING STATEMENT OF CASH FLOWS
                           Year Ended June 30, 1996
                            (Dollars in Thousands)


                                                            AmeriCredit                   Non-
                                                               Corp.      Guarantors   Guarantors   Eliminations   Consolidated
                                                            ------------  -----------  -----------  -------------  -------------
Cash flows from operating activities
 Net income................................................    $ 20,765    $   6,290    $  18,281      $ (24,571)     $  20,765
 Adjustments to reconcile net income to net
     cash provided by operating activities:
 Depreciation and amortization.............................          49        1,479                                      1,528
 Provision for losses......................................                    7,912                                      7,912
 Deferred income taxes.....................................      13,596       (2,432)                                    11,164
 Non-cash servicing fee income.............................                                (1,079)                       (1,079)
 Non-cash gain on sale of auto
 receivables...............................................                    1,014      (16,431)                      (15,417)
 Distributions from Trusts.................................                                 1,235                         1,235
 Equity in income of affiliates............................     (24,571)                                  24,571
 Changes in assets and liabilities
      Other assets.........................................         362       (1,857)         511                          (984)
      Accrued taxes and expenses...........................       1,273        8,606         (473)                        9,406
                                                               --------    ---------    ---------   ------------      ---------
       Net cash provided by operating activities...........      11,474       21,012        2,044                        34,530
                                                               --------    ---------    ---------   ------------      ---------
Cash flows from investing activities
 Purchases of auto receivables.............................                 (417,235)    (115,646)       115,646       (417,235)
 Principal collections and recoveries on
      receivables..........................................                   37,894       57,054                        94,948
 Net proceeds from sale of auto
      receivables..........................................                  262,243      115,646       (115,646)       262,243
 Initial deposits to restricted cash.......................                                (2,939)                       (2,939)
 Purchases of property and equipment.......................       2,536       (5,698)                                    (3,162)
 Decrease in other assets..................................       3,707                      (311)                        3,396
 Net change in investment in affiliates....................      (2,746)       2,743            3
                                                               --------    ---------    ---------   ------------      ---------
 Net cash used by investment activities....................       3,497     (120,053)      53,807                       (62,749)
                                                               --------    ---------    ---------   ------------      ---------
Cash flows from financing activities
 Net change in warehouse credit facilities.................                   86,000                                     86,000
 Payments on other notes payable...........................        (298)                  (66,673)                      (66,971)
         Proceeds from issuance of common stock............       3,731                                                   3,731
 Purchase of treasury stock................................     (10,710)                                                (10,710)
 Net change in due (to) from affiliates....................     (29,794)      19,348       10,446
                                                               --------    ---------    ---------   ------------      ---------
 Net cash provided by financing activities.................     (37,071)     105,348      (56,227)                       12,050
                                                               --------    ---------    ---------   ------------      ---------
      Net increase (decrease) in cash and cash
      equivalents..........................................     (22,100)       6,307         (376)                      (16,169)
      Cash and cash equivalents at beginning of year.......      17,187       (6,394)       7,521                        18,314
                                                               --------    ---------    ---------   ------------      ---------
      Cash and cash equivalents at end of year.............    $ (4,913)   $     (87)   $   7,145   $                 $   2,145
                                                               ========    =========    =========   ============      =========

                               AMERICREDIT CORP.
                           SUPPLEMENTARY INFORMATION
                     CONSOLIDATING STATEMENT OF CASH FLOWS
                           Year Ended June 30, 1997
                            (Dollars in Thousands)


                                                AmeriCredit                   Non-
                                                   Corp.      Guarantors   Guarantors   Eliminations   Consolidated
                                                -----------   -----------  -----------  -------------  -------------
Cash flows from operating activities
 Net income...................................    $  29,849    $   (8,118)   $  32,237      $ (24,119)     $  29,849
 Adjustments to reconcile net income to net
      cash provided by operating activities:
 Depreciation and amortization................           28         2,175                                      2,203
 Provision for losses  .......................                      6,595                                      6,595
 Deferred income taxes........................          135        (1,048)      19,799                        18,886
 Non-cash servicing fee income................                                  (7,991)                       (7,991)
 Non-cash gain on sale of auto
      receivables.............................                    (52,534)                                   (52,534)
 Distributions from Trusts....................                                  19,347                        19,347
 Equity in income of affiliates...............      (24,119)                                   24,119
 Changes in assets and liabilities
      Other assets............................          917        (3,083)        (175)                       (2,341)
      Accrued taxes and expenses..............        4,835        18,278       (1,124)                       21,989
                                                -----------   -----------  -----------  -------------  -------------
Net cash provided by operating activities.....       11,645       (37,735)      62,093                        36,003
                                                -----------   -----------  -----------  -------------  -------------
Cash flows from investing activities
 Purchases of auto receivables................                   (896,711)    (814,107)       814,107       (896,711)
 Originations of mortgage receivables.........                    (53,770)                                   (53,770)
 Principal collections and recoveries on
      receivables.............................                     22,672       41,717                        64,389
 Net proceeds from sale of auto
      receivables.............................                    814,107      814,107       (814,107)       814,107
 Net proceeds from sale of mortgage
      receivables.............................                     52,489                                     52,489
 Initial deposits to restricted cash..........                                 (71,400)                      (71,400)
 Decrease in other assets.....................           58                      2,402                         2,460
 Purchases of property and equipment..........          (81)       (4,430)                                    (4,511)
Net change in investment in affiliates........       25,605       (22,981)      (2,624)
                                                -----------   -----------  -----------  -------------  -------------
 Net cash used by investment activities.......       25,582       (88,624)     (29,905)                      (92,947)
                                                -----------   -----------  -----------  -------------  -------------
Cash flows from financing activities
 Net change in warehouse credit facilities....                    (17,264)                                   (17,264)
 Proceeds from issuance of senior notes.......      120,894                                                  120,894
 Payments on other notes payable..............         (552)                   (44,158)                      (44,710)
 Purchase of treasury stock...................       (4,387)                                                  (4,387)
 Proceeds from issuance of common
      stock...................................        6,293                                                    6,293
 Net change in due (to) from affiliates.......     (154,562)      147,698        6,864
                                                -----------   -----------  -----------  -------------  -------------
 Net cash provided by financing activities....      (32,314)      130,434      (37,294)                       60,826
                                                -----------   -----------  -----------  -------------  -------------
Net increase (decrease) in cash and cash
 equivalents..................................        4,913         4,075       (5,106)                        3,882
Cash and cash equivalents at beginning of
 year.........................................       (4,913)          (87)       7,145                         2,145
                                                -----------   -----------  -----------  ------------   -------------
Cash and cash equivalents at end of year......  $             $     3,988  $     2,039  $                 $    6,027
                                                ===========   ===========  ===========  ============   =============

                               AMERICREDIT CORP.
                           SUPPLEMENTARY INFORMATION
                     CONSOLIDATING STATEMENT OF CASH FLOWS
                           Year Ended June 30, 1998
                            (Dollars in Thousands)

                                              AmeriCredit                     Non-
                                                 Corp.       Guarantors    Guarantors   Eliminations   Consolidated
                                              ------------  ------------  ------------  ------------   ------------
Cash flows from operating activities
 Net income................................       $ 49,301   $   (24,458)  $    74,637    $  (50,179)   $    49,301
 Adjustments to reconcile net income to
        net cash provided by operating
      activities:
 Depreciation and amortization.............             50         4,448                                      4,498
 Provision for losses......................                        7,555                                      7,555
 Deferred income taxes.....................            390       (11,826)       42,410                       30,974
 Non-cash servicing fee income.............                                    (10,867)                     (10,867)
 Non-cash gain on sale of auto
      receivables..........................                                    (96,405)                     (96,405)
 Distributions from Trusts.................                                     43,807                       43,807
 Equity in income of affiliates............        (50,179)                                   50,179
 Changes in assets and liabilities
      Other assets.........................           (420)         (739)       (2,165)                      (3,324)
      Accrued taxes and expenses...........        (10,368)       25,963        (3,321)                      12,274
                                              ------------   -----------  ------------  ------------   ------------
Net cash provided by operating activities..        (11,226)          943        48,096                       37,813
                                              ------------   -----------  ------------  ------------   ------------
Cash flows from investing activities
 Purchases of auto receivables.............                   (1,717,006)   (1,777,748)    1,777,748     (1,717,006)
 Originations of mortgage receivables......                     (137,169)                                  (137,169)
 Principal collections and recoveries on
 receivables...............................                       11,984         6,400                       18,384

 Net proceeds from sale of auto
    receivables............................                    1,777,748     1,632,357    (1,777,748)     1,632,357
 Net proceeds from sale of mortgage
   receivables.............................                      119,683                                    119,683
 Initial deposits to restricted cash.......                                    (56,725)                     (56,725)
 Purchases of property and equipment.......             11        (9,467)                                    (9,456)
 Decrease in other assets..................          5,000                          64                        5,064
 Net change in investment in affiliates....         (9,998)       (3,921)           (2)       13,921
                                              ------------   -----------  ------------  ------------   ------------
 Net cash used by investment activities....         (4,987)       41,852      (195,654)       13,921       (144,868)
                                              ------------   -----------  ------------  ------------   ------------
Cash flows from financing activities
 Net change in warehouse credit
   facilities..............................                      (47,145)      140,708                       93,563
 Proceeds from issuance of senior notes....         47,762                                                   47,762
 Payments on other notes payable...........         (1,346)           (7)      (23,689)                     (25,042)
 Proceeds from issuance of common
   stock...................................         17,832                      13,921       (13,921)        17,832
 Net change in due (to) from affiliates....        (48,035)       30,526        17,509
                                              ------------   -----------  ------------  ------------
 Net cash provided by financing............         16,213       (16,626)      148,449       (13,921)       134,115
  activities...............................   ------------   -----------  ------------  ------------   ------------
Net increase (decrease) in cash and cash
   equivalents.............................                       26,169           891                       27,060
Cash and cash equivalents at beginning of
   year....................................                        3,988         2,039                        6,027
                                              ------------  ------------  ------------  -------------    ----------
Cash and cash equivalents at end of year...   $              $    30,157   $     2,930  $                $   33,087
                                              ============  ============  ============  =============    ==========

All tendered Old Notes, executed letters of transmittal and other related documents should be directed to the Exchange Agent. Questions and requests for assistance and requests for additional copies of the Prospectus, the letter of transmittal and other related documents should be addressed to the Exchange Agent as follows:

                       BY REGISTERED OR CERTIFIED MAIL:

                                Bank One, N.A.
                             235 West Schrock Road
                            Westerville, Ohio 43081
                                      or
                                Bank One, N.A.
                            c/o First Chicago Trust
                              Company of New York
                     Attention: Corporate Trust Department
                                14 Wall Street
                              8th Floor, Window 2
                           New York, New York 10005

                         BY HAND OR OVERNIGHT COURIER:

                                Bank One, N.A.
                             235 West Schrock Road
                            Westerville, Ohio 43081
                                      or
                                Bank One, N.A.
                            c/o First Chicago Trust
                              Company of New York
                     Attention: Corporate Trust Department
                                14 Wall Street
                              8th Floor, Window 2
                           New York, New York 10005

                                 BY FACSIMILE:

                              (614) 248-5088 (OH)
                                      or
                              (212) 240-8938 (NY)
                  Confirm by Telephone:  (212) 240-8841 (NY)
                                1-800-346-5153

     (Originals of all documents submitted by facsimile should be sent promptly by hand, overnight courier, or registered or certified mail)

     We have not authorized anyone to give you any information or to make any representations about the transactions we discussed in this prospectus other than those contained herein or in the documents we incorporate herein by reference. If you are given any information or representations about these matters that is not discussed or incorporated in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law. The delivery of this prospectus offered hereby does not, under any circumstances, mean that there has not been a change in our affairs since the date hereof. It also does not mean that the information in this prospectus or in the documents we incorporate herein by reference is correct after this date.

                             OFFER TO EXCHANGE ALL
                   OUTSTANDING 9.875% SENIOR NOTES DUE 2006
                  ($200,000,000 PRINCIPAL AMOUNT OUTSTANDING)
                  FOR REGISTERED 9.875% SENIOR NOTES DUE 2006



                               AMERICREDIT CORP.



                        - - - - - - - - - - - - - - - -
                                  PROSPECTUS
                        - - - - - - - - - - - - - - - -



                       ___________________________, 1999

                                    Part II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS; LIMITATION OF LIABILITY FOR MONETARY DAMAGES

         (a) The Articles of Incorporation, as amended to date (the "Articles of Incorporation"), of AmeriCredit Corp. (the "Company"), together with its Bylaws, provide that the Company shall indemnify officers and directors, and may indemnify its other employees and agents, to the fullest extent permitted by law. The laws of the State of Texas permit, and in some cases require, corporations to indemnify officers, directors, agents and employees who are or have been a party to or are threatened to be made a party to litigation against judgements, fines, settlements and reasonable expenses under certain circumstances.

         (b) The Company has also adopted provisions in its Articles of Incorporation that limit the liability of its directors to the fullest extent permitted by the laws of the State of Texas. Under the company's Articles of Incorporation, and as permitted by the laws of the State of Texas, a director is not liable to the Company or its shareholders for breach of fiduciary duty. Such limitation does not affect liability for: (i) a breach of the director's duty of loyalty to the Company or its shareholders or members; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Company or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken with the scope of the directors office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

ITEM 21. EXHIBITS.

(a)      Exhibits.

Exhibit No.                         Description

3.1 (1)      --   Articles of Incorporation of the Company, filed May 18, 1988, and Articles of Amendment to Articles of Incorporation, filed
                  August 24, 1988 (Exhibit 3.1)
3.2 (1)      --   Amendment to Articles of Incorporation, filed October 18, 1989
                  (Exhibit 3.2)
3.3 (5)      --   Articles of Amendment to Articles of Incorporation of the
                  Company, filed November 12, 1992 (Exhibit 3.3)
3.4 (8)      --   Bylaws of the Company, as amended (Exhibit 3.4)
4.1 (4)      --   Specimen stock certificate evidencing the Common Stock
                  (Exhibit 4.1)
4.2 (10)     --   Rights Agreement, dated August 28, 1997, between the Company and ChaseMellon Shareholder Services, L.L.C. (Exhibit 1)
4.3 (17)     --   Indenture, dated as of April 20, 1999, between AmeriCredit
                  Corp. and subsidiaries and Bank One, Columbus, NA, with form of 9.875% Senior Notes due 2006
5.1 (17)     --   Opinion of Jenkens & Gilchrist, a Professional Corporation
10.1 (1)     --   1989 Stock Option Plan (with Stock Appreciation Rights) for the Company (Exhibit 10.5)
10.2 (2)     --   Amendment No. 1 to the 1989 Stock Option Plan (with Stock
                  Appreciation Rights) for the Company (Exhibit 4.6)
10.3 (3)     --   1990 Stock Option Plan for Non-Employee Directors of the
                  Company (Exhibit 10.14)
10.4 (4)     --   1991 Key Employee Stock Option Plan of the Company (Exhibit
                  10.10)
10.5 (4)     --   1991 Non-employee Director Stock Option Plan of the Company
                  (Exhibit 10.11)
10.6 (4)     --   Executive Employment Agreement, dated January 30, 1991,
                  between the Company and Clifton H. Morris, Jr. (Exhibit 10.18)
10.6.1 (8)   --   Amendment No. 1 to Executive Employment Agreement, dated May
                  1, 1997, between the Company and Clifton H. Morris, Jr.
                  (Exhibit 10.7.1)
10.7 (4)     --   Executive Employment Agreement, dated January 30, 1991,
                  between the Company and Michael R. Barrington (Exhibit 10.19)
10.7.1 (8)   --   Amendment No. 1 to Executive Employment Agreement, dated May
                  1, 1997, between the Company and Michael R. Barrington
                  (Exhibit 10.8.1)
10.8 (4)     --   Executive Employment Agreement, dated January 30, 1991 between the Company and Daniel E. Berce (Exhibit 10.20)
10.8.1 (8)   --   Amendment No. 1 to Executive Employment Agreement, dated May
                  1, 1997, between the Company and Daniel E. Berce (Exhibit
                  10.9.1)
10.9 (8)     --   Amended and Restated Employment Agreement, dated October 15,
                  1996, between the Company and Edward H. Esstman (Exhibit
                  10.10)
10.9.1 (8)   --   Amendment No. 1 to Amended and Restated Employment Agreement,
                  dated May 1, 1997, between the Company and Edward H. Esstman
                  (Exhibit 10.10.1)
10.10 (8)    --   Amended and Restated Employment Agreement, dated July 1, 1997, between the Company and Michael T. Miller (Exhibit 10.11)
10.10.1 (14) --   Amendment No. 1 to Amended and Restated Employment Agreement,
                  dated as of August 1, 1998, between the Company and Michael T.
                  Miller
10.11 (11)   --   Sale and Servicing Agreement, dated as of October 8, 1997, between CP Funding Corp., AmeriCredit Financial Services, Inc.
                  and The Chase Manhattan Bank (Exhibit 10.2)
10.11.1 (17) --   Amendment No. 1 to Sale and Servicing Agreement, dated as of
                  September 29, 1998, between CP Funding Corp., AmeriCredit
                  Financial Services, Inc. and The Chase Manhattan Bank
10.12 (11)   --   Funding Agreement, dated as of October 8, 1997, between CP
                  Funding Corp., Park Avenue Receivables Corporation, The Chase
                  Manhattan Bank and other financial institutions named therein
                  (Exhibit 10.3)

10.12.1 (17) --   Extension, Consent and Amendment Agreement, dated as of
                  September 29, 1998, between CP Funding Corp., Park Avenue
                  Receivables Corporation, The Chase Manhattan Bank and other financial institutions named therein
10.13 (11)   --   Restated Revolving Credit Agreement, dated October 3, 1997, between AmeriCredit Corp. and subsidiaries and Wells Fargo
                  Bank (Texas), National Association, Bank One, Texas, N.A. and
                  other banks named therein (Exhibit 10.1)
10.13.1 (14) --   First Amendment to Restated Revolving Credit Agreement, dated
                  January 21, 1998, between AmeriCredit Corp. and subsidiaries and Wells Fargo Bank (Texas), National Association, Bank One,
                  Texas, N.A. and other banks named therein (Exhibit 10.13.1)
10.13.2 (14) --   Second Amendment to Restated Revolving Credit Agreement, dated
                  April 30, 1998, between AmeriCredit Corp. and subsidiaries and
                  Wells Fargo Bank (Texas), National Association, Bank One,
                  Texas, N.A. and other banks named therein (Exhibit 10.13.2)
10.13.3 (14) --   Third Amendment to Restated Revolving Credit Agreement, dated
                  August 31, 1998, between AmeriCredit Corp. and subsidiaries and Wells Fargo Bank (Texas), National Association and other banks named therein (Exhibit 10.13.3)
10.13.4 (17) --   Fourth Amendment to Restated Revolving Credit Agreement, dated
                  April 1, 1999, between AmeriCredit Corp. and subsidiaries and
                  Wells Fargo Bank (Texas), National Association and other banks named therein
10.14 (12)   --   Indenture, dated February 4, 1997, between AmeriCredit Corp.
                  and subsidiaries and Bank One, Columbus, NA, with respect to
                  Series A and Series B 9 1/4% Senior Notes due 2004 (Exhibit
                  10.2)
10.15 (12)   --   Purchase Agreement, dated January 30, 1997, between
                  AmeriCredit Corp. and subsidiaries and Smith Barney Inc.,
                  Montgomery Securities, Piper Jaffray Inc. and Wheat First
                  Butcher Singer (Exhibit 10.3)
10.16 (12)   --   A/B Exchange Registration Rights Agreement, dated February 4,
                  1997, between AmeriCredit Corp. and subsidiaries and Smith
                  Barney Inc., Montgomery Securities, Piper Jaffray Inc., and
                  Wheat First Butcher Singer (Exhibit 10.4)
10.17 (6)    --   1995 Omnibus Stock and Incentive Plan for AmeriCredit Corp.
10.18 (9)    --   Amendment No. 1 to 1995 Omnibus Stock and Incentive Plan for
                  AmeriCredit Corp.
10.19 (7)    --   1996 Limited Stock Option Plan for AmeriCredit Corp.
10.20 (13)   --   Indenture, dated January 29, 1998, between AmeriCredit Corp.
                  and subsidiaries and Bank One, N.A., with respect to Series C and Series D 9 1/4% Senior Notes due 2004 (Exhibit 10.24)
10.21 (13)   --   Purchase Agreement, dated January 26, 1998, between
                  AmeriCredit Corp. and subsidiaries and Salomon Brothers, Inc.
                  and Credit Suisse First Boston Corporation (Exhibit 10.25)
10.22 (13)   --   C/D Exchange Registration Rights Agreement, dated as of
                  January 29, 1998, between AmeriCredit Corp. and subsidiaries and Salomon Brothers, Inc., and Credit Suisse First Boston
                  Corporation (Exhibit 10.26)
10.23 (15)   --   1998 Limited Stock Option Plan for AmeriCredit Corp.
10.24 (17)   --   Receivables Financing Agreement, dated as of March 31, 1999, among AmeriCredit Warehouse Trust, AmeriCredit Financial
                  Services, Inc., AmeriCredit Funding Corp., Americredit
                  Corporation of California, Credit Suisse First Boston, New
                  York Branch, and Bank One, N.A.
10.25 (17)   --   Master Receivables Purchase Agreement, dated as of March 31,
                  1999, among AmeriCredit Warehouse Trust, AmeriCredit Financial
                  Services, Inc., AmeriCredit Funding Corp., Americredit
                  Corporation of California and Bank One, N.A.
10.26 (17)   --   Security and Collateral Agent Agreement, dated as of March 31,
                  1999, among Credit Suisse First Boston, New York Branch, Bank
                  One, N.A., AmeriCredit Financial Services, Inc. and
                  AmeriCredit Warehouse Trust
10.27 (17)   --   Purchase Agreement, dated as of April 15, 1999, between
                  AmeriCredit Corp. and subsidiaries and Salomon Smith Barney
                  Inc., Bear, Stearns & Co. Inc. and ING Baring Furman Selz LLC
10.28 (17)   --   A/B Exchange Registration Rights Agreement, dated as of April
                  20, 1999, between AmeriCredit Corp. and subsidiaries and
                  Salomon Smith Barney Inc., Bear, Stearns & Co. Inc., and ING
                  Baring Furman Selz LLC
11.1 (16)    --   Statement Re Computation of Per Share Earnings
12.1 (17)    --   Statement Re Computation of Ratios
21.1 (17)    --   Subsidiaries of the Company
23.1 (17)    --   Consent of PricewaterhouseCoopers LLP
23.2 (17)    --   Consent of Jenkens & Gilchrist, a Professional Corporation
                  (included in its opinion filed in Exhibit 5.1)
24.1 (17)    --   Power of Attorney (included on signature page hereto)
25.1 (17)    --   Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1
27.1 (16)    --   Financial Data Schedule

________________________________________________________________________________
(1) Incorporated by reference to the exhibit shown in parenthesis included in Registration Statement No. 33-31220 on Form S-1 filed by the Company with the Securities and Exchange Commission.
(2) Incorporated by reference to the exhibit shown in parenthesis included in Registration Statement No. 33-41203 on Form S-8 filed by the Company with the Securities and Exchange Commission.
(3) Incorporated by reference to the exhibit shown in parenthesis included in the Company's Annual Report on Form 10-K for the year ended June 30, 1990 filed by the Company with the Securities and Exchange Commission.
(4) Incorporated by reference to the exhibit shown in parenthesis included in the Company's Annual Report on Form 10-K for the year ended June 30, 1991, filed by the Company with the Securities and Exchange Commission.
(5) Incorporated by reference to the exhibit shown in parenthesis included in the Company's Annual Report on Form 10-K for the year ended June 30, 1993, filed by the Company with the Securities and Exchange Commission.
(6) Incorporated by reference from the Company's Proxy Statement for the year ended June 30, 1995, filed by the Company with the Securities and Exchange Commission.
(7) Incorporated by reference from the Company's Proxy Statement for the year ended June 30, 1996, filed by the Company with the Securities and Exchange Commission.
(8) Incorporated by reference to exhibit shown in parenthesis included in the Company's Annual Report on Form 10-K for the period ended June 30, 1997, filed by the Company with the Securities and Exchange Commission.
(9) Incorporated by reference from the Company's Proxy Statement for the year ended June 30, 1997, filed by the Company with the Securities and Exchange Commission.
(10) Incorporated by reference to the exhibit shown in parenthesis included in the Company's Report on Form 8-K, dated August 28, 1997, filed by the Company with the Securities and Exchange Commission.
(11) Incorporated by reference to the exhibit shown in parenthesis included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1997 filed by the Company with the Securities and Exchange Commission.
(12) Incorporated by reference to the exhibit shown in parenthesis included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997 filed by the Company with the Securities and Exchange Commission.
(13) Incorporated by reference to the exhibit shown in parenthesis included in the Company's Registration Statement on Form S-4, dated March 26, 1998, filed by the Company with the Securities and Exchange Commission.
(14) Incorporated by reference to the exhibit shown in parenthesis included in the Company's Annual Report as Form 10-K for the period ended June 30, 1998, filed by the Company with the Securities and Exchange Commission.
(15) Incorporated by reference from the Company's Proxy Statement for the year ended June 30, 1998, filed by the Company with the Securities and Exchange Commission.
(16) Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999 filed by the Company with the Securities and Exchange Commission
(17)    Filed herewith.

ITEM 22. UNDERTAKINGS

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Tarrant, State of Texas on June 7, 1999.

                                      AMERICREDIT CORP.


                                      By: /s/ CLIFTON H. MORRIS, JR.
                                          -------------------------------------
                                          Clifton H. Morris, Jr.
                                          Chairman of the Board and Chief
                                          Executive Officer

         Each individual whose signature appears below hereby designates and appoints Clifton H. Morris, Jr., Daniel E. Berce, Chris A. Choate, and each of them, any one of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agents (the "Attorneys-in-Fact") with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as any Attorney-in-Fact deems appropriate, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and requests to accelerate the effectiveness of such registration statements, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorney's-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in their capacities and on the dates indicated.

        SIGNATURE                                  TITLE                                    DATE
        ---------                                  -----                                    ----
/s/ CLIFTON H. MORRIS, JR.                                                              June 7, 1999
----------------------------
Clifton H. Morris, Jr.                   Chairman of the Board and Chief
                                         Executive Officer
                                         (Principal Executive Officer)
/s/ MICHAEL R. BARRINGTON                                                               June 7, 1999
----------------------------
Michael R. Barrington                    Vice Chairman of the Board, Chief
                                         Operating Officer and President
                                         Vice Chairman of the Board and
                                         President

/s/ DANIEL E. BERCE                                                                     June 7, 1999
----------------------------
Daniel E. Berce                          Chief Financial Officer
                                         (Principal Financial and Accounting
                                         Officer)
/s/ EDWARD H. ESSTMAN                                                                   June 7, 1999
----------------------------
Edward H. Esstman                        President of AmeriCredit Financial
                                         Services, Inc., Executive Vice
                                         President-Auto Finance Division and
                                         Director
/s/ A.R. DIKE                                                                           June 7, 1999
----------------------------
A.R. Dike                                Director

/s/ JAMES H. GREER                                                                      June 7, 1999
----------------------------
James H. Greer                           Director

                                                                                        June __, 1999
----------------------------
Douglas K. Higgins                       Director

/s/ KENNETH H. JONES, JR.                                                               June 7, 1999
----------------------------
Kenneth H. Jones, Jr.                    Director

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Tarrant, State of Texas on June 7, 1999.

                              AMERICREDIT FINANCIAL SERVICES, INC.



                              By: /s/ MICHAEL R. BARRINGTON
                                 -------------------------------------
                                  Michael R. Barrington
                                  Vice Chairman of the Board and Chief
                                  Executive Officer

     Each individual whose signature appears below hereby designates and appoints Clifton H. Morris, Jr., Daniel E. Berce, Chris A. Choate, and each of them, any one of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agents (the "Attorneys-in-Fact") with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as any Attorney-in-Fact deems appropriate, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and requests to accelerate the effectiveness of such registration statements, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorney's-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in their capacities and on the dates indicated.

        SIGNATURE                          TITLE                           DATE
        ---------                          -----                           ----

/s/ MICHAEL R. BARRINGTON      Vice Chairman of the Board              June 7, 1999
-------------------------      and Chief Executive Officer
Michael R. Barrington          (Principal Executive Officer)

/s/ DANIEL E. BERCE            Vice Chairman of the Board              June 7, 1999
-------------------------      and Chief Financial Officer
Daniel E. Berce                (Principal Financial and
                               Accounting Officer)

/s/ EDWARD H. ESSTMAN          President, Chief Operating              June 7, 1999
-------------------------      Officer and Director
Edward H. Esstman

/s/ CLIFTON H. MORRIS, JR.     Chairman of the Board                   June 7, 1999
-------------------------
Clifton H. Morris, Jr.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Tarrant, State of Texas on June 7, 1999.

                              AMERICREDIT MANAGEMENT COMPANY



                              By: /s/ MICHAEL R. BARRINGTON
                                 --------------------------------------
                                  Michael R. Barrington
                                  Vice Chairman of the Board,
                                  Chief Operating Officer and President

     Each individual whose signature appears below hereby designates and appoints Clifton H. Morris, Jr., Daniel E. Berce, Chris A. Choate, and each of them, any one of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agents (the "Attorneys-in-Fact") with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as any Attorney-in-Fact deems appropriate, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and requests to accelerate the effectiveness of such registration statements, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorney's-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in their capacities and on the dates indicated.

        SIGNATURE                          TITLE                           DATE
        ---------                          -----                           ----

/s/ MICHAEL R. BARRINGTON      Vice Chairman of the Board,              June 7, 1999
--------------------------     Chief Operating Officer and
Michael R. Barrington          President

/s/ DANIEL E. BERCE            Vice Chairman of the Board               June 7, 1999
-------------------------      and Chief Financial Officer
Daniel E. Berce

/s/ CLIFTON H. MORRIS, JR.     Chairman of the Board                    June 7, 1999
-------------------------
Clifton H. Morris, Jr.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Tarrant, State of Texas on June 7, 1999.

                              ACF INVESTMENT CORP.



                              By: /s/ CLIFTON H. MORRIS, JR.
                                 ------------------------------------------
                                  Clifton H. Morris, Jr.
                                  Chairman of the Board and Chief Executive
                                  Officer

     Each individual whose signature appears below hereby designates and appoints Clifton H. Morris, Jr., Daniel E. Berce, Chris A. Choate, and each of them, any one of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agents (the "Attorneys-in-Fact") with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as any Attorney-in-Fact deems appropriate, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and requests to accelerate the effectiveness of such registration statements, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorney's-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in their capacities and on the dates indicated.

        SIGNATURE                          TITLE                           DATE
        ---------                          -----                           ----

/s/ CLIFTON H. MORRIS, JR.     Chairman of the Board and               June 7, 1999
-------------------------      Chief Executive Officer
Clifton H. Morris, Jr.         (Principal Executive Officer)

/s/ DANIEL E. BERCE            Vice Chairman of the Board              June 7, 1999
-------------------------      and Chief Financial Officer
Daniel E. Berce                (Principal Financial and
                               Accounting Officer)

/s/ MICHAEL R. BARRINGTON      Vice Chairman of the Board,             June 7, 1999
-------------------------      President and Chief Operating
Michael R. Barrington          Officer


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Tarrant, State of Texas on June 7, 1999.

                              AMERICREDIT FINANCIAL SERVICES OF CANADA LTD.



                              By: /s/ MICHAEL R. BARRINGTON
                                 ----------------------------------
                                  Michael R. Barrington
                                  Chief Executive Officer

     Each individual whose signature appears below hereby designates and appoints Clifton H. Morris, Jr., Daniel E. Berce, Chris A. Choate, and each of them, any one of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agents (the "Attorneys-in-Fact") with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as any Attorney-in-Fact deems appropriate, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and requests to accelerate the effectiveness of such registration statements, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorney's-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in their capacities and on the dates indicated.

       SIGNATURE                      TITLE                           DATE
       ---------                      -----                           ----
/s/ MICHAEL R. BARRINGTON     Chief Executive Officer             June 7, 1999
------------------------
Michael R. Barrington

/s/ NORMAN E. MAY             Director                            June 7, 1999
------------------------
Norman E. May

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Tarrant, State of Texas on June 7, 1999.

                              AMERICREDIT CORPORATION OF CALIFORNIA



                              By: /s/ MICHAEL R. BARRINGTON
                                 --------------------------------
                                  Michael R. Barrington
                                  Vice Chairman of the Board

     Each individual whose signature appears below hereby designates and appoints Clifton H. Morris, Jr., Daniel E. Berce, Chris A. Choate, and each of them, any one of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agents (the "Attorneys-in-Fact") with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as any Attorney-in-Fact deems appropriate, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and requests to accelerate the effectiveness of such registration statements, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorney's-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in their capacities and on the dates indicated.


        SIGNATURE                          TITLE                           DATE
        ---------                          -----                           ----
/s/ CLIFTON H. MORRIS, JR.     Chairman of the Board                   June 7, 1999
--------------------------
Clifton H. Morris, Jr.

/s/ MICHAEL R. BARRINGTON      Vice Chairman of the Board              June 7, 1999
--------------------------     (Principal Executive Officer)
Michael R. Barrington

/s/ DANIEL E. BERCE            Vice Chairman of the Board              June 7, 1999
--------------------------     and Chief Financial Officer
Daniel E. Berce                (Principal Financial and
                               Accounting Officer)

                               President, Chief Operating              June __, 1999
--------------------------     Officer and Director
Robert J. Frye